Exhibit 10.1

EXECUTION VERSION

THIS CHAPTER 11 RESTRUCTURING SUPPORT AGREEMENT DOES NOT CONSTITUTE, AND SHALL NOT BE DEEMED TO BE, AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OR 1126 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS CHAPTER 11 RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS CHAPTER 11 RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS.

CHAPTER 11 RESTRUCTURING SUPPORT AGREEMENT

This CHAPTER 11 RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 15.02, in each case, as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of December 19, 2022 (the “Execution Date”), by and among the following parties (each of the following described in clauses (a) through (d) of this preamble, collectively, the “Parties”):1

(a)         Revlon, Inc. (“Revlon”), a company incorporated under the Laws of Delaware, and each of its direct and indirect subsidiaries that are debtors and debtors in possession in the Chapter 11 Cases listed on Exhibit A to this Agreement that have executed and delivered counterpart signature pages to this Agreement to counsel to the Consenting Creditor Parties (collectively, the “Debtors”);

(b)        the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, 2020 Term B-1 Loan Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Debtors and counsel to the Consenting Creditor Parties (collectively, the “Consenting 2020 B-1 Lenders”);

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1 or in the Restructuring Term Sheet attached hereto as Exhibit B.

(c)         the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, 2020 Term B-2 Loan Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Debtors and counsel to the Consenting Creditor Parties (collectively, the “Consenting 2020 B-2 Lenders” and, together with the Consenting 2020 B-1 Lenders, the “Consenting BrandCo Lenders”); and

(d)         the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases (the “Creditors’ Committee” and, together with the Consenting BrandCo Lenders, the “Consenting Creditor Parties”).  For the avoidance of doubt, the Parties acknowledge that each individual member of the Creditors’ Committee is not a Party or a Consenting Creditor Party by reason of its membership or participation on the Creditors’ Committee and expressly reserves all rights and remedies with respect to its General Unsecured Claims or Unsecured Notes Claims and the Unsecured Notes Indenture, as applicable, without limitation hereby.

RECITALS

WHEREAS, on June 15, 2022 (the “Petition Date”), each of the Debtors commenced a case (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, the Debtors and the Consenting Creditor Parties have in good faith and at arm’s length negotiated certain restructuring transactions with respect to the Debtors on the terms set forth in this Agreement and as specified in the term sheet attached as Exhibit B hereto (as may be amended, supplemented, or otherwise modified from time to time pursuant to this Agreement, including all exhibits, schedules, supplements, appendices, annexes, and attachments thereto, the “Restructuring Term Sheet”), subject to agreement on definitive documentation and approval by the Court; and

WHEREAS, the Parties have agreed to take certain actions to implement the Restructuring Transactions on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, hereby agrees as follows:

AGREEMENT

Section 1.	Definitions and Interpretation

1.01        Definitions.  The following terms shall have the following definitions:

“Agreement” has the meaning set forth in the preamble hereof and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 15.02 (including the Restructuring Term Sheet).

“Agreement Effective Date” means the date on which each of the conditions set forth in Section 2 has been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Alternative Financing Commitments” means the commitments for additional debtor-in-possession financing on terms substantially similar to the terms set forth in the Final DIP Order and otherwise acceptable to the Debtors and in an amount sufficient to complete a marketing and sale process for the sale of all or substantially all of the Debtors’ assets through the closing of an Acceptable Alternative Transaction, which shall not be more than an amount disclosed to the advisors to the Consenting BrandCo Lenders in writing on or prior to the date the Plan is filed with the Bankruptcy Court.

“Alternative Restructuring Counterproposal Notice” has the meaning set forth in Section 9.02 of this Agreement.

“Alternative Restructuring Proposal” means any inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment (including any equity commitment or investment for which the Debtors have not received the prior written consent of the Required Consenting BrandCo Lenders), liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, capital structure inconsistent with the Restructuring Term Sheet, or similar transaction involving any one or more Debtors, or any material portion of any of their assets, in each case in whole or in part, or the debt, equity, or other interests in any one or more Debtors other than in accordance with or in furtherance of one or more of the Restructuring Transactions.

“Backstop Motion” means the motion seeking approval of the Backstop Commitment Agreement.

“Bankruptcy Code” has the meaning set forth in the recitals to this Agreement.

“Bankruptcy Court” has the meaning set forth in the recitals to this Agreement.

“BrandCo Settlement Termination Date” has the meaning set forth in Section 6.02(a).

“Breach Notice” means a written notice which shall (a) be delivered in connection with a purported breach of this Agreement in accordance with this Agreement and (b) set forth the provision(s) under this Agreement pursuant to which the purported breach has occurred and the purported grounds for the delivery of such notice.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Canadian Recognition Proceeding” means the proceeding commenced before the Ontario Superior Court of Justice (Commercial List) pursuant to the Companies’ Creditors Arrangement Act to recognize the Chapter 11 Cases in Canada.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Company Claims/Interests” means Claims against, and Interests in, any Debtor.

“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information, in connection with any proposed Restructuring Transactions.

“Consenting 2020 B-1 Lenders” has the meaning set forth in the preamble to this Agreement.

“Consenting 2020 B-2 Lenders” has the meaning set forth in the preamble to this Agreement.

“Consenting BrandCo Lenders” has the meaning set forth in the preamble to this Agreement.

“Consenting Creditor Parties” has the meaning set forth in the preamble to this Agreement.

“Consenting Creditor Parties Termination Events” has the meaning set forth in Section 13.02.

“Consummation of Alternative Restructuring Proposal Notice” has the meaning set forth in Section 9.02 of this Agreement.

“Creditors’ Committee” has the meaning set forth in the preamble to this Agreement.

“Creditors’ Committee Constituent Claims” has the meaning set forth in Section 6.01(a)(i).

“Creditors’ Committee Termination Events” has the meaning set forth in Section 13.02.

“Debtor Termination Events” has the meaning set forth in Section 13.03.

“Debtors” has the meaning set forth in the preamble to this Agreement.

“Definitive Documents” shall mean the documents set forth in Section 3.01, including all exhibits, annexes, schedules, amendments, and supplements relating to such documents.

“Equivalent GUC Treatment” has the meaning set forth in Section 6.01(a)(i).

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Fiduciary Out Notice” has the meaning set forth in Section 9.01 of this Agreement.

“Independent Investigation” means the internal investigation of potential claims, if any, that certain Debtors may hold against insiders and affiliates being conducted by the investigation committee of the board of directors of Holdings.

“Interim Compensation Order” means the Order Authorizing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals entered by the Bankruptcy court on July 21, 2022 [Docket No. 259].

“Joinder” means a joinder to this Agreement substantially in the form attached hereto as Exhibit C.

“Law” means any federal, state, provincial, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Milestones” has the meaning set forth in Section 4.01 of this Agreement.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transfer” has the meaning set forth in Section 10.01 of this Agreement.

“Permitted Transferee” means each transferee of any Company Claims/Interests that meets the requirements of Section 10.01.

“Petition Date” has the meaning set forth in the recitals to this Agreement.

“Plan Effective Date” means the “Effective Date” as defined in the Restructuring Term Sheet.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of its business to purchase from customers and sell to customers Company Claims/Interests (including debt securities, other debt, or interests) or enter into with customers long and short positions in Company Claims/Interests (including debt securities, other debt, or interests), in its capacity as a dealer or market maker in such Company Claims/Interests, and (b) is, in fact, regularly in the business of making a market in Claims against, or Interests in, issuers or borrowers (including debt securities, other debt, or interests).

“Required Consenting 2020 B-1 Lenders” means, as of the relevant date, Consenting 2020 B-1 Lenders holding a majority of the aggregate principal amount of the 2020 Term B-1 Loans held by the Ad Hoc Group of BrandCo Lenders as of such date.

“Required Consenting 2020 B-2 Lenders” means, as of the relevant date, Consenting 2020 B-2 Lenders holding a majority of the aggregate principal amount of the 2020 Term B-2 Loans held by the Ad Hoc Group of BrandCo Lenders as of such date.

“Required Consenting BrandCo Lenders” means, as of the relevant date, the Required Consenting B-1 Lenders and the Required Consenting B-2 Lenders.

“Revlon” has the meaning set forth in the preamble to this Agreement.

“Settled Litigation” has the meaning set forth in Section 6.01(b)(ii) of this Agreement.

“Swap Agreement” means the swap agreement, exchange agreement, or other form of document, by and among the Consenting BrandCo Lenders and such necessary other third parties, as appropriate, which shall be in form and substance reasonably acceptable to the Required Consenting BrandCo Lenders and the Debtors, and pursuant to which (a) each Consenting 2020 B-1 Lender shall agree to swap its right to receive all or a proportional share of the New Common Stock on the Plan Effective Date and Equity Subscription Rights (promptly after the applicable rights offering record date) to which such Consenting 2020 B-1 Lender is entitled under the Plan on account of such Consenting 2020 B-1 Lender’s Allowed OpCo Term Loan Claim for the right to receive, on the Plan Effective Date, the Swap Ratio Equivalent Value of the Take-Back Term Loans swapped by the Consenting 2020 B-2 Lenders; and (b) each Consenting 2020 B-2 Lender shall agree to swap its right to receive on the Plan Effective Date all or a proportional share of the Take-Back Term Loans to which such Consenting 2020 B-2 Lender is entitled under the Plan on account of such Consenting 2020 B-2 Lender’s Allowed BrandCo Second Lien Guaranty Claim for the right (x) to receive on the Plan Effective Date the Swap Ratio Equivalent Value of the New Common Stock and (y) to receive, promptly after the applicable rights offering record date, the Swap Ratio Equivalent Value of the Equity Subscription Rights swapped by the Consenting 2020 B-1 Lenders.

“Termination Date” means, with respect to a Party, the date on which termination of this Agreement as to such Party is effective in accordance with Section 13.01, 13.02, 13.03, 13.04, or 13.05, as applicable.

“Termination Events” has the meaning set forth in Section 13.03.

“Termination Notice” means a written notice which shall (a) be delivered in connection with a Termination Event in accordance with this Agreement and (b) set forth the provision(s) under this Agreement pursuant to which the Termination Event has occurred and the purported grounds for such termination.

“Transfer” means, as the context requires, (a) to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions), or (b) a transaction effectuating any of the foregoing.

“Transfer Agreement” means an executed form of transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit D.

“UCC BrandCo Challenge” means any Challenge by the Creditors’ Committee to the Prepetition BrandCo Credit Facilities, the Prepetition BrandCo Credit Facility Debt, the Prepetition BrandCo Liens, or the Prepetition BrandCo Secured Parties (in each case, as defined in the Final DIP Order).

“UCC BrandCo Challenge Deadline” means the last day of the Challenge Period (as defined in the Final DIP Order) with respect to the UCC BrandCo Challenges.

“UCC Settlement Termination Date” has the meaning set forth in Section 6.02(c).

“UCC Settlement Waiver Date” has the meaning set forth in Section 6.02(b).

“U.S. Trustee” means the United States Trustee for the Southern District of New York.

1.02         Interpretation.  For purposes of this Agreement:

(a)           in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender;

(b)          capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c)          unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(d)           unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(e)          the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety, including all exhibits, annexes, and schedules attached hereto in accordance with Section 15.02, rather than to any particular portion of this Agreement;

(f)           captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(g)         references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(h)           the use of “include” or “including” is without limitation, whether stated or not; and

(i)            the phrase “counsel to the Consenting Creditor Parties” refers in this Agreement to each counsel specified in Section 15.10 other than counsel to the Debtors.

Section 2.             Effectiveness of this Agreement.  This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Standard Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a)           each of the Debtors shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;

(b)          holders (or investment advisors, sub-advisors, or managers of discretionary accounts of holders) of at least two-thirds of the aggregate outstanding principal amount of 2020 Term B-1 Loans shall have executed and delivered counterpart signature pages to this Agreement in accordance with Section 15.07;

(c)          holders (or investment advisors, sub-advisors, or managers of discretionary accounts of holders) of at least two-thirds of the aggregate outstanding principal amount of 2020 Term B-2 Loans shall have executed and delivered counterpart signature pages to this Agreement in accordance with Section 15.07;

(d)          an authorized representative of the Creditors’ Committee shall have executed and delivered a counterpart signature page to this Agreement to counsel to each of the Parties; an

(e)          counsel to the Debtors shall have given notice to counsel to the Consenting Creditor Parties in the manner set forth in Section 15.10 hereof (by email or otherwise) that the conditions to the Agreement Effective Date set forth in this Section 2 have occurred; and

(f)          the BrandCo Agent shall have extended the UCC BrandCo Challenge Deadline through the earlier of the UCC Settlement Waiver Date and the date that is five (5) days following the UCC Settlement Termination Date.

Section 3.	Definitive Documents.

3.01        The Definitive Documents governing the Restructuring Transactions shall include the following, which shall, in each case, be in form and substance consistent with this Agreement, including Section 3.02:

(a)           the Plan (including, for the avoidance of doubt, all exhibits, annexes, exhibits, schedules, and supplements related thereto, including the Plan Supplement);

(b)           the Confirmation Order;

(c)           the Disclosure Statement Order;

(d)           the Solicitation Materials, including the Disclosure Statement;

(e)           the Exit Facilities Documents, including the Incremental New Money Commitment Letter;

(f)            the Equity Rights Offering Documents, including the Backstop Commitment Agreement, the Backstop Order, and the Equity Rights Offering Procedures;

(g)           [reserved;]

(h)           the New Organizational Documents;

(i)            the Talc PI Distribution Procedures;

(j)            the GUC Trust Agreement;

(k)           the New Warrant Agreement;

(l)            the documentation setting the distribution record date and means of distribution under the Plan and the procedures for designating the recipients of distributions under the Plan;

(m)          any materials relating to (a) through (l) above or (n) below, that are filed in the Canadian Recognition Proceeding or any other foreign proceeding commenced by any Debtor in connection with the Restructuring Transactions; and

(n)          all other documents, motions, pleadings, briefs, applications, orders, agreements, supplements, and other filings, including any summaries or term sheets in respect thereof, that are directly related to any of the foregoing or as may be reasonably necessary or advisable to implement the Restructuring Transactions.

3.02        The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion.  The Definitive Documents, including all amendments and modifications thereto and including all forms thereof filed with the Bankruptcy Court, shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 14 and be in form and substance reasonably acceptable to the Debtors and the Required Consenting BrandCo Lenders; provided that (i) the Definitive Documents identified in Section 3.01(a)-(c), and (e) shall be in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders, other than the Third-Party New Money Exit Facility, which shall be in form and substance acceptable solely to the Debtors and the Required Consenting 2020 B-2 Lenders, (ii) the Definitive Documents identified in Section 3.01(f) and (k) shall be in form and substance acceptable solely to the Debtors and the Required Consenting 2020 B-2 Lenders; provided that any material reduction in the ERO Price Per Share shall also be reasonably acceptable to the Required Consenting 2020 B-1 Lenders, (iii) the Definitive Documents identified in Section 3.01(i) and (j) shall be in form and substance reasonably acceptable solely to the Debtors and the Required Consenting 2020 B-2 Lenders, and (iv) the Definitive Documents identified in Section 3.01(h) and the Reorganized Holdings Board shall be determined by and acceptable to the Required Consenting 2020 B-2 Lenders in their sole discretion; provided further that, if any provision, or any amendment or modification of such provision, of the Definitive Documents has the effect of causing the Plan treatment of holders of the 2020 Term B-1 Loan Claims or holders of the 2020 Term B-2 Loan Claims to be less favorable than that set forth in the Restructuring Term Sheet, only the affected group of the Required Consenting 2020 B-1 Lenders and/or the Required Consenting 2020 B-2 Lenders, as applicable, receiving the less favorable treatment may exercise the consent rights as set forth in this Section 3, solely with respect to such provision, or any amendment or modification of such provision; provided further that, (x) the provisions of the Definitive Documents providing for or impacting treatment of General Unsecured Claims and/or Unsecured Notes Claims and (y) the New Warrant Agreement shall also be in form and substance reasonably acceptable to the Creditors’ Committee.  For the avoidance of doubt, the terms of this Agreement (including the exhibits attached hereto) have been agreed by all the Parties.

Section 4.	Milestones.

4.01        The Debtors shall implement the Restructuring Transactions in accordance with the following milestones (the “Milestones”):

(a)           no later than December 22, 2022, the Debtors shall file with the Bankruptcy Court: (i) the Plan; and (ii) the Disclosure Statement;

(b)           no later than February 6, 2023, the Bankruptcy Court shall have entered the Disclosure Statement Order;

(c)          no later than February 14, 2023, the Bankruptcy Court shall have entered the Backstop Order (provided that, if the Consenting BrandCo Lenders have not entered into the Backstop Commitment Agreement by January 17, 2023, the date the Bankruptcy Court shall have entered the Backstop Order shall be automatically extended by the number of additional days that the Consenting BrandCo Lenders take to enter into the Backstop Commitment Agreement beyond January 17, 2023);

(d)           no later than February 20, 2023, the Debtors shall have commenced the solicitation of votes to accept or reject the Plan;

(e)           no later than April 3, 2023, the Bankruptcy Court shall have entered the Confirmation Order; and

(f)            no later than April 17, 2023, the Plan Effective Date shall have occurred.

4.02         A Milestone may only be extended or waived with the prior written consent of the Debtors and the Required Consenting BrandCo Lenders (email being sufficient).

Section 5.	Commitments of the Consenting Creditor Parties.

5.01         Affirmative Commitments.

(a)          During the Agreement Effective Period as to each Consenting Creditor Party, such Consenting Creditor Party agrees, (in the case of each Consenting Creditor Party, in respect of all of its Company Claims/Interests presently owned and hereafter acquired (for so long as it remains the beneficial or record owner thereof, or the nominee, investment manager, or advisor for beneficial holders thereof)), to:

(i)           support the consummation and implementation of the Restructuring Transactions;

(ii)          [reserved;]

(iii)        negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents to which it is required to be a party;

(iv)       with respect to each Consenting BrandCo Lender, prior to the date by which the Consenting BrandCo Lender shall be required to vote on the Plan, vote each of its Company Claims/Interests to accept the Plan by delivering its duly executed and completed ballot accepting the Plan in accordance with the Solicitation Materials;

(v)          with respect to each Consenting BrandCo Lender, to the extent it is permitted to opt out of the releases set forth in the Plan, elect not to opt out of the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) indicating such election;

(vi)        with respect to each Consenting BrandCo Lender, to the extent that it is permitted to opt in to the releases set forth in the Plan, elect to opt in to the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) indicating such election;

(vii)      with respect to each Consenting BrandCo Lender, not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clause (ii), (iv), (v), or (vi) above;

(viii)       support, and not directly or indirectly object to, delay, impede, or take any other action to interfere with, Confirmation or consummation of the Plan; and

(ix)         support, and not directly or indirectly object to, delay, impede, or take any other action to interfere with, any motion or other pleading or document filed by a Debtor in the Bankruptcy Court or any other court that is consistent in all respects with this Agreement and the Restructuring Transactions.

(b)          In addition to the commitments set forth in Section 5.01(a), during the Agreement Effective Period as to the Creditors’ Committee, the Creditors’ Committee agrees to:

(i)          upon the written request of the Debtors, timely file a formal objection, or joinder to any such objection, to any motion, application, or other pleading filed with the Bankruptcy Court or any other court seeking the entry of an order for relief that: (A) is inconsistent with this Agreement in any material respect; or (B) would, or would be reasonably expected to, frustrate the purposes of this Agreement, including by preventing the consummation of the Restructuring Transactions;

(ii)         provide, for inclusion in the Solicitation Materials, a letter recommending that all holders of General Unsecured Claims and Unsecured Notes Claims vote in favor of the Plan and grant the releases contained in the Plan; and

(iii)          upon the written request of the Debtors, timely file a formal objection or opposition to any motion, application, or adversary proceeding or other action or proceeding asserting any Settled Litigation.

5.02         Negative Commitments.

(a)          During the Agreement Effective Period as to each Consenting Creditor Party, such Consenting Creditor Party agrees (in the case of each Consenting BrandCo Lender, in respect of all of its Company Claims/Interests presently owned (as detailed on the signature pages attached hereto) and hereafter acquired, in each case, for so long as it remains the beneficial or record owner thereof, or the nominee, investment manager, or advisor for beneficial holders thereof) that it shall not directly or indirectly, and it shall not direct any other Entity to:

(i)          object to, delay, impede, or take any other action to interfere with, delay, or impede the acceptance, consummation, or implementation of the Plan or the Restructuring Transactions;

(ii)         seek, solicit, propose, file, support, vote in favor of, assist, engage in negotiations in connection with, or participate in the formulation, preparation, filing, or prosecution of any Alternative Restructuring Proposal;

(iii)        file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is materially inconsistent with this Agreement or the Restructuring Transactions;

(iv)      initiate, or have initiated on its behalf, any litigation or proceeding of any kind that is inconsistent with this Agreement or the Restructuring Transactions against the Debtors or the other Parties (it being understood, for the avoidance of doubt, that any litigation or proceeding to enforce this Agreement or any Definitive Document or that is otherwise permitted under this Agreement shall not be construed to be inconsistent with this Agreement or the Restructuring Transactions);

(v)         exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any Company Claims/Interests in a manner that is inconsistent with this Agreement; or

(vi)       object to, delay, impede, or take any other action to interfere with the Debtors’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code or any stay in the Canadian Recognition Proceeding, other than as permitted by this Agreement.

5.03         Additional Provisions Regarding the Consenting Creditor Parties’ Commitments.

Notwithstanding anything contained in this Agreement, nothing in this Agreement shall:

(a)          be construed to prohibit any Consenting Creditor Party from appearing as a party in interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement and are not for the purpose of delaying, interfering, or impeding, directly or indirectly, the Restructuring Transactions;

(b)         affect the ability of any Consenting Creditor Party to consult with any other Consenting Creditor Party, the Debtors, or any other party in interest in the Chapter 11 Cases (including the United States Trustee), so as long as such consultation and any communications in connection therewith are not inconsistent with this Agreement or any applicable confidentiality agreement, and are not for the purpose of delaying, interfering, or impeding, directly or indirectly, the Restructuring Transactions;

(c)         impair or waive the rights of any Consenting Creditor Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions;

(d)         prevent any Consenting Creditor Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement;

(e)         be construed to prohibit any Consenting BrandCo Lender from, either itself or through any representatives or agents, soliciting, initiating, negotiating, facilitating, proposing, continuing, or responding to any proposal to purchase or sell Company Claims/Interests, so long as such Consenting BrandCo Lender complies with Section 10; or

(f)           obligate a Consenting BrandCo Lender to deliver a vote to support the Plan or prohibit a Consenting BrandCo Lender from changing such vote, in each case from and after the Termination Date as to such Consenting BrandCo Lender (other than pursuant to Section 13.05).  For the avoidance of doubt, upon the Termination Date as to a Consenting BrandCo Lender (other than pursuant to Section 13.05), such Consenting BrandCo Lender’s vote shall automatically be deemed void ab initio and such Consenting BrandCo Lender shall have a reasonable opportunity to cast a vote; or

(g)         prohibit any Consenting Creditor Party from taking any other action that is not inconsistent with this Agreement, the Restructuring Transactions, or any Definitive Document.

5.04       Additional Commitments of the Consenting BrandCo Lenders.

During the Agreement Effective Period, each Consenting BrandCo Lender agrees to:

(a)           with respect to Consenting BrandCo Lenders that are DIP Lenders, which collectively constitute Required DIP Lenders (as defined in the Final DIP Order), consent to the payment by the Debtors of the fees and expenses incurred by the professionals retained by the Creditors’ Committee in connection with or relating to the investigation and/or prosecution of any Challenge (as defined in the Final DIP Order) through the Execution Date notwithstanding the application of any Investigation Cap (as such term is defined by the Final DIP Order) immediately upon execution of this Agreement and approval and/or authorization to pay such fees and expenses in accordance with the Interim Compensation Order and other such orders of the Bankruptcy Court, so long as the Creditors’ Committee remains bound to this Agreement and not in breach of any of their respective obligations hereunder;

(b)           negotiate in good faith and use commercially reasonable efforts to execute and implement the Swap Agreement;

(c)           negotiate in good faith and use commercial best efforts to reach an agreement with the Debtors on the outstanding terms of the Enhanced Cash Incentive Program and the Global Bonus Program in accordance with the terms of the Restructuring Term Sheet by January 18, 2023 and February 18, 2023, respectively; and

(d)          execute and deliver any documentation reasonably requested by counsel to the Ad Hoc Group of BrandCo Lenders necessary to evidence such Consenting BrandCo Lender’s election under section 1111(b)(2) of the Bankruptcy Code for such Consenting BrandCo Lender’s OpCo Term Loan Claims solely for purposes of the Plan.

Section 6.	Continuing Obligations of the Consenting BrandCo Lenders and the Creditors’ Committee.

6.01        Commitment of the Consenting BrandCo Lenders and the Creditors’ Committee.

(a)           Upon the Agreement Effective Date and continuing until the BrandCo Settlement Termination Date, each Consenting BrandCo Lender agrees to:

(i)          use its commercially reasonable best efforts to cause the Plan and any Alternative Restructuring Proposal sought, solicited, proposed, filed, supported, voted in favor of, negotiated, formulated, prepared, or otherwise prosecuted by the Required Consenting BrandCo Lenders provides for treatment of each class of General Unsecured Claims, Unsecured Note Claims, and Qualified Pension Plans (collectively, “Creditors’ Committee Constituent Claims”) that is not economically less favorable to the holders of such class than the treatment of such class contemplated under the reorganization transaction contemplated under the Restructuring Term Sheet (such treatment, “Equivalent GUC Treatment”); and

(ii)          without the Creditors’ Committee’s consent, not amend the Plan in any manner, or seek, solicit, propose, file, support, or participate in the formulation, preparation, filing, or prosecution of any Alternative Restructuring Proposal, that would offer or likely result in treatment of any class of Creditors’ Committee Constituent Claims that is less favorable to the holders of such class than the Equivalent GUC Treatment of such class contemplated under the Restructuring Term Sheet.

(b)          Upon the Agreement Effective Date and continuing until the UCC Settlement Termination Date, the Creditors’ Committee agrees that it shall not directly or indirectly, and shall not direct any other Entity to:

(i)          object to, delay, impede, or take any other action to interfere with, delay, or impede the acceptance, consummation, or implementation of any Alternative Restructuring Proposal sought, solicited, filed, supported, voted in favor of, negotiated, formulated, prepared or otherwise prosecuted by the Required Consenting BrandCo Lenders that provides for Equivalent GUC Treatment; or

(ii)          (A) investigate, assert, prosecute, or support, directly or indirectly, including by filing any document in support of, propounding discovery in support of, advocating to the Bankruptcy Court in favor of, or transferring material work product (whether in writing or orally) in furtherance of another’s support of (except but solely to the extent the Creditors’ Committee is required by applicable Law to disclose any such work product that is not entitled to protection from discovery), (I) any challenge to the amount, validity, perfection, enforceability, priority, or extent of, or seek avoidance, disallowance, subordination, or recharacterization of, any portion of any Claim of, or security interest or continuing lien granted to or for the benefit of, any Holder of a 2020 Term Loan Claim or BrandCo Agent; (II) any action for preferences, fraudulent transfers or conveyances, other avoidance power claims or any other claims, counterclaims or causes of action, objections, contests, or defenses against any Holder of a 2020 Term Loan Claim, BrandCo Agent or BrandCo Entity; (III) any other Challenge (as defined in the Final DIP Order) against any Holder of a 2020 Term Loan Claim or BrandCo Agent or any Claims or liens thereof; or (IV) any other Financing Transactions Litigation Claims (collectively, “Settled Litigation”); or (B) seek payment for any fees relating to any of the foregoing, other than as expressly permitted by this Agreement.

6.02          Termination and Remedies.

(a)          The Consenting BrandCo Lenders’ obligations under Section 6.01(a) shall automatically terminate upon the occurrence of any of the following events (the date of such termination, the “BrandCo Settlement Termination Date”):

(i)          the termination of this Agreement, in each case solely, as to the Creditors’ Committee, by (A) the Required Consenting BrandCo Lenders pursuant to Section 13.01(a), (e), or (k), (B) the Creditors’ Committee, other than pursuant to pursuant to Section 13.02(a) as a result of a breach by the Required Consenting BrandCo Lenders of their obligations under Section 6.01(a), or (C) by the Debtors pursuant to Section 13.03(c);

(ii)       the delivery of a notice by the Required Consenting BrandCo Lenders to counsel to the Creditors’ Committee upon the breach by the Creditors’ Committee of its obligations under Section 6.01(b), which breach remains uncured (to the extent curable) for ten (10) Business Days after the Required Consenting BrandCo Lenders transmit a Breach Notice to counsel to the Creditors’ Committee hereof detailing any such breach; or

(iii)         the occurrence of the UCC Settlement Termination Date.

(b)          The Creditors’ Committee agrees that, upon the occurrence of a BrandCo Settlement Termination Date occurring pursuant to any of the events described in Section 6.02(a)(i) or (ii) (such date, the “UCC Settlement Waiver Date”), (i) the Creditors’ Committee’s obligations under Section 6.01(b) shall survive; (ii) the UCC BrandCo Challenge Deadline shall immediately and automatically be deemed to have expired; and (iii) the Creditors’ Committee shall be deemed to have waived any and all rights to assert any Settled Litigation or objections to Confirmation of the Plan on any basis other than an objection on behalf of Holders of General Unsecured Claims and/or Unsecured Notes Claims to Confirmation based upon a valid Alternative Restructuring Proposal for an Acceptable Alternative Transaction received by the Debtors.

(c)           In the event of a breach by the Required Consenting BrandCo Lenders of their obligations under Section 6.01(a), which breach remains uncured for ten (10) Business Days after the Creditors’ Committee transmits a Breach Notice to counsel to the Ad Hoc Group of BrandCo Lenders detailing such breach, the Creditors’ Committee may elect to either (i) terminate the Creditors’ Committee’s obligations under Section 6.01(b) by delivering a notice to counsel to the Ad Hoc Group of BrandCo Lenders (the date of such termination, the “UCC Settlement Termination Date”) or (ii) seek specific performance of the Consenting BrandCo Lenders’ obligations under Section 6.01(a); provided that, for the avoidance of doubt, the Creditors’ Committee shall not be permitted to seek specific performance of Section 6.01(a) at any time after the UCC Settlement Waiver Date.  Upon the UCC Settlement Termination Date, (x) the Creditors’ Committee shall be permitted to seek standing and, if granted standing, to prosecute a UCC BrandCo Challenge in respect to the Settled Litigation and (y) the UCC BrandCo Challenge Deadline shall be deemed to occur on the date that is five (5) days after the UCC Settlement Termination Date; provided that, if the breach by the Required Consenting BrandCo Lenders is subsequently cured, the Creditors’ Committee shall immediately withdraw such UCC BrandCo Challenge and any notice of a UCC Settlement Termination Date shall be deemed rescinded.  For the avoidance of doubt, at any time prior to the UCC Settlement Termination Date, the Required Consenting BrandCo Lenders may seek specific performance of the Creditors’ Committee’s obligations under Section 6.01(b).  For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the provisions of Section 6 hereof shall survive termination of this Agreement.

Section 7.	Commitments of the Debtors.

7.01         Affirmative Commitments.  Except as expressly permitted in Section 9.02, during the Agreement Effective Period, each of the Debtors agrees to, and agrees to cause each of its direct and indirect subsidiaries to:

(a)           support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement and the Milestones;

(b)          to the extent any legal or structural impediment arises that would prevent, hinder, impede, or delay the consummation of the Restructuring Transactions, take all steps reasonably necessary and desirable to address any such impediment, and negotiate in good faith any appropriate additional or alternative provisions or agreements to address any such impediment;

(c)           use commercially reasonable efforts to obtain any and all required governmental, regulatory, and/or third-party approvals for the Restructuring Transactions;

(d)          negotiate in good faith and use commercially reasonable efforts to take all steps reasonably necessary to (i) consummate the Restructuring Transactions and (ii) execute and implement the Definitive Documents;

(e)           not file or seek authority to file any pleading inconsistent with this Agreement, including the consent rights set forth in Section 3, or the Restructuring Transactions;

(f)          timely file a formal objection to any motion, application, or pleading filed with the Bankruptcy Court seeking the entry of an order for relief that: (i) is materially inconsistent with this Agreement or any Definitive Document; or (ii) would, or would be reasonably expected to, frustrate the purposes of this Agreement or any Definitive Document, including by preventing the consummation of the Restructuring Transactions;

(g)           timely file a formal objection or opposition to any motion, application, or adversary proceeding or other action or proceeding asserting any Settled Litigation;

(h)         oppose and object to any motion, application, adversary proceeding, or cause of action filed with the Bankruptcy Court by any party seeking the entry of an order (i) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code); (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (iii) dismissing the Chapter 11 Cases; or (iv) modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable;

(i)            oppose any objections filed with the Bankruptcy Court to the Plan, any other Definitive Document, or the Restructuring Transactions;

(j)         inform counsel to the Ad Hoc Group of BrandCo Lenders and the Creditors’ Committee within two (2) Business Days after becoming aware of (i) any matter or circumstance, that they know or believe is likely, to be a material impediment to the implementation or consummation of the Restructuring Transactions; (ii) a breach of this Agreement (including a breach by any Debtor); or (iii) any representation or statement made or deemed to be made by any Debtor under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made; and

(k)         upon reasonable request of any Consenting Creditor Party, reasonably and promptly inform counsel to such party of: (i) the status and progress of the Restructuring Transactions, including progress in relation to the negotiations of the Definitive Documents; and (ii) the status of obtaining any necessary authorizations (including any consents) from each Consenting Creditor Party, any competent judicial body, governmental authority, banking, taxation, supervisory, regulatory body, or any stock exchange.  For the avoidance of doubt, the Debtors shall continue to provide financial data to stakeholders, including the Ad Hoc Group of BrandCo Lenders and the Creditors’ Committee, as required by the Final DIP Order.

7.02        Negative Commitments.  Except as expressly permitted in Section 9.02, during the Agreement Effective Period, each of the Debtors shall not, and shall cause each of its direct and indirect subsidiaries to not, directly or indirectly:

(a)          without the reasonable consent of the Required Consenting BrandCo Lenders, object to, delay, impede, or take any other action or inaction that is reasonably avoidable and would interfere with, delay, or impede the acceptance, implementation, or consummation of the Plan or the Restructuring Transactions;

(b)        take any action or inaction that is inconsistent in any material respect with, or is intended or could reasonably be expected to frustrate or impede approval, implementation, and consummation of the Restructuring Transactions or this Agreement;

(c)          file any motion or pleading, with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is inconsistent with this Agreement, including the consent rights set forth in Section 3, or the Restructuring Transactions;

(d)          execute or file any Definitive Document with the Bankruptcy Court (including any modifications or amendments thereto) that, in whole or in part, is inconsistent with this Agreement, including the consent rights set forth in Section 3, or the Restructuring Transactions;

(e)           take any other action or inaction in contravention of this Agreement or any Definitive Document, or to the material detriment of the Restructuring Transactions;

(f)           without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders, transfer any asset or right of any Debtor or any material asset or right used in the business of the Debtors to any Entity outside the ordinary course of business;

(g)          without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders, take any action or inaction that would cause a change to the tax status of any Debtor; or

(h)          without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders, engage in any merger, consolidation, material disposition, material acquisition, investment, dividend, incurrence of indebtedness, or other similar transaction outside of the ordinary course of business other than the Restructuring Transactions (including an Acceptable Alternative Transaction).

Section 8.	Additional Commitments.

8.01        Cooperation and Support.  The Debtors shall provide draft copies of all material pleadings and documents that any Debtor intends to file with or submit to the Bankruptcy Court or any governmental authority (including any regulatory authority), as applicable, and draft copies of all press releases that any Debtor intends to issue regarding this Agreement or the Restructuring Transactions, to Davis Polk & Wardwell LLP, as counsel to the Ad Hoc Group of BrandCo Lenders, and Brown Rudnick LLP, as counsel to the Creditors’ Committee, at least two (2) Business Days prior to the date when such Debtor intends to file, submit or issue such document to the extent reasonably practicable, but in all events at least one (1) day prior to such date.  Counsel to the respective Parties shall consult in good faith regarding the form and substance of any such proposed filing with or submission to the Bankruptcy Court.  The Debtors shall provide the advisors to the Ad Hoc Group of BrandCo Lenders and the Creditors’ Committee with, in each case, upon a minimum of two (2) Business Days’ advance written notice to counsel to the Debtors, (a) reasonable access (without any material disruption to the conduct of the Debtors’ businesses) during normal business hours to the Debtors’ books and records, (b) reasonable access to the management and advisors of the Debtors for the purposes of evaluating the Debtors’ assets, liabilities, operations, businesses, finances, strategies, prospects, and affairs, and (c) timely and reasonable responses to all reasonable diligence requests; provided that all rights provided for in this Section 8.01 shall be subject to the terms of any agreements between the Debtors and third parties that may be affected by the exercise of the foregoing rights.  Further, the Debtors shall reasonably consult with counsel to the Ad Hoc Group of BrandCo Lenders and the Creditors’ Committee regarding any regulatory or other third-party approvals necessary to implement the Restructuring Transactions and share copies of any documents filed or submitted to any regulatory or other governmental authority in connection with obtaining any regulatory or other third-party approvals.

Section 9.	Additional Provisions Regarding Fiduciary Obligations.

9.01       Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require (a) any Debtor or the board of directors, board of managers, or similar governing body of any Debtor, or (b) the Creditors’ Committee or any member thereof (the aforementioned parties collectively as to the Debtors and the Creditors’ Committee, “Fiduciaries”), in each case, acting in their capacity as such, to take any action or to refrain from taking any action to the extent such Fiduciary determines, after consulting with counsel, that taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, including based on the results of the Independent Investigation; provided that counsel to the Debtors or the Creditors’ Committee, as applicable, shall give notice not later than two (2) Business Days following such determination (with email being sufficient) (a “Fiduciary Out Notice”), to counsel to each other Party to this Agreement following a determination made in accordance with this Section 9.01 to take or not take action, in each case in a manner that would result in a breach of this Agreement.  This Section 9.01 shall not be deemed to amend, supplement or otherwise modify, or constitute a waiver of any Party’s rights to terminate this Agreement pursuant to Section 13 or 9.02 of this Agreement that may arise as a result of any such action or inaction.

9.02        Notwithstanding anything to the contrary in this Agreement:

Prior to the execution of the Backstop Commitment Agreement:

(i)          Each Debtor and its respective board of directors (or committees thereof, but not any individual director), officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives, each acting in their capacity as such, shall have the right, consistent with their fiduciary duties, to: (a) solicit, consider, respond to, and facilitate Alternative Restructuring Proposals (or inquiries or indications of interest with respect thereto); (b) provide access to nonpublic information concerning any Debtor to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity, including in connection with any Alternative Restructuring Proposal (or inquiries or indications of interest with respect thereto); (c) engage in discussions or negotiations with respect to Alternative Restructuring Proposals (or inquiries or indications of interest with respect thereto); (d) market the assets of the Debtors’ estates to potential financial or strategic purchasers with respect to an Alternative Restructuring Proposal and take any action in furtherance thereof; (e) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiations of, Alternative Restructuring Proposals in good faith and consistent with applicable fiduciary obligations; and (f) enter into or continue discussions or negotiations with holders of Company Claims/Interests (including any Consenting BrandCo Lender), any other party in interest in the Chapter 11 Cases (including any official committee and the U.S. Trustee), or any other Entity regarding the Restructuring Transactions or any Alternative Restructuring Proposals (in each case, consistent with the terms hereof).

(ii)          If any Debtor or the board of directors of any Debtor determines, in the exercise of its fiduciary duties, to consummate or enter into definitive documentation with respect to an Alternative Restructuring Proposal, including an Acceptable Alternative Transaction, the Debtors shall notify (with email being sufficient) counsel to the Ad Hoc Group of BrandCo Lenders and the Creditors’ Committee within one (1) calendar day of the taking of formal corporate action or signing definitive agreements (with respect to a notice in respect of an Alternative Restructuring Proposal that is not an Acceptable Alternative Transaction, a “Consummation of Alternative Restructuring Proposal Notice”).  Upon receipt of a Consummation of Alternative Restructuring Proposal Notice, the Required Consenting BrandCo Lenders shall have the right to terminate this Agreement pursuant to Section 13.01(e) of this Agreement.

From and after the date of execution of the Backstop Commitment Agreement:

(i)          Each Debtor and its respective board of directors (or committees thereof, but not any individual director), officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives, each acting in their capacity as such, shall have the right, consistent with their fiduciary duties, to continue to conclusion any ongoing discussions with interested parties and to respond to any inbound indications of interest, but will no longer solicit Alternative Restructuring Proposals (or inquiries or indications of interest with respect thereto).

(ii)          If any Debtor or the board of directors of any of the Debtors determines, in the exercise of its fiduciary duties, to accept or pursue an Alternative Restructuring Proposal, including an Acceptable Alternative Transaction, including by making any written or oral proposal or counterproposal with respect thereto, the Debtors shall notify (with email being sufficient) counsel to the Ad Hoc Group of BrandCo Lenders and the Creditors’ Committee within two (2) Business Days following such determination and/or proposal or counterproposal (with respect to a notice in respect of an Alternative Restructuring Proposal that is not an Acceptable Alternative Transaction, an “Alternative Restructuring Counterproposal Notice”).  Upon receipt of such Alternative Restructuring Counterproposal Notice, the Required Consenting BrandCo Lenders shall have the right to terminate this Agreement pursuant to Section 13.01(e) of this Agreement; provided that any such Termination Notice must notify the Debtors that the Required Consenting BrandCo Lenders do not support the applicable Alternative Restructuring Proposal and would intend to credit bid their claims as an alternative to such Alternative Restructuring Proposal.

Both prior to and after the date of execution of the Backstop Commitment Agreement:

(i)            The Debtors’ advisors shall provide the advisors to the Ad Hoc Group of BrandCo Lenders, the Creditors’ Committee, and any other party determined by the Debtors, with (x) regular updates as to the status and progress of any Alternative Restructuring Proposals and (y) reasonable responses to any reasonable information requests related to any Alternative Restructuring Proposals or the Debtors’ actions taken pursuant to this Section 9.02.

(ii)           Nothing in this Agreement shall: (a) impair or waive the rights of any Debtor to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions, or (b) prevent any Debtor from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.  Notwithstanding anything to the contrary in this Agreement, the sole remedy available to any Party upon termination of this Agreement resulting from the Debtors’ exercise of their rights under this Section 9 shall be to terminate this Agreement and no other remedy in equity or in Law, including specific performance or actual or expectation damages, shall be available.

Section 10.	Transfer of Interests and Securities.

10.01      During the Agreement Effective Period, no Consenting BrandCo Lender shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Company Claims/Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless (a “Permitted Transfer”):

(a)            the authorized transferee is (i) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (ii) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (iii) an institutional accredited investor (as defined in rules 501(a)(1), (2), (3), and (7) of the Securities Act), or (iv) a Consenting BrandCo Lender; and

(b)           the transferee (i) executes and delivers to counsel to the Debtors and counsel to the Consenting Creditor Parties in accordance with Section 15.07, within two (2) Business Days of the Transfer, a fully executed Transfer Agreement, (ii) controls, is controlled by, or is under common control with such transferor Consenting BrandCo Lender or is an affiliate, affiliated fund, or affiliated entity with a common investment advisor therewith that is bound by this Agreement, or (iii) is a Consenting BrandCo Lender (or controls, is controlled by, or is under common control with a Consenting BrandCo Lender or is an affiliate, affiliated fund, or affiliated entity with a common investment advisor therewith that is bound by this Agreement) unaffiliated with such transferor Consenting BrandCo Lender, and, in the case of (iii), the transferee provides notice of such Transfer and the identification of the Consenting BrandCo Lender that is the transferee or affiliated therewith (including the amount and type of Company Claim/Interest transferred) to counsel to the Debtors and counsel to the Consenting Creditor Parties in accordance with Section 15.07, within two (2) Business Days of the Transfer.

10.02        Upon compliance with the requirements of Section 10.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests.  Any Transfer in violation of Section 10.01 shall be void ab initio.  Any Consenting BrandCo Lender that effectuates a Transfer in accordance with this Section 10 shall have no liability under this Agreement arising from or related to the failure of the transferee to comply with the terms of this Agreement.

10.03       This Agreement shall in no way be construed to preclude the Consenting BrandCo Lenders from acquiring additional Company Claims/Interests; provided that (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting BrandCo Lender be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Debtors or counsel to the Consenting Creditor Parties), and (b) such Consenting BrandCo Lender must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired) on a confidential basis to counsel to the Debtors within three (3) Business Days of such acquisition.

10.04       This Section 10 shall not impose any obligation on any Debtor to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting BrandCo Lender to Transfer any of its Company Claims/Interests or acquire any Company Claims/Interests.  Notwithstanding anything to the contrary herein, to the extent a Debtor and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

10.05        Notwithstanding Section 10.01, a Qualified Marketmaker that acquires any Company Claims/Interests shall not (x) be required to be or become a Consenting BrandCo Lender to effect any Transfer of any Company Claims/Interests by a Consenting BrandCo Lender to such Qualified Marketmaker or (y) be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Interests if (a) such Qualified Marketmaker acquired such Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker, (b) such Qualified Marketmaker subsequently Transfers such Company Claims/Interests (by purchase, sale assignment, participation, or otherwise) within ten (10) Business Days of its acquisition to a transferee that is an Entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor, (c) such subsequent transferee otherwise is a Permitted Transferee under Section 10.01, and (d) such subsequent Transfer otherwise is a Permitted Transfer under Section 10.01.  To the extent that a Consenting BrandCo Lender is acting in its capacity as a Qualified Marketmaker, it may Transfer or participate any right, title, or interest in any Company Claims/Interests that the Qualified Marketmaker acquires from a holder of Company Claims/Interests who is not a party hereto without the requirement that the transferee be a Permitted Transferee.  For the avoidance of doubt, to the extent Section 10.01 is applicable to such Transfer, the ultimate Permitted Transferee must deliver a properly executed Transfer Agreement to the Debtors in accordance with Section 15.10 unless such Permitted Transferee is a Consenting BrandCo Lender as of the date of the Transfer.

10.06       Notwithstanding anything to the contrary in this Section 10, the restrictions on Transfer set forth in this Section 10 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

Section 11.	Representations and Warranties of Consenting BrandCo Lenders.

(a)             Each Consenting BrandCo Lender, severally, and not jointly, represents and warrants that, as of the date such Consenting BrandCo Lender executes and delivers this Agreement:

(i)         it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Interests reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Interests other than those reflected in, such Consenting BrandCo Lender’s signature page to this Agreement, a Transfer Agreement or a Joinder, as applicable (as may be updated pursuant to Section 10);

(ii)        the Company Claims/Interests held by it are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, Transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting BrandCo Lender’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed; and

(iii)        it has the full power to vote and consent to matters concerning all of its Company Claims/Interests referable to it as contemplated by this Agreement subject to applicable Law.

(b)          In addition to the representations and warranties set forth in Section 11(a), each Consenting BrandCo Lender, severally, and not jointly, represents and warrants that, as of the date such Consenting BrandCo Lender executes and delivers this Agreement:

(i)          it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in rules 501(a)(1), (2), (3), and (7) of the Securities Act), and

(ii)         any securities acquired by the Consenting BrandCo Lender in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act, it being acknowledged and agreed by the Parties that the transactions contemplated by the Swap Agreement are not intended to constitute the distribution or resale of any securities in violation of such Act.

Section 12.           Mutual Representations, Warranties, and Covenants.  Each of the Parties represents, warrants, and covenants to each other Party, as of the date such Party executes and delivers this Agreement and as of the Plan Effective Date:

(a)          except as to the Creditors’ Committee, such Party is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)          as to the Creditors’ Committee, it was duly appointed by the Office of the United States Trustee on or about June 24, 2022 (as reconstituted from time to time) and continues to exist as such pursuant to Section 1102 of the Bankruptcy Code;

(c)          the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association, or other constitutional documents;

(d)          except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(e)           except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement; and

(f)         it has been represented by legal counsel of its choosing in connection with this Agreement and the transactions contemplated by this Agreement, has had the opportunity to review this Agreement with its legal counsel, and has not relied on any statements made by any other Party or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement or the transactions contemplated hereby.

Section 13.	Termination Events.

13.01      Consenting BrandCo Lender Termination Events

. The Required Consenting BrandCo Lenders may terminate this Agreement as to all Parties (except as otherwise provided below), by delivering a Termination Notice to counsel to the Debtors and the Creditors’ Committee in accordance with Section 15.10 hereof upon the occurrence of any of the following events, unless waived in writing by the Required Consenting BrandCo Lenders (such events, the “Consenting BrandCo Lender Termination Events”):

(a)          the material breach by any Debtor or the Creditors’ Committee of any of the representations, warranties, or covenants of the Debtors or the Creditors’ Committee, as applicable set forth in this Agreement that remains uncured (to the extent curable) for ten (10) Business Days after the Required Consenting BrandCo Lenders transmit a Breach Notice in accordance with Section 15.10 hereof detailing any such breach; provided, however, that in the case of any breach by the Creditors’ Committee according to the foregoing, the Required Consenting BrandCo Lenders may only terminate this Agreement as to the Creditors’ Committee;

(b)         any of the Milestones set forth in Section 4 (as may be extended or waived in accordance with this Agreement) has not been achieved by the date specified for such Milestone, unless such failure is the result of any act, omission, or delay on the part of the Required Consenting BrandCo Lenders in violation of their obligations under this Agreement;

(c)         any Debtor files, amends, modifies, executes, or enters into, or files a pleading seeking authority to execute, enter into, amend or modify, any Definitive Document that is not in form or substance consistent with this Agreement, including the consent rights of the Required Consenting BrandCo Lenders set forth in Section 3 of this Agreement, or publicly announces its intention to take any such action;

(d)          the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions, or (ii) (A) would prevent the consummation of a material portion of the Restructuring Transactions, and (B) remains in effect for ten (10) Business Days after such terminating Required Consenting BrandCo Lenders transmit a written notice in accordance with Section 15.10 detailing any such issuance; notwithstanding the foregoing, this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(e)         any Debtor or the Creditors’ Committee (i) provides a Fiduciary Out Notice, Consummation of Alternative Restructuring Proposal Notice or Alternative Restructuring Counterproposal Notice to counsel to the Ad Hoc Group of BrandCo Lenders or (ii) publicly announces or executes a definitive agreement with respect to an Alternative Restructuring Proposal that does not constitute an Acceptable Alternative Transaction; provided, however that in the case of any breach by the Creditors’ Committee according to the foregoing, the Required Consenting BrandCo Lenders may only terminate this Agreement as to the Creditors’ Committee;

(f)          any Debtor files any motion or application seeking authority to sell any material asset or right used in the business of the Debtors to any Entity outside the ordinary course of business without the prior written consent of the Required Consenting BrandCo Lenders, or provides notice thereof to counsel to the Ad Hoc Group of BrandCo Lenders;

(g)        the entry of an order by the Bankruptcy Court or other court of competent jurisdiction, or the filing of a motion or application by any Debtor or the Creditors’ Committee seeking an order (without the prior written consent of the Required Consenting BrandCo Lenders):

(i)          (A) converting one or more of the Chapter 11 Cases of a Debtor to a case under chapter 7 of the Bankruptcy Code; (B) appointing a trustee, receiver, or an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases of a Debtor; (C) dismissing the Chapter 11 Cases; or (D) terminating any of the Debtors’ exclusive right to file a plan pursuant to section 1121 of the Bankruptcy Code;

(ii)         (A) approving the rejection of this Agreement or the Backstop Commitment Agreement, or (B) denying approval of the Backstop Motion;

(iii)       (A) denying confirmation of the Plan, or confirming the Plan pursuant to an order that is not in form and substance consistent with this Agreement, including the consent rights set forth in Section 3, and such order remains in effect for (10) Business Days after entry thereof; (B) reversing or vacating the Confirmation Order; or (C) approving any plan, disclosure statement, or Definitive Document, in any such case, that is not in form or substance consistent with this Agreement, including the consent rights set forth in Section 3; or

(iv)        granting relief from the automatic stay (as set forth in Section 362 of the Bankruptcy Code) authorizing any party or Entity to proceed against any asset of a Debtor in excess of $25 million without the consent of the Required Consenting BrandCo Lenders.

(h)          the Debtors take any action or inaction to receive or obtain debtor-in-possession financing, cash collateral usage, exit financing, and/or financing arrangements, other than as expressly contemplated in this Agreement, the Final DIP Order, or with the consent of the Required Consenting BrandCo Lenders;

(i)          (A) the failure of the Debtors to, by January 17, 2023, enter into the Backstop Commitment Agreement on the terms set forth in the Restructuring Term Sheet unless such failure results solely from the failure of the Equity Commitment Parties to provide the commitments therein on such terms, or (B) the failure of the Debtors to, by January 17, 2023, enter into the Incremental New Money Commitment Letter on the terms set forth in the Restructuring Term Sheet unless such failure results solely from the failure of the Incremental New Money Commitment Parties to provide the commitments therein on such terms;

(j)          the occurrence and continuation of an event of default under, or the termination of, the Term DIP Credit Agreement (as defined in the Final DIP Order), ABL DIP Credit Agreement (as defined in the Final DIP Order), the Final DIP Order, the Backstop Commitment Agreement, or the Equity Rights Offering Documents;

(k)         any Debtor or the Creditors’ Committee (i) investigates, asserts, prosecutes, or supports, directly or indirectly, including by filing any document in support of, propounding discovery in support of, advocating to the Bankruptcy Court in favor of, or transfers material work product in furtherance of another’s support of (except to the extent the transferor in complying with applicable Law), any Settled Litigation or (ii) consents to the standing of any third party to bring a motion, application, adversary proceeding, or other action or proceeding in respect of any Settled Litigation; provided that, upon any such action or consent by the Creditors’ Committee, the Required Consenting BrandCo Lenders may terminate this Agreement solely as to the Creditors’ Committee;

(l)           the failure of the Debtors to promptly pay the reasonable fees and expenses of the Ad Hoc Group of BrandCo Lenders in accordance with this Agreement; or

(m)         any Debtor enters into any key employee incentive plan or key employee retention plan, any new or amended agreement regarding executive compensation, or other compensation agreement, in each case, outside of the ordinary course of business without obtaining the prior written consent of the Required Consenting BrandCo Lenders.

13.02      Creditors’ Committee Termination Events

.  The Creditors’ Committee may terminate this Agreement as to itself, by delivering a Termination Notice to counsel to the Debtors and the Consenting BrandCo Lenders in accordance with Section 15.10 hereof upon the occurrence of any of the following events, unless waived (such events, the “Creditors’ Committee Termination Events” and, together with the Consenting BrandCo Lender Termination Events, the “Consenting Creditor Parties Termination Events”):

(a)          the material breach by a Debtor or the Required Consenting BrandCo Lenders of any of the representations, warranties, or covenants of the Debtors or Consenting BrandCo Lenders, as applicable, set forth in this Agreement that (i) adversely affects the rights, obligations, or interests of holders of General Unsecured Claims and/or Unsecured Notes Claims and (ii) remains uncured (to the extent curable) for ten (10) Business Days after the Creditors’ Committee transmits a Breach Notice in accordance with Section 15.10 hereof detailing any such breach; or

(b)          this Agreement or the Plan is amended or modified without the prior written consent of the Creditors’ Committee in any manner that is adverse to the treatment of General Unsecured Claims and/or Unsecured Notes Claims.

13.03      Debtor Termination Events. Any Debtor may terminate this Agreement as to all Parties (except as otherwise provided below) by delivering written notice to all Parties in accordance with Section 15.10 hereof upon the occurrence of any of the following events (such events, the “Debtor Termination Events” and, together with the Consenting BrandCo Lender Termination Events, the “Termination Events”):

(a)          the board of directors, board of managers, restructuring officer, or such similar governing body of any Debtor determines in good faith, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or its compliance with applicable Law, or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal;

(b)          the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions, and (ii) remains in effect for ten (10) Business Days after such terminating Debtor transmits a written notice in accordance with Section 15.10 hereof detailing any such issuance; provided that this termination right shall not apply to or be exercised by any Debtor that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement;

(c)          the material breach by any Consenting BrandCo Lender or the Creditors’ Committee of any of the representations, warranties, or covenants made thereby set forth in this Agreement that  remains uncured for a period of ten (10) Business Days after the receipt by counsel to the Creditors’ Committee and the Ad Hoc Group of BrandCo Lenders of a Breach Notice; provided, however, that (a) in the case of a breach by the Creditors’ Committee according to the foregoing, the Debtors may solely terminate this Agreement as to the Creditors’ Committee and (b) in the case of a breach by any Consenting BrandCo Lender, the Debtors may choose to terminate this Agreement solely as to such Consenting BrandCo Lender;

(d)           the failure of the Consenting BrandCo Lenders to constitute holders (or investment advisors, sub-advisors, or managers of discretionary accounts of holders) of, in the aggregate, at least two-thirds of the aggregate outstanding principal amount of 2020 Term B-1 Loans;

(e)           the failure of the Consenting BrandCo Lenders to constitute holders (or investment advisors, sub-advisors, or managers of discretionary accounts of holders) of, in the aggregate, at least two-thirds of the aggregate outstanding principal amount of 2020 Term B-2 Loans;

(f)           [reserved]; or

(g)          the failure of the Required Consenting BrandCo Lenders to, (i) by January 18, 2023, reach an agreement with the Debtors on the terms and conditions of the Enhanced Cash Incentive Program, or (ii) by February 18, 2023, reach an agreement with the Debtors on the terms and conditions of the Global Bonus Program, in each case in a form and manner consistent with the Restructuring Term Sheet, the Executive Employment Term Sheet, and the Executive Severance Term Sheet (as applicable); provided that so long as the Required Consenting BrandCo Lenders continue to negotiate such terms in good faith, the Debtors shall not terminate this Agreement; and

(h)          the failure of the Consenting BrandCo Lenders to, by January 17, 2023, enter into either (i) the Backstop Commitment Agreement for the full amount of the Equity Rights Offering on the terms set forth in the Restructuring Term Sheet, or (ii) the Alternative Financing Commitments.

13.04       Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting BrandCo Lenders, (b) the Creditors’ Committee, and (c) each Debtor.

13.05      Automatic Termination

. This Agreement shall terminate automatically without any further required action or notice immediately after the occurrence of the Plan Effective Date.

13.06      Effect of Termination

. Upon the occurrence of a Termination Date as to a Party, except as provided in this section or Section 6 hereof, this Agreement shall be of no further force or effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or causes of action.  Upon a termination of this Agreement solely as to the Creditors’ Committee or that arises from any breach of this Agreement by the Creditors’ Committee, the other Parties shall have no further obligations to the Creditors’ Committee hereunder, or to any other Party with respect to the treatment of General Unsecured Claims and/or Unsecured Notes Claims under the Plan.  Upon the occurrence of a Termination Date other than pursuant to Section 13.05, (x) any and all consents or ballots tendered prior to such Termination Date by the Parties subject to such termination shall automatically be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Plan, the Restructuring Transactions or otherwise; and (y) such ballots may be changed or resubmitted regardless of whether the applicable voting deadline has passed (without the need to seek a court order or consent from the Debtors allowing such change or resubmission); provided, however, that any Consenting BrandCo Lender withdrawing or changing its vote pursuant to this Section 13.06 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement.  Nothing in this Agreement shall be construed as prohibiting any Party from contesting whether any such termination is in accordance with the terms of this Agreement or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date.  Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Party or the ability of any Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any other Party.  No purported termination of this Agreement shall be effective under this Section 13.06 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, with such material breach causing, or resulting in, the occurrence of one or more Termination Events.  Nothing in this Section 13.06 shall restrict any Debtor’s right to terminate this Agreement in accordance with Section 13.03(a).  Following the occurrence of a Termination Date, the following shall survive any such termination: (a) any claim for breach of this Agreement that occurs prior to such Termination Date, and all rights and remedies with respect to such claims shall not be prejudiced in any way; (b) the Debtors’ obligations in Section 15.22 of this Agreement up to and including such Termination Date, and after any such Termination Date arising under Section 13.05; and (c) Sections 1.02, 6.01, 6.02, 13.06, 15.01, 15.02, 15.04, 15.05, 15.06, 15.07, 15.08, 15.09, 15.10, 15.11, 15.13, 15.14, 15.15, 15.16, 15.17, 15.18, and 15.19 hereof.  The automatic stay applicable under section 362 of the Bankruptcy Code shall not prohibit a Party from taking any action or delivering any notice necessary to effectuate the termination of this Agreement pursuant to and in accordance with the terms hereof.  For the avoidance of doubt, in the event that any provision of this Section 13.06 conflicts with Section 6 hereof, Section 6 shall control.

Section 14.	Amendments and Waivers.

(a)          Except as otherwise set forth in this Section 14, this Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner without the prior written consent of each of the Debtors and the Required Consenting BrandCo Lenders; provided that (i) if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on the rights of the holders of General Unsecured Claims and/or Unsecured Notes Claims, then the consent of the Creditors’ Committee shall also be required to effectuate such modification, amendment, waiver, or supplement; and (ii) if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on any of the Company Claims/Interests held by a Consenting BrandCo Lender, then the consent of each such affected Consenting BrandCo Lender shall also be required to effectuate such modification, amendment, waiver, or supplement.

(b)          Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 14 shall be ineffective and void ab initio.

(c)         The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy.  All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

(d)          Any consent or waiver contemplated in this Section 14 may be provided by electronic mail from counsel to the relevant Party.

Section 15.	Miscellaneous.

15.01    Acknowledgement.  Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise.  Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

15.02     Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules.  In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.

15.03     Further Assurances. Subject to the other terms of this Agreement during the Agreement Effective Period, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable.

15.04      Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

15.05      GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

15.06     TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.07      Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.  No Party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Party) the holdings information of any Consenting BrandCo Lender without such Consenting BrandCo Lender’s prior written consent; provided that signature pages executed by Consenting BrandCo Lenders shall be delivered to (a) all Consenting BrandCo Lenders in redacted form that removes the details of such Consenting BrandCo Lenders’ holdings of the Company Claims/Interests listed thereon, (b) the Debtors in unredacted form (to be held by the Debtors on a professionals’ eyes-only basis), and (c) the Creditors’ Committee in redacted form that removes the details of Consenting BrandCo Lenders’ holdings of the Company Claims/Interests listed thereon.  Any public filing of this Agreement, with the Bankruptcy Court or otherwise, which includes executed signature pages to this Agreement shall include such signature pages only in redacted form with respect to the holdings of each Consenting BrandCo Lender, unless specifically required by the Bankruptcy Code.

15.08      Rules of Construction. This Agreement is the product of negotiations among the Debtors and the Consenting Creditor Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.  The Debtors and the Consenting Creditor Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

15.09      Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable.  There are no third-party beneficiaries under this Agreement, and, except as set forth in Section 10, the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.

15.10      Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to a Debtor, to:

 Revlon, Inc.
 One New York Plaza
 New York, New York 10004
Attention:	Andrew Kidd, EVP, General Counsel
Matthew Kvarda, Interim Chief Financial Officer
Email:	Andrew.Kidd@revlon.com
Mkvarda@alvarezandmarsal.com
 with copies to:

 Paul, Weiss, Rifkind, Wharton & Garrison LLP
 1285 Avenue of the Americas
 New York, New York 10019-6064
 Facsimile: (212) 757-3990
Attention:	Paul M. Basta
Alice B. Eaton
Kyle J. Kimpler
Robert A. Britton
Brian Bolin
Email:	pbasta@paulweiss.com
aeaton@paulweiss.com
kkimpler@paulweiss.com
rbritton@paulweiss.com
bbolin@paulweiss.com

(b)           if to the Consenting BrandCo Lenders:

 To the address set forth on its signature page hereto or such Consenting BrandCo Lender’s Transfer Agreement or Joinder, as applicable with copies to:

 Davis Polk & Wardwell LLP
 450 Lexington Avenue
 New York, New York 10017
 Facsimile: (212) 701-5331
Attention:	Eli J. Vonnegut
Angela M. Libby
Stephanie Massman
Email:	eli.vonnegut@davispolk.com
angela.libby@davispolk.com
stephanie.massman@davispolk.com

(c)           if to the Creditors’ Committee:
 Brown Rudnick LLP
 Seven Times Square
 New York, New York 10036
 Facsimile: (212) 209-4801
Attention:	Robert J. Stark
Bennett S. Silverberg
Email:	rstark@brownrudnick.com
bsilverberg@brownrudnick.com

Any notice given by delivery, mail, or courier shall be effective when received.

15.11      Reservation of Rights; Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason pursuant to Section 13 (other than pursuant to Section 13.05), the Parties each fully reserve any and all of their respective rights, remedies, claims, and interests, subject to Sections 14 and 6 herein, in the case of any claim for breach of this Agreement.  Further, nothing herein shall be construed to prohibit any Party from appearing as a party in interest in any matter to be adjudicated in the Chapter 11 Cases, so long as, during the Agreement Effective Period, such appearance and the positions advocated in connection therewith are consistent with this Agreement and any Definitive Document and are not for the purpose of, and could not reasonably be expected to have the effect of, hindering, delaying, or preventing the consummation of the Restructuring Transactions.

15.12      Independent Due Diligence and Decision-Making. Each Consenting Creditor Party hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial, and other conditions, and prospects of the Debtors.

15.13      Settlement or Compromise. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms, pursue the consummation of the Restructuring Transactions, or the payment of damages to which a Party may be entitled under this Agreement.

15.14      Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and, except as otherwise provided herein (including Section 6.02 hereof), each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.  Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect, or consequential damages or damages for lost profits.

15.15      Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Consenting Creditor Parties under this Agreement are, in all respects, several and not joint.

15.16     Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

15.17     Remedies Cumulative. Except as otherwise provided herein (including Section 6.02 hereof), all rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

15.18     Capacities of Consenting BrandCo Lenders. Each Consenting BrandCo Lender has entered into this Agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests.

15.19      Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3, Section 14, or otherwise, including a written approval by the Debtors, the Required Consenting BrandCo Lenders, and the Creditors’ Committee, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

15.20      Enforceability of Agreement. Each of the Parties waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

15.21      Relationship among Consenting Creditor Parties. None of the Consenting Creditor Parties shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, any Consenting Creditor Party, any Debtor, or any of the Debtor’s respective creditors or other stakeholders.  The Debtors acknowledge that the Consenting BrandCo Lenders are engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Consenting BrandCo Lenders and the Debtors acknowledge and agree that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of the Consenting BrandCo Lenders that principally manage and/or supervise such Consenting BrandCo Lender’s investment in the Debtors, and shall not apply to any other trading desk or business group of such Consenting BrandCo Lender so long as they are not acting at the direction or for the benefit of such Consenting BrandCo Lender.

15.22     Fees and Expenses. The Debtors shall promptly pay or reimburse when due all reasonable and documented fees and expenses of (a) the BrandCo Lender Group Advisors incurred prior to and during the Agreement Effective Period and after any termination pursuant to Section 13.05 and (b) subject to the terms and conditions set forth herein or in the Final DIP Order and consistent with the orders and procedures applicable to the payment of compensation to estate professionals, the Creditors’ Committee; provided that nothing herein shall alter or modify the Debtors’ payment obligations under the Final DIP Order or any other order of the Bankruptcy Court governing compensation of estate professionals.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

REVLON, INC., and each of the Debtors

listed on Exhibit A to this Agreement

By:	/s/ Robert M. Caruso
Name:	Robert M. Caruso
Title:	Authorized Signatory

[Debtor Signature Page to Restructuring Support Agreement]

[All Consenting Creditor Party Signature Pages on file with the Debtors]

Exhibit A

Debtors

Revlon, Inc.
Elizabeth Arden USC, LLC
BrandCo Almay 2020 LLC
Elizabeth Arden, Inc.
BrandCo Charlie 2020 LLC
FD Management, Inc.
Revlon Consumer Products Corporation
BrandCo CND 2020 LLC
North America Revsale Inc.
OPP Products, Inc.
Almay, Inc.
BrandCo Curve 2020 LLC
RDEN Management, Inc.
BrandCo Elizabeth Arden 2020 LLC
Art & Science, Ltd.
Realistic Roux Professional Products Inc.
Roux Laboratories, Inc.
BrandCo Giorgio Beverly Hills 2020 LLC
Revlon Development Corp.
Roux Properties Jacksonville, LLC
BrandCo Halston 2020 LLC
Revlon Government Sales, Inc.
SinfulColors Inc.
BrandCo Jean Nate 2020 LLC
RML, LLC
Revlon International Corporation
Bari Cosmetics, Ltd.
PPI Two Corporation
Revlon Professional Holding Company LLC
BrandCo Mitchum 2020 LLC
Revlon (Puerto Rico) Inc.
Riros Corporation
BrandCo Multicultural Group 2020 LLC
Elizabeth Arden (UK) Ltd.
Riros Group Inc.
Beautyge Brands USA, Inc.
Elizabeth Arden (Canada) Limited
BrandCo PS 2020 LLC
BrandCo White Shoulders 2020 LLC
Revlon Canada Inc.
Beautyge USA, Inc.

Beautyge I
Charles Revson Inc.
Beautyge II, LLC
Creative Nail Design, Inc.
Cutex, Inc.
DF Enterprises, Inc.
Elizabeth Arden (Financing), Inc.
Elizabeth Arden Investments, LLC
Elizabeth Arden NM, LLC
Elizabeth Arden Travel Retail, Inc.

Exhibit B

Restructuring Term Sheet

THE TERMS SET FORTH HEREIN ARE ILLUSTRATIVE, SUBJECT TO DILIGENCE, AND SUBJECT TO THE EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION BY THE PARTIES AND CONFIRMATION BY THE BANKRUPTCY COURT.  THIS RESTRUCTURING TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND PROVISIONS OF THE BANKRUPTCY CODE.  NOTHING CONTAINED IN THIS RESTRUCTURING TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR DEEMED BINDING ON ANY OF THE PARTIES HERETO.

REVLON, INC.

RESTRUCTURING TERM SHEET

This restructuring term sheet (this “Restructuring Term Sheet”) describes the terms of a restructuring (the “Restructuring”) of Revlon, Inc. (“Holdings”), Revlon Consumer Products Corporation (“RCPC”) and their directly- and indirectly-owned subsidiaries that are debtors and debtors-in-possession (collectively with Holdings and RCPC, the “Debtors”) in their chapter 11 cases jointly administered under In re Revlon, Inc., et al., Case No. 22-10760 (DSJ) in the United States Bankruptcy Court for the Southern District of New York.  This Restructuring Term Sheet is being agreed to in connection with the Debtors’ and the Consenting Creditors’ entry into that certain Restructuring Support Agreement, dated as of December 19, 2022 (including all exhibits, annexes, and schedules thereto and as may be further amended, supplemented, or modified pursuant to the terms thereof, the “Restructuring Support Agreement”),1 to which this Restructuring Term Sheet is attached as Exhibit B.  Pursuant to the Restructuring Support Agreement, the Debtors and the Consenting Creditors have agreed to support the transactions contemplated therein and herein.

The Debtors will implement the Restructuring through a joint plan of reorganization (including all exhibits, schedules, supplements, appendices, annexes, and attachments thereto, including the Plan Supplement, collectively, as amended or supplemented from time to time, the “Plan”), which shall be consistent with the terms of this Restructuring Term Sheet and the Restructuring Support Agreement, under chapter 11 of the Bankruptcy Code.

This Restructuring Term Sheet does not include a description of all of the terms, conditions, and other provisions that are to be contained in the Definitive Documents, which remain subject to negotiation and completion in accordance with the Restructuring Support Agreement and applicable law.  This Restructuring Term Sheet incorporates the rules of construction set forth in section 102 of the Bankruptcy Code.

This Restructuring Term Sheet is a draft, is intended for discussions purposes only and is subject to Federal Rule of Evidence 408.  Accordingly, this Restructuring Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions.

[1]
Capitalized terms used but not otherwise defined in this Restructuring Term Sheet, have the meanings ascribed to such terms in the Restructuring Support Agreement or otherwise as set forth on Schedule 1.

GENERAL PROVISIONS OF THE RESTRUCTURING
Chapter 11 Plan
On the Effective Date, or as soon as is reasonably practicable thereafter, each Holder of an Allowed Claim or Interest, as applicable, shall receive under the Plan the treatment described in this Restructuring Term Sheet in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim or
Interest, except to the extent different treatment is agreed to by the Debtors (with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders and, to the extent required by the
Restructuring Support Agreement, the Creditors’ Committee), and such Holder.
The Plan will constitute a separate chapter 11 plan for each Debtor.
For the avoidance of doubt, any action required to be taken by the Debtors on the Effective Date pursuant to this
Restructuring Term Sheet may, in consultation with the Required Consenting BrandCo Lenders and, to the extent requiredby the Restructuring Support Agreement, the Creditors’ Committee, be taken on the Effective Date or as soon as is reasonably practicable thereafter.

Plan Settlement
Pursuant to section 1123(b)(3) of the Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure,
the Plan shall contain and effect a global and integrated compromise and settlement (the “Plan Settlement”) of all actual and potential disputes between and among the Company Entities (including, for clarity, between and among the BrandCo
Entities, on the one hand, and the Non-BrandCo Entities on the other), the Creditors’ Committee, and the Consenting
Creditors and all other disputes that might impact creditor recoveries including, without limitation, any and all issues relating to:
(i)          the allocation of the economic burden of repayment of the ABL DIP Facility and Term DIP Facility and/or
payment of adequate protection obligations provided pursuant to the Final DIP Order among the Debtors;
(ii)         any and all disputes that might be raised impacting the allocation of value among the Debtors and their respective assets, including any and all disputes related to the Intercompany DIP Facility; and
(iii)        any and all other Settled Claims, including the Financing Transactions Litigation Claims (as defined herein).
The Plan Settlement shall be binding upon all creditors and all other parties in interest pursuant to section 1141(a) of the
Bankruptcy Code.
For the avoidance of doubt, the Plan Settlement shall not include any Intercompany Claims or Intercompany Interests that the Debtors elect to Reinstate in accordance with this Restructuring Term Sheet.

2

Exit Facilities
On the Effective Date, the Reorganized Debtors shall enter into the following Exit Facilities:
•          at the Debtors’ option, either (i) the First Lien Exit Facilities, consisting of the Take-Back Facility and the Incremental New Money Facility, or
(ii) the Third-Party New Money Exit Facility; and
•          the Exit ABL Facility.
On or prior to the Effective Date, certain of the Debtors’ non-Debtor Affiliates shall enter into the New Foreign Facility, unless otherwise agreed to by the Debtors and the Required Consenting BrandCo Lenders. The interest rates, maturity dates, and other terms of the Exit Facilities shall be consistent with this Restructuring
Term Sheet and otherwise acceptable to the Debtors and the Required Consenting BrandCo Lenders.
Definitive documentation for the Exit Facilities shall be included in the Plan Supplement.

New Securities
On the Effective Date, Reorganized Holdings shall issue the New Common Stock and the New Warrants (if any) in accordance with this Restructuring Term
Sheet.  The New Common Stock, the New Warrants, and any other preferred stock, warrants, equity interests, or securities issued by the Reorganized Debtors
shall be subject to the consent rights contained in the Restructuring Support Agreement, and the New Warrants shall be in form and substance as set forth in the New Warrant Agreement.
The issuance of all securities in connection with the Plan, including the New Common Stock (including any New Common
Stock issued upon the exercise of the New Warrants), the New Warrants, and the Equity Subscription Rights, shall be exempt from SEC registration pursuant to section 1145 of the Bankruptcy Code (or, if such section is unavailable, another applicable exemption), to the fullest extent permitted by law, and good faith efforts shall be made to make them DTC eligible.

Equity Rights Offering
On the Effective Date, Reorganized Holdings shall consummate the Equity Rights Offering, pursuant to which it shall issue New Common Stock at the ERO
Price Per Share for an aggregate price equal to the Adjusted Aggregate Rights Offering Amount.  30% of the New
Common Stock to be sold pursuant to the
Equity Rights Offering shall be reserved for the Equity Commitment Parties.  Equity Subscription Rights to purchase the remainder of the New Common Stock to be sold pursuant to the Equity Rights Offering shall be distributed as set forth in this Restructuring Term Sheet. The Equity Rights Offering shall be fully backstopped by the Equity Commitment
Parties on the terms set forth in the Backstop Commitment Agreement.  The Backstop Commitment Agreement
shall provide for, among other things, the Backstop Commitment Premium. The New Common Stock issued pursuant to the Equity Rights Offering (including, for the avoidance of doubt, any New Common Stock issued pursuant to the Backstop Commitment Agreement) shall dilute the New Common Stock issued under the Plan and shall be subject to dilution by any New Common Stock issued upon the exercise of the New Warrants or in connection with any MIP Awards.

3

Effective Date Cash
On the Effective Date, or as soon as reasonably practicable thereafter, all cash on hand held by the Debtors as of the
Effective
Date,
including the net cash
proceeds of the Exit Facilities and the Equity Rights Offering or, if an Acceptable Alternative Transaction occurs, the
Sale
Proceeds,
will be:
•          first, used to pay in full in cash Allowed Administrative Claims (including cure claims arising from the assumption of executory contracts and unexpired leases), Allowed Priority Tax Claims, ABLDIP Facility
Claims, Term DIP Facility Claims, Allowed Other Secured Claims, and Allowed Other Priority
Claims, as and to the extent that such Claims are required to be paid in cash on the Effective
 Date under the Plan;
•          second, used to fund the Professional Fee Escrow;
•          third, if an Acceptable Alternative Transaction occurs, used to fund the Wind Down Reserve;
•          fourth, distributed to holders of Claims other than those described above in accordance with this
Restructuring Term Sheet; and
•          fifth, if no Acceptable Alternative Transaction occurs, retained by the Reorganized Debtors as balance sheet cash for general corporate purposes, subject to the adjustment of such net cash proceeds in accordance with the provisions related to Excess Liquidity in the First Lien Exit Facilities Term
Sheet;[1] provided that, immediately following the Effective Date the Reorganized Debtors and their non-Debtor Affiliates shall have a minimum cash balance in an aggregate amount equal to at least
$75 million.

[2]
In the event the Reorganized Debtors enter into the Third-Party New Money Exit Facility, (i) all Excess Liquidity will be applied to reduce the Aggregate Rights Offering Amount, and (ii) for the avoidance of doubt, the Incremental New Money Commitment Premium shall be paid in cash as an Administrative Claim and “Excess Liquidity” will be calculated after giving effect to the payment thereof.

4

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Unclassified Non-Voting Claims Against the Debtors
N/A	Administrative Claims
On the later of the Effective Date, the date such Administrative Claim is Allowed, or the date such Allowed Administrative Claim becomes due and payable in the ordinary course, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Administrative Claim and the Debtor against which such Allowed Administrative Claim is asserted (with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders) agree to less favorable treatment for such Holder, each Holder of an Allowed Administrative Claim, other than an Allowed Professional Compensation Claim, shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, payment in full in cash.
N/A
N/A	Professional Compensation Claims
As soon as reasonably practicable after the Confirmation   Date, and no later than one Business Day prior to the Effective Date, the Debtors shall establish the Professional Fee Escrow.  On or as soon as reasonably practicable after the date estimated to be five Business Days prior to the Effective Date, and no later than one Business Day prior to the Effective Date, the Debtors shall fund the Professional Fee Escrow with cash in the amount of the aggregate Professional Fee Escrow Amount for all Professionals.  No later than the day that is the first Business Day that is 45 calendar days after the Effective Date, all final requests for payment of Professional Compensation Claims shall be filed.  The Allowed amount of Professional Compensation Claims owing to the Professionals, after taking into account any prior payments to and retainers held by such Professionals, shall be paid in full in cash as soon as reasonably practicable after such Professional Compensation Claims are Allowed by an order of the Bankruptcy Court, first from the proceeds of the Professional Fee Escrow, and then by the Reorganized Debtors.
N/A

5

N/A	Priority Tax Claims
On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Priority Tax Claim and the Debtor against which such Allowed Priority Tax Claim is asserted  (with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders) agree to less favorable treatment for such Holder, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.
N/A
N/A	ABL DIP Facility Claims
On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that the Debtors (with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders) and a Holder of an ABL DIP Facility Claim agree to different treatment of its Claim, each Holder of an ABL DIP Facility Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, payment in full in cash.
N/A
N/A	Term DIP Facility Claims
On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that the Debtors (with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders) and a Holder of a Term DIP Facility Claim agree to different treatment of its Claim, each Holder of a Term DIP Facility Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, payment in full in cash.
N/A
N/A	Intercompany DIP Facility Claims	On the Effective Date, the Intercompany DIP Facility Claims shall be satisfied pursuant to the distributions provided under the Plan on account of Claims against the BrandCo Entities.	N/A
Classified Claims Against and Interests In the Debtors
Class 1	Other Secured Claims
On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, at the option of the Debtor against which such Allowed Other Secured Claim is asserted (with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders):  (i) payment in full in cash; (ii) delivery of the collateral securing such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iii) Reinstatement of such Claim; or (iv) such other treatment rendering such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.
Unimpaired; presumed to accept

6

Class 2	Other Priority Claims
On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Priority Claim and the Debtor against which such Allowed Other Priority Claim is asserted (with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders) agree to less favorable treatment for such Holder, each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, at the option of the Debtor against which such Allowed Other Priority Claim is asserted (with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders):  (i) payment in full in cash or (ii) such other treatment rendering such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.
Unimpaired; presumed to accept
Class 3	FILO ABL Claims
On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed FILO ABL Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, payment in full in cash.
Unimpaired; presumed to accept
Class 4	OpCo Term Loan Claims
Allowance:  The OpCo Term Loan Claims shall be Allowed as follows:
(i)          the 2016 Term Loan Claims against the OpCo Debtors shall be Allowed in the aggregate amount of the 2016 Term Loan Claims Allowed Amount;
(ii)       the 2020 Term B-1 Loan Claims against the OpCo Debtors shall be Allowed in the aggregate amount of the 2020 Term B-1 Loan Claims Allowed Amount;
(iii)       the 2020 Term B-2 Loan Claims against the OpCo Debtors shall be Allowed in the aggregate amount of the 2020 Term B-2 Loan Claims Allowed Amount; and
(iv)       the 2020 Term B-3 Loan Claims against the OpCo Debtors shall be Allowed in the aggregate amount of the 2020 Term B-3 Loan Claims Allowed Amount.
For the avoidance of doubt, the Allowed amount of the 2020 Term B-1 Loan Claims, the 2020 Term B-2 Loan Claims, and the 2020 Term B-3 Loan Claims in Class 4 shall not be reduced by distributions on account of Claims in Classes 5 through 7.
Impaired; entitled to vote

7

Treatment:  On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed OpCo Term Loan Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, (i) such Holder’s Pro Rata share of the OpCo Term Loan Equity Distribution; or (ii) if an Acceptable Alternative Transaction occurs, (A) such Holder’s Pro Rata share of the Shared Collateral Distributable Sale Proceeds up to the Allowed amount of such Holder’s OpCo Term Loan Claim and (B) such Holder’s Pro Rata share of the BrandCo Equity Distributable Sale Proceeds, up to, when combined with all other distributions received on account of such Holder’s Claim in Class 4 and, if applicable, Class 5, 6, or 7, the Allowed amount of such Holder’s OpCo Term Loan Claim.

Class 5	BrandCo First Lien Guaranty Claims
Allowance:  The BrandCo First Lien Guaranty Claims shall be Allowed in the aggregate amount of the 2020 Term B-1 Loan Claims Allowed Amount.
Treatment:  On the Effective Date, each Holder of an Allowed BrandCo First Lien Guaranty Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, (i) either (A) a principal amount of Take-Back Term Loans equal to such Holder’s Allowed BrandCo First Lien Guaranty Claim less the value of the distributions received on account of such Holder’s OpCo Term Loan Claim under Class 4 or (B) an amount of cash equal to the principal amount of Take-Back Term Loans that otherwise would have been distributable to such Holder under clause (i)(A); or (ii) if an Acceptable Alternative Transaction occurs, such Holder’s Pro Rata share of the BrandCo Distributable Sale Proceeds up to, when combined with the distributions received on account of such Holder’s OpCo Term Loan Claim under Class 4, such Holder’s share of the 2020 Term B-1 Loan Claims Allowed Amount.
Impaired; entitled to vote
Class 6	BrandCo Second Lien Guaranty Claims	Allowance: The BrandCo Second Lien Guaranty Claims shall be Allowed in the aggregate amount of the 2020 Term B-2 Loan Claims Allowed Amount.	Impaired; entitled to vote

8

Treatment:  On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed BrandCo Second Lien Guaranty Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, (i)(A) either (I) such Holder’s Pro Rata share of a principal amount of Take-Back Term Loans equal to the total Take-Back Facility less the aggregate principal amount of Take-Back Facility Loans distributed on account of BrandCo First Lien Guaranty Claims or (II) an amount of cash equal to the principal amount of Take-Back Term Loans that otherwise would have been distributable to such Holder under clause (i)(A)(I), and (B) such Holder’s Pro Rata share of the BrandCo Equity Distribution; or (ii) if an Acceptable Alternative Transaction occurs, such Holder’s Pro Rata share of the BrandCo Distributable Sale Proceeds remaining after the satisfaction in full of Allowed Claims in Class 5 up to, when combined with the distributions received on account of such Holder’s OpCo Term Loan Claim under Class 4, such Holder’s share of the 2020 Term B-2 Loan Claims Allowed Amount.

Class 7	BrandCo Third Lien Guaranty Claims
Allowance:  The BrandCo Third Lien Guaranty Claims shall be Allowed in the aggregate amount of the 2020 Term B-3 Loan Claims Allowed Amount.
Treatment: Holders of BrandCo Third Lien Guaranty Claims shall receive no recovery or distribution on account of such Claims.  On the Effective Date, all BrandCo Third Lien Guaranty Claims will be canceled, released, extinguished, and discharged, and will be of no further force or effect; provided that, if an Acceptable Alternative Transaction occurs, such Holder shall receive such Holder’s Pro Rata share of the BrandCo Distributable Sale Proceeds remaining after the satisfaction in full of Allowed Claims in Classes 5 and 6 up to, when combined with the distributions received on account of such Holder’s OpCo Term Loan Claim under Class 4, such Holder’s share of the 2020 Term B-3 Loan Claims Allowed Amount.
Impaired; entitled to vote
Class 8	Unsecured Notes Claims	Allowance: The Unsecured Notes Claims shall be Allowed in the aggregate amount of the Unsecured Notes Claims Allowed Amount.	Impaired; entitled to vote

9

Treatment:  On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Unsecured Notes Claim shall receive:
(i)          (A) if Class 8 votes to accept the Plan and the Creditors’ Committee Settlement Conditions are satisfied, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, such Holder’s Pro Rata share of the Unsecured Notes Settlement Distribution; or
(B) if Class 8 votes to reject the Plan or the Creditors’ Committee Settlement Conditions are not satisfied, no recovery or distribution on account of such Claim, except as provided in clause (ii), if applicable, and all Unsecured Notes Claims shall be canceled, released, extinguished, and discharged, and of no further force or effect; provided that each Consenting Unsecured Noteholder shall receive 50% of such Holder’s Pro Rata share of the Unsecured Notes Settlement Distribution (the “Consenting Unsecured Noteholder Recovery”); provided, further, that if the Bankruptcy Court finds that such Consenting Unsecured Noteholder Recovery is improper, there shall be no such distribution to Consenting Unsecured Noteholders under the Plan; and
(ii)         if an Acceptable Alternative Transaction occurs, such Holder’s Pro Rata share of Class 8’s Pro Rata share (determined in a manner to be agreed by the Debtors and the Creditors’ Committee, in consultation with the Required Consenting BrandCo Lenders) of the Term Loan Distributable Sale Proceeds remaining after satisfaction in full of Allowed Claims in Classes 4 through 7.
All distributions to Holders of Class 8 Unsecured Notes Claims shall be made to (or in a manner reasonably approved by) the Unsecured Notes Trustee for further distribution to Holders of Unsecured Notes Claims in accordance with the Unsecured Notes Indenture.  In addition to the foregoing, the Debtors shall pay the unpaid fees and expenses of the Unsecured Notes Trustee as of the Effective Date of the Plan to the extent included in the definition of Restructuring Expenses.

Class 9(a)	Talc Personal Injury Claims
As soon as reasonably practicable after the Effective Date in accordance with the Talc PI Distribution Procedures, each Holder of an Allowed Talc Personal Injury Claim shall receive:
(i)          (A) if Class 9(a) votes to accept the Plan and the Creditors’ Committee Settlement Conditions are satisfied, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, such Holder’s Pro Rata share (as determined in accordance with the Talc PI Distribution Procedures) of the Talc Personal Injury Settlement Distribution; or
Impaired; entitled to

10

(B) if Class 9(a) votes to reject the Plan or the Creditors’ Committee Settlement Conditions are not satisfied, no recovery or distribution on account of such Claim, except as provided in clause (ii), if applicable, and all Talc Personal Injury Claims shall be canceled, released, extinguished, and discharged, and of no further force or effect; and
(ii)          if an Acceptable Alternative Transaction occurs, such Holder’s Pro Rata share (as determined in accordance with the Talc PI Distribution Procedures) of Class 9(a)’s Pro Rata share (determined in a manner to be agreed by the Debtors and the Creditors’ Committee, in consultation with the Required Consenting BrandCo Lenders) of the Term Loan Distributable Sale Proceeds remaining after satisfaction in full of Allowed Claims in Classes 4 through 7.
vote
Class 9(b)	Non-Qualified Pension Claims
On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Non-Qualified Pension Claim shall receive:
(i)          (A) if Class 9(b) votes to accept the Plan and the Creditors’ Committee Settlement Conditions are satisfied, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, cash in an amount equal to such Holder’s Pro Rata share of the Pension Settlement Distribution; or
(B) if Class 9(b) votes to reject the Plan or the Creditors’ Committee Settlement Conditions are not satisfied, no recovery or distribution on account of such Claim, except as provided in clause (ii), if applicable, and all Non-Qualified Pension Claims shall be canceled, released, extinguished, and discharged, and of no further force or effect; and
(ii)          if an Acceptable Alternative Transaction occurs, such Holder’s Pro Rata share of Class 9(b)’s Pro Rata share (determined in a manner to be agreed by the Debtors and the Creditors’ Committee, in consultation with the Required Consenting BrandCo Lenders) of the Term Loan Distributable Sale Proceeds remaining after satisfaction in full of Allowed Claims in Classes 4 through 7.
Impaired; entitled to vote

11

Class 9(c)	Trade Claims
On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Trade Claim shall receive:
(i)          (A) if Class 9(c) votes to accept the Plan and the Creditors’ Committee Settlement Conditions are satisfied, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, such Holder’s Pro Rata share of the Trade Settlement Distribution; or
(B) if Class 9(c) votes to reject the Plan or the Creditors’ Committee Settlement Conditions are not satisfied, no recovery or distribution on account of such Claim, except as provided in clause (ii), if applicable, and all Trade Claims shall be canceled, released, extinguished, and discharged, and of no further force or effect; and
(ii)          if an Acceptable Alternative Transaction occurs, such Holder’s Pro Rata share of Class 9(c)’s Pro Rata share (determined in a manner to be agreed by the Debtors and the Creditors’ Committee, in consultation with the Required Consenting BrandCo Lenders) of the Term Loan Distributable Sale Proceeds remaining after satisfaction in full of Allowed Claims in Classes 4 through 7.
Impaired; entitled to vote
Class 9(d)	Other General Unsecured Claims
On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Other General Unsecured Claim shall receive:
(i)          (A) if Class 9(d) votes to accept the Plan and the Creditors’ Committee Settlement Conditions are satisfied, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, such Holder’s Pro Rata share of the Other GUC Settlement Distribution; or
Impaired; entitled to vote

12

(B) if Class 9(d) votes to reject the Plan or the Creditors’ Committee Settlement Conditions are not satisfied, no recovery or distribution on account of such Claim, except as provided in clause (ii), if applicable, and all Other General Unsecured Claims shall be canceled, released, extinguished, and discharged, and of no further force or effect; and
(ii)          if an Acceptable Alternative Transaction occurs, such Holder’s Pro Rata share of Class 9(d)’s Pro Rata share (determined in a manner to be agreed by the Debtors and the Creditors’ Committee, in consultation with the Required Consenting BrandCo Lenders) of the Term Loan Distributable Sale Proceeds remaining after satisfaction in full of Allowed Claims in Classes 4 through 7.

Class 10	Intercompany Claims and Interests
On the Effective Date, unless otherwise provided for under the Plan, each Intercompany Claim and/or Intercompany Interest shall be, at the option of the Debtors (with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders) either (i) Reinstated or (ii) canceled and released.
All Intercompany Claims held by any BrandCo Entity against any OpCo Debtor or by any OpCo Debtor against any BrandCo Entity shall be deemed settled pursuant to the Plan Settlement, and shall be canceled and released on the Effective Date.
Unimpaired; presumed to accept or Impaired; deemed to reject
Class 11	Interests in Holdings
Holders of Interests (other than Intercompany Interests) shall receive no recovery or distribution on account of such Interests.  On the Effective Date, all Interests (other than Intercompany Interests) will be canceled, released, extinguished, and discharged, and will be of no further force or effect.
Impaired; deemed to reject

13

MATERIAL TERMS OF THE RESTRUCTURING
Acceptable Alternative Transaction
To the extent provided in the Restructuring Support Agreement, the Restructuring may be implemented pursuant to an Acceptable Alternative Transaction, as set forth in this Restructuring Term Sheet.

If the Debtors pursue an Acceptable Alternative Transaction, the Debtors and the Consenting BrandCo Lenders, in consultation with the Creditors’ Committee, shall negotiate in good faith the terms of any Definitive Documents, including any modifications thereto, that are reasonably necessary to consummate such Acceptable Alternative Transaction pursuant to the Plan.

Creditors’ Committee Settlement
All distributions made to Classes 8 and 9(a)–(d) shall be made on account of Claims and for the settlements and releases described herein pursuant to the Creditors’ Committee Settlement, including the release of the Settled Claims.  All distributions to such classes have been deducted from value to which Holders of 2020 Term Loan Claims would otherwise be entitled.

Contingent 2016 Term Loan Claims
No Contingent 2016 Term Loan Claim shall be Allowed or entitled to vote or receive any distribution provided for by the Plan until such Contingent 2016 Term Loan Claim has been fixed pursuant to a full and final adjudication or other resolution (whether by judicial determination, settlement or otherwise) of the claims and defenses that have, or could have, been asserted in the Citibank Wire Transfer Litigation or in connection with the facts alleged in the Citibank Wire Transfer Litigation.

Reorganized Holdings Board
The members of the Reorganized Holdings Board immediately following the Effective Date shall be determined and selected by the Required Consenting 2020 B-2 Lenders.
The identity of such members of the Reorganized Holdings Board shall be set forth in the Plan Supplement to the extent known at the time of filing.

New Organizational Documents
The New Organizational Documents for the Reorganized Debtors, including charters, bylaws, operating agreements, other organization or formation documents, and any shareholder agreements, as applicable, shall be in form and substance acceptable to the Required Consenting 2020 B‑2 Lenders and consistent with section 1123(a)(6) of the Bankruptcy Code.

Indemnification Obligations/D&O Insurance
Consistent with applicable law, all indemnification provisions in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall be assumed by the Reorganized Debtors.

On or after the Confirmation Date, the Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies in effect prior to the Effective Date, and any directors and officers of the Debtors who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such policy (including any “tail policy”) for the full term of such policy regardless of whether such directors and/or officers remain in such positions after the Effective Date.  All directors’ and officers’ insurance policies shall be assumed by the Debtors (including any tail policies).

Any modifications to existing indemnification obligations or directors’ and officers’ insurance policies in place as of the Petition Date, and any new indemnification obligations or directors’ and officers’ insurance policies not in place as of the Petition Date shall be subject to the consent of the Required Consenting BrandCo Lenders; provided that the Required Consenting BrandCo Lenders shall only have consultation rights with respect to the directors’ and officers’ insurance policies to be obtained for the coverage period beginning February 1, 2023; provided, further, that the expiration of the Debtors’ current directors’ and officers’ insurance policy on January 31, 2023 shall not be subject to such consent rights.

14

Management Incentive Plan
The Plan shall provide that the Reorganized Holdings Board shall implement the Management Incentive Plan that provides for the issuance of options and/or other equity-based compensation to the management and directors of the Reorganized Debtors in accordance with the terms set forth below by no later than January 1, 2024.

7.5% of the New Common Stock, on a fully diluted basis, shall be reserved for issuance in connection with the Management Incentive Plan (the “MIP Equity Pool”).  The participants in the Management Incentive Plan, the allocations and form of the options and other equity-based compensation to such participants (including the amount of allocations and the timing of the grant of the options and other equity-based compensation), and the terms and conditions of such options and other equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights, and transferability) shall be determined by the Reorganized Holdings Board; provided that one-half of the MIP Equity Pool shall be awarded to participants under the Management Incentive Plan upon implementation.

Key Employee Incentive/ Retention Plans
On the Effective Date, the Debtors shall pay, to KEIP and KERP participants, as applicable, (i) all KERP amounts earnable for the quarter in which the Effective Date occurs prorated for the period from the first day of such quarter through and including the Effective Date, (ii) all KEIP amounts (including any catch-up amounts) earned by the KEIP participants based on the Debtors’ good faith estimates of performance for the quarter in which the Effective Date occurs prorated for the period from the first day of such quarter through and including the Effective Date, and (iii) all KEIP amounts (including any catch-up amounts) earned by the KEIP participants for quarters ending prior to the quarter in which the Effective Date occurs but which remain unpaid, based on the Debtors’ good faith estimates of performance for such quarters, with such estimates to be subject to the approval of the Required Consenting BrandCo Lenders, with such approval not to be unreasonably withheld, conditioned, or delayed.

Except as set forth herein, the KEIP and KERP programs shall terminate effective as of the Effective Date and any clawback rights provided for under the KEIP or the KERP shall be released.

15

Qualified Pension Plans
The Qualified Pension Plans shall be assumed by the Reorganized Debtors on the Effective Date, in accordance with the terms of the Qualified Pension Plans and the relevant provisions of ERISA and the IRC.

CEO Employment Agreement and Revlon Executive Severance Pay Plan
On the Effective Date, the Reorganized Debtors shall assume the CEO Employment Agreement as amended by the terms and conditions set forth in the CEO Employment Agreement Summary of Principal Terms (the “CEO Employment Agreement Term Sheet”) provided by counsel to the Debtors to counsel to the Consenting BrandCo Lenders on the date hereof.

On the Effective Date, the Reorganized Debtors shall assume the Revlon Executive Severance Pay Plan as amended by the terms and conditions set forth in the Revlon Executive Severance Pay Plan Term Sheet (the “Executive Severance Term Sheet”) provided by counsel to the Debtors to counsel to the Consenting BrandCo Lenders on the date hereof.

The CEO employment agreement and the Revlon Executive Severance Pay Plan, each as modified and assumed in accordance with the Restructuring Support Agreement, shall provide that the CEO and/or any other ELT Participant (as defined in the Executive Severance Term Sheet) shall have reason to terminate his or her employment for Good Reason during the Post-Restructuring Severance Period (each as defined in the CEO Employment Agreement Term Sheet or the Executive Severance Term Sheet, as applicable) if the Reorganized Holdings Board, by the conclusion of the first meeting of the Reorganized Holdings Board after the Effective Date, which shall be held no later than 21 days after the Effective Date (which may be extended as set forth in the CEO Employment Agreement Term Sheet or the Executive Severance Term Sheet), has neither (a) adopted an acceptable Enhanced Cash Incentive Program nor (b) granted such employees a Cash Bonus Opportunity (as defined in the CEO Employment Agreement Term Sheet and Executive Severance Term Sheet, as applicable).  It is understood and agreed that, to the extent permitted by law, the Confirmation Order shall provide that the Reorganized Holdings Board shall be deemed to have granted the Cash Bonus Opportunity as of the Effective Date, subject to replacement by an acceptable Enhanced Cash Incentive Program at the first meeting of the Reorganized Holdings Board.

Enhanced Cash Incentive Program
By January 19, 2023, the Debtors and the Required Consenting BrandCo Lenders shall agree on all of the terms and conditions of the Enhanced Cash Incentive Program, substantially in accordance with the terms set forth in the CEO Employment Agreement Term Sheet and the Executive Severance Term Sheet.  The Debtors and the Consenting BrandCo Lenders shall negotiate in good faith, and in consultation with the Debtors’ compensation consultant, regarding the terms and conditions of the Enhanced Cash Incentive Program.

16

Global Bonus Program
By February 19, 2023, the Debtors and the Required Consenting BrandCo Lenders shall agree on all of the terms and conditions of a global bonus program (the “Global Bonus Program”) to be implemented by the Reorganized Debtors for (i) employees that will not be participants in the Enhanced Cash Incentive Program but that are currently participants in the Debtors’ Key Employee Retention Program, and (ii) other employees, as may be mutually agreed upon by the Debtors and the Required Consenting BrandCo Lenders.  The Debtors and the Consenting BrandCo Lenders shall negotiate in good faith, and in consultation with the Debtors’ compensation consultant, regarding the terms and conditions of the Global Bonus Program.

Other Employment Obligations
Except as otherwise expressly provided in the Restructuring Support Agreement or the Plan, the Reorganized Debtors shall honor the Employment Obligations (i) existing and effective as of the Petition Date, (ii) that were incurred or entered into in the ordinary course of business prior to the Effective Date, or (iii) as otherwise agreed to between the Debtors and the Required Consenting BrandCo Lenders on or prior to the Effective Date.  Additionally, the Reorganized Debtors shall assume the Debtors’ executive severance plan for directors and above and chief executive officer employment agreement, each as modified pursuant to the terms set forth in the CEO Employment Agreement Term Sheet and the Executive Severance Term Sheet , and such assumed agreements shall supersede and replace any existing executive severance plan for directors and above and chief executive officer employment agreement.  Each of the Employment Obligations will be assumed and assigned to, and continued by, the applicable Reorganized Debtor as of the Effective Date.  For the avoidance of doubt, the foregoing shall not (x) limit, diminish, or otherwise alter the Debtors’ or the Reorganized Debtors’, as applicable, defenses, claims, Causes of Action, or other rights with respect to the Employment Obligations, or (y) impair the rights of the Reorganized Debtors to implement the Management Incentive Plan in accordance with its terms and conditions and to determine the Employment Obligations of the Reorganized Debtors in accordance with their applicable terms and conditions on or after the Effective Date, in each case, consistent with the Plan.

On the Effective Date, the Debtors shall assume all collective bargaining agreements.

Tax Matters
The parties shall work together in good faith and use commercially reasonable efforts to structure and implement the Restructuring in a tax efficient manner for the Debtors and the Required Consenting BrandCo Lenders, and such structure and implementation shall be subject to the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders.

17

Conditions Precedent to Effective Date
The occurrence of the Effective Date shall be subject to the satisfaction, or waiver by the Debtors, the Required Consenting BrandCo Lenders and, to the extent required under the Restructuring Support Agreement, the Creditors’ Committee (except with respect to clause (xii) below, which may be waived by the Debtors in their sole discretion), of the following conditions precedent:

(i)           Confirmation and all conditions precedent thereto shall have occurred;

(ii)          the Bankruptcy Court shall have entered the Confirmation Order and the Backstop Order, which shall be Final Orders and in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders, and in the case of the Confirmation Order, acceptable to the Creditors Committee to the extent required under the Restructuring Support Agreement;

(iii)         the Debtors shall have obtained all authorizations, consents, regulatory approvals, or rulings that are necessary to implement and effectuate the Plan;

(iv)         the final version of the Plan, including all schedules, supplements, and exhibits thereto, including in the Plan Supplement (including all documents contained therein), shall be in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders (except to the extent that specific consent rights are set forth in the Restructuring Support Agreement with respect to certain Definitive Documents, which shall be subject instead to such consent rights), and reasonably acceptable to the Creditors’ Committee to the extent required under the Restructuring Support Agreement, and consistent with the Restructuring Support Agreement, including any consent rights contained therein;

(v)          all Definitive Documents shall have been (or shall, contemporaneously with the occurrence of the Effective Date, be) executed and in full force and effect, and shall be in form and substance consistent with the Restructuring Support Agreement, including any consent rights contained therein, and all conditions precedent contained in the Definitive Documents shall have been satisfied or waived in accordance with the terms thereof, except with respect to such conditions that by their terms shall be satisfied substantially contemporaneously with or after Consummation of the Plan;

(vi)         no Termination Notice or Breach Notice as to the Debtors shall have been delivered by the Required Consenting BrandCo Lenders under the Restructuring Support Agreement in accordance with the terms thereof, no substantially similar notices shall have been sent under the Backstop Commitment Agreement, and neither the Restructuring Support Agreement nor the Backstop Commitment Agreement shall have otherwise been terminated;

(vii)        Adversary Case Numbers 22-01167 and 22-01134 shall have been resolved in a form and manner satisfactory to the Debtors and the Required Consenting BrandCo Lenders;

18

(viii)      all professional fees and expenses of retained professionals that require the Bankruptcy Court’s approval shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in the Professional Fee Escrow pending the Bankruptcy Court’s approval of such fees and expenses;

(ix)         all Restructuring Expenses incurred and invoiced as of the Effective Date shall have been paid in full in cash;

(x)          the Restructuring Transactions shall have been (or shall, contemporaneously with the occurrence of the Effective Date, be) implemented in a manner consistent in all material respects with the Plan and the Restructuring Support Agreement;

(xi)         the Enhanced Cash Incentive Program and the Global Bonus Program shall be in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders, and shall be implemented by the Reorganized Debtors on the Effective Date pursuant to the Confirmation Order to the fullest extent permitted by law, and otherwise no later than the first meeting of the Reorganized Holdings Board after the Effective Date, which meeting shall occur no later than 21 days after the Effective Date (which may be extended as set forth in the CEO Employment Agreement Term Sheet or the Executive Severance Term Sheet);

(xii)        the Debtors or the Reorganized Debtors, as applicable, shall have obtained directors’ and officers’ insurance policies and entered into indemnification agreements or similar arrangements for the Reorganized Holdings Board, which shall be, in each case, effective on or by the Effective Date.

19

GENERAL PROVISIONS REGARDING THE PLAN
Subordination
The classification and treatment of Claims under the Plan shall settle and compromise the respective contractual, legal, and equitable subordination rights of the Holders of such Claims and any other rights impacting relative lien priority and/or priority in right of payment, and any such rights shall be released pursuant to the Plan, including, as applicable, pursuant to the Plan Settlement.

Restructuring Transactions
The Confirmation Order shall authorize, among other things, all actions as may be necessary or appropriate, consistent with the Restructuring Support Agreement, to effect any Restructuring Transaction or settlement described in, approved by, contemplated by, or necessary to effectuate the Plan.

Executory Contracts and Unexpired Leases
The Plan shall provide that the executory contracts and unexpired leases that are not rejected as of the Effective Date (either pursuant to the Plan or a separate motion) shall be deemed assumed pursuant to section 365 of the Bankruptcy Code; provided that, in the event of an Acceptable Alternative Transaction, all Executory Contracts or Unexpired leases not assumed will be deemed rejected as of the Effective Date pursuant to section 365 of the Bankruptcy Code.  Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases shall be classified as Other General Unsecured Claims.

The assumption or rejection of all executory contracts and unexpired leases in the Chapter 11 Cases or in the Plan shall be determined by the Debtors, with the consent of the Required Consenting BrandCo Lenders.

20

Cancellation of Notes, Instruments, Certificates and Other Documents
On the Effective Date, except to the extent otherwise provided in the Restructuring Support Agreement or the Plan, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall be canceled and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full and discharged, provided that the Unsecured Notes Indenture shall remain in effect solely with respect to the right of the Unsecured Notes Indenture Trustee to make Plan distributions in accordance therewith and to preserve the rights and protections of the Unsecured Notes Indenture Trustee with respect to the holders of Unsecured Notes, including the Unsecured Notes Indenture Trustee’s charging lien and priority rights.  Subject to the distribution of Class 8 Plan consideration delivered to it in accordance with the Unsecured Notes Indenture at the expense of the Reorganized Debtors, the Unsecured Notes Trustee shall have no duties to Holders of Unsecured Notes following the Effective Date of the Plan, including no duty to object to claims or treatment of other creditors.

Listing and Registration Status of New Common Stock
The Debtors and the Consenting BrandCo Lenders shall cooperate in good faith to structure the Plan to allow the Reorganized Debtors to emerge from these cases as non-publicly reporting companies and not be subject to SEC reporting requirements under Sections 12 or 15 of the Exchange Act, or otherwise, and provide that:  (i) the New Common Stock shall not be, and shall not be required to be, listed on any U.S. stock exchange; (ii) the Reorganized Debtors shall not be voluntarily subjected to any reporting requirements promulgated by the SEC; except, in each case, as otherwise may be required pursuant to the New Organizational Documents, the Exit Facility Documents or applicable law; and (iii) the Reorganized Debtors shall timely file or otherwise provide all required filings and documentation to allow for the termination and/or suspension of registration with respect to SEC reporting requirements under the Exchange Act prior to the Effective Date.

In furtherance of achieving the foregoing in accordance with applicable law, the Debtors shall have the option to, with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders, amend the Plan to incorporate a new convenience class for Holders of Unsecured Notes Claims Allowed up to a maximum amount to be agreed to by the Debtors and the Required Consenting BrandCo Lenders, pursuant to which the Debtors may distribute cash in lieu of the New Warrants otherwise distributable to such Holders of Class 8 Unsecured Notes Claims.

21

Claims Administration
The Plan shall provide for the establishment of the GUC Trust in accordance with the GUC Trust Agreement on or before the Effective Date, solely in the event that any Class of General Unsecured Claims votes to accept the Plan.  On the Effective Date, in accordance with the Plan Settlement, the GUC Trust Assets shall vest in the GUC Trust, free and clear of all Claims, Interests, liens, and other encumbrances.  For the avoidance of doubt, any portion of the GUC Settlement Total Amount allocable to any Class of General Unsecured Claims that votes to reject the Plan shall be retained by the Reorganized Debtors.
The GUC Trust shall be established to:
(i)           receive and hold the GUC Trust Assets;

(ii)        administer, dispute, object to, compromise, or otherwise resolve all General Unsecured Claims in any Class of General Unsecured Claims that votes to accept the Plan; provided that the Debtors, with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting BrandCo Lenders and in consultation with the Creditors’ Committee, or the Reorganized Debtors, in consultation with the GUC Administrator, as applicable, may elect to administer, dispute, object to, compromise, or otherwise resolve any such Claim;

(iii)         make distributions in accordance with the Plan to Holders of Allowed General Unsecured Claims in any Class that votes to accept the Plan; and

(iv)         commence and pursue the Retained Preference Actions, and manage and administer any proceeds thereof in accordance with the Plan.

The GUC Administrator and its counsel shall be selected by the Creditors’ Committee and disclosed in the Plan Supplement prior to commencement of the hearing to consider Confirmation.  The identity of the GUC Administrator and its counsel and the terms of their compensation shall be reasonably acceptable to the Debtors and the Required Consenting BrandCo Lenders.  In furtherance of and consistent with the purpose of the GUC Trust and the Plan, the GUC Administrator shall:

(i)           have the power and authority to perform all functions on behalf of the GUC Trust;

(ii)         undertake all administrative responsibilities that are provided in the Plan and the GUC Trust Agreement, including filing the applicable operating reports and administering the closure of the Chapter 11 Cases, which reports shall be delivered to the Reorganized Debtors;

22

(iii)         be responsible for all decisions and duties with respect to the GUC Trust and the GUC Trust Assets; and

(iv)         in all circumstances and at all times, act in a fiduciary capacity for the benefit and in the best interests of the beneficiaries of the GUC Trust, in furtherance of the purpose of the GUC Trust and in accordance with the Plan and the GUC Trust Agreement.

All GUC Trust Operating Expenses shall be payable solely from the GUC Trust Operating Reserve.

Retention of Jurisdiction
The Plan will provide for the retention of jurisdiction by the Bankruptcy Court for usual and customary matters, as well as retention of jurisdiction over (i) the implementation of the Management Incentive Plan by January 1, 2024 and (ii) solely during the Post-Restructuring Severance Period, matters relating to the CEO Employment Agreement Term Sheet and the Executive Severance Term Sheet.

Vesting of Debtors’ Property
The property of each Debtor’s estate shall vest in the applicable Reorganized Debtor on and after the Effective Date free and clear (except as provided in the Plan) of liens, claims, charges, and other encumbrances, subject to and in accordance with the Plan, including the Description of Transaction Steps.

Retention of Claims
The Reorganized Debtors, as applicable, shall retain all rights to commence and pursue any Causes of Action, other than any Causes of Action released by the Debtors pursuant to the release and exculpation provisions outlined in this Restructuring Term Sheet.  For the avoidance of doubt, to the extent that any Causes of Action against the Debtors are not released or discharged pursuant to the Plan, the Debtors shall retain all rights to assert any and all counterclaims, crossclaims, claims for contribution, defenses, and similar claims in response to such Causes of Action.

Discharge of Claims and Terminations of Interests
To the extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not:  (i) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (iii) the Holder of such a Claim or Interest has accepted the Plan.  Any default or “event of default” by the Debtors or their Affiliates with respect to any Claim or Interest on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing).  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

23

Release of Liens
Except as otherwise specifically provided in the Plan or any other Definitive Document, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, discharged, and compromised, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or filing being required to be made by the Debtors.

In addition, the ABL Agents, BrandCo Agent, 2016 Agent, ABL DIP Facility Agent, and Term DIP Facility Agent shall execute and deliver all documents reasonably requested by the Debtors, the Reorganized Debtors, the Exit Facilities Agents, or, in the event an Acceptable Alternative Transaction is consummated, the Purchaser, as applicable, to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Debtors or Reorganized Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto.

Releases by the Debtors
Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, as of the Effective Date, each of the Released Parties shall be unconditionally, irrevocably, generally, individually, and collectively, released, acquitted, and discharged by the Debtors, the Reorganized Debtors, and each of their Estates from any and all Causes of Action, including any derivative Causes of Action asserted or assertable by or on behalf of a Debtor, Reorganized Debtor, or any of their Estates, any Causes of Action that any Debtor, Reorganized Debtor, or any of their Estates would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim against or Interest in a Debtor or other Entity, whether known or unknown, foreseen or unforeseen, asserted or unasserted, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise that the Debtors, the Reorganized Debtors, or their Estates (whether individually or collectively) ever had, now have, or thereafter can, shall, or may have, based on or relating to, or in any manner arising from, in whole or in part:

(i)         the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Chapter 11 Cases, the purchase, sale, or rescission of any security of the Debtors, the Plan Settlement, the Settled Claims, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Definitive Documents, the DIP Facilities, the Equity Rights Offering, the New Common Stock, the New Warrants, the Backstop Commitment Agreement, the Exit Facilities, the Disclosure Statement, or the Plan, including the Plan Supplement;

(ii)         any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Definitive Documents, the DIP Facilities, the Equity Rights Offering, the New Common Stock, the New Warrants, the Backstop Commitment Agreement, the Exit Facilities, the Disclosure Statement, or the Plan, including the Plan Supplement;

(iii)        the business or contractual arrangements between any Debtor and any Released Party, whether before or during the Debtors’ restructuring, or the restructuring of Claims and Interests before or during the Chapter 11 Cases;

(iv)         the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is affected by or classified in the Plan;

(v)          the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement;

(vi)          the Settled Claims; or

(vii)       any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date arising from or relating to any of the foregoing, including, without limitation, the Unsecured Notes Indenture, the ABL Credit Agreement, the 2016 Credit Agreement, or the BrandCo Credit Agreement, and all matters relating thereto.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above shall not release (w) to the extent that any Causes of Action against the Debtors are not released or discharged pursuant to the Plan, any rights of the Debtors to assert any and all counterclaims, crossclaims, claims for contribution, defenses, and similar claims in response to such Causes of Action, (x) any Causes of Action set forth in the Schedule of Retained Causes of Action, including any Retained Preference Action, (y) any Cause of Action against any Excluded Party, or (z) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, any Definitive Document (including those set forth in the Plan Supplement), or other document, instrument or agreement executed to implement the Plan.

24

Third-Party Releases
As of the Effective Date, each of the Releasing Parties other than the Debtors shall be deemed to have expressly, absolutely, unconditionally, irrevocably, generally, individually, and collectively, released, acquitted, and discharged each of the Released Parties from any and all Causes of Action, including any derivative Causes of Action asserted or assertable by or on behalf of a Debtor, Reorganized Debtor, or any of their Estates, and any Causes of Action asserted or assertable by or on behalf of the Holder of any Claim or Interest or other Entity, whether known or unknown, foreseen or unforeseen, asserted or unasserted, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise that the Releasing Parties (whether individually or collectively) ever had, now have, or thereafter can, shall, or may have, based on or relating to, or in any manner arising from, in whole or in part:

(i)         the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Chapter 11 Cases, the purchase, sale, or rescission of any security of the Debtors, the BrandCo Entities, the Plan Settlement, the Settled Claims, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Definitive Documents, the DIP Facilities, the Equity Rights Offering, the New Common Stock, the New Warrants, the Backstop Commitment Agreement, the Exit Facilities, the Disclosure Statement, or the Plan, including the Plan Supplement;

(ii)         any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Definitive Documents, the DIP Facilities, the Equity Rights Offering, the New Common Stock, the New Warrants, the Backstop Commitment Agreement, the Exit Facilities, the Disclosure Statement, or the Plan, including the Plan Supplement;

(iii)       the business or contractual arrangements between any Debtor and any Releasing Party, whether before or during the Debtors’ restructuring, or the restructuring of Claims and Interests before or during the Chapter 11 Cases;

(iv)        the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is affected by or classified in the Plan;

25

(v)         the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement;

(vi)         the Settled Claims; or

(vii)      any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date arising from or relating to any of the foregoing, including, without limitation, the Unsecured Notes Indenture, the ABL Credit Agreement, the 2016 Credit Agreement, or the BrandCo Credit Agreement, and all matters relating thereto.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above shall not release (w) to the extent that any Causes of Action against any Releasing Party are not released or discharged pursuant to the Plan, any rights of such Releasing Party to assert any and all counterclaims, crossclaims, claims for contribution, defenses, and similar claims in response to such Causes of Action (provided that no such third-party claims or claims for contribution or similar claims may be asserted against the Debtors or the Reorganized Debtors to the extent such claims have been released or discharged pursuant to the Plan), (x) any Cause of Action against a Released Party other than the Debtors unknown to such Releasing Party as of the Effective Date arising out of actual fraud, gross negligence, or willful misconduct of such Released Party, (y) any Cause of Action against any Excluded Party, or (z) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any Definitive Document (including those set forth in the Plan Supplement), or other document, instrument or agreement executed to implement the Plan.

Exculpation
Except as otherwise specifically provided in the Plan or the Confirmation Order, no Exculpated Party shall have or incur any liability to any person or Entity for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action related to any act or omission in connection with, relating to, or arising out of, the Debtors’ restructuring efforts, the Chapter 11 Cases, preparation for the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Settled Claims, the formulation, preparation, dissemination, negotiation, filing, or termination of the Restructuring Support Agreement and related transactions, the Disclosure Statement, the Plan (including any term sheets related thereto), the Plan Supplement, the DIP Facilities, the Equity Rights Offering, the Backstop Commitment Agreement, the Exit Facilities, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with any of the foregoing, the funding of the Plan, the occurrence of the Effective Date, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the Definitive Documents, the issuance of securities pursuant to the Plan, the issuance of the New Common Stock and the New Warrants pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, gross negligence, or willful misconduct; provided that the foregoing shall not be deemed to release, affect, or limit any post-Effective Date rights or obligations of the Exculpated Parties under the Plan, the Exit Facilities, any Restructuring Transaction, or any Definitive Document (including those set forth in the Plan Supplement), or other document, instrument, or agreement executed to implement the Plan.

The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of consideration pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

26

Injunction
Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims or interests that have been released or discharged pursuant to the Plan, or are subject to exculpation pursuant to the Plan, shall be permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, the Purchaser (in the case of an Acceptable Alternative Transaction) under the Asset Purchase Agreement, or the Released Parties:  (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has, on or before the Effective Date, asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

No Impairment of Direct Insurance Claims
Nothing in the Plan will impair or otherwise affect any right of a Holder of a Claim under applicable law, if any, to assert direct claims solely under any applicable insurance policy of the Debtors or solely against any applicable provider of such policies, if any.

Post-Emergence Professional Fees and Expenses
The Debtors or the Reorganized Debtors, as applicable, shall continue to timely pay the reasonable and documented fees and expenses of the BrandCo Lender Group Advisors, whether incurred before, on, or after the Effective Date.
The Reorganized Debtors shall pay the fees and expenses of the Professionals after the Effective Date, in accordance with the Plan.

27

ADDITIONAL RESTRUCTURING SUPPORT AGREEMENT TERMS
Distribution Election
All Consenting BrandCo Lenders shall enter into a privately negotiated agreement (referred to herein as the Swap Agreement), pursuant to which (a) each Consenting 2020 B-1 Lender shall agree to swap its right to receive all or a proportional share of the New Common Stock on the Effective Date and Equity Subscription Rights (promptly after the applicable rights offering record date) to which such Consenting 2020 B‑1 Lender is entitled under the Plan on account of such Consenting 2020 B-1 Lender’s Class 4 Allowed OpCo Term Loan Claim for the right to receive, on the Effective Date, the Swap Ratio Equivalent Value of the Take-Back Term Loans swapped by the Consenting 2020 B-2 Lenders; and (b) each Consenting 2020 B-2 Lender shall agree to swap its right to receive on the Effective Date all or a proportional share of the Take-Back Term Loans to which such Consenting 2020 B 2 Lender is entitled under the Plan on account of such Consenting 2020 B-2 Lender’s Class 6 Allowed BrandCo Second Lien Guaranty Claim for the right to receive (x) on the Effective Date, the Swap Ratio Equivalent Value of the New Common Stock and (y) promptly after the applicable rights offering record date, the Swap Ratio Equivalent Value of the Equity Subscription Rights swapped by the Consenting 2020 B-1 Lenders.

That swap shall be administered through one or more third-party intermediaries, in each case subject to applicable securities laws, pursuant to the Swap Agreement and any related agreements with such third parties, and, if required or otherwise beneficial, effectuated in whole or in part by the applicable disbursing agent upon reasonable notice or as otherwise agreed in any of the foregoing agreements.

28

SCHEDULE 1

DEFINITIONS

Capitalized terms used but not defined in the Restructuring Support Agreement and this Restructuring Term Sheet have the meanings ascribed to them in this Schedule 1.

Term	Definition
2016 Agent
Citibank, N.A., solely in its capacity as administrative agent and collateral agent under the 2016 Term Loan Credit Agreement, or any successor administrative agent or collateral agent as permitted by the terms set forth in the 2016 Term Loan Credit Agreement.

2016 Credit Agreement
The Term Credit Agreement, dated as of September 7, 2016 (as amended, amended and restated, supplemented, or otherwise modified from time to time), by and among Holdings, RCPC, the 2016 Term Loan Agent, and the lenders party thereto from time to time.

2016 Term Loan Claim	Any Claim on account of the 2016 Term Loans or derived from, based upon, relating to, or arising under the 2016 Credit Agreement.
2016 Term Loan Claims Allowed Amount
An amount equal to (i) the aggregate outstanding principal amount of the 2016 Term Loans as of the Petition Date of $872,424,572 plus (ii) all accrued and unpaid interest on the 2016 Term Loans as of the Petition Date in the amount of $2,161,950 plus (iii) in the event an Acceptable Alternative Transaction is consummated, all other accrued and unpaid interest accrued on the aggregate outstanding principal amount of the 2016 Term Loans as of the Effective Date to the extent permitted under section 506(b) of the Bankruptcy Code; provided that no Contingent 2016 Term Loan Claim shall be Allowed until such Contingent 2016 Term Loan Claim has been fixed pursuant to a full and final adjudication or other resolution (whether by judicial determination, settlement or otherwise) of the claims and defenses that have, or could have, been asserted in the Citibank Wire Transfer Litigation or in connection with the facts alleged in the Citibank Wire Transfer Litigation.
Any 2016 Term Loan Claim against any BrandCo Entity shall be Disallowed.

2016 Term Loans	The term loans issued under the 2016 Credit Agreement.
2019 Credit Agreement
The Term Credit Agreement, dated as of August 6, 2019 (as amended, amended and restated, supplemented, or otherwise modified from time to time), by and among Holdings, RCPC, Wilmington Trust, N.A., as administrative agent, and each collateral agent, and the lenders party thereto from time to time.

2019 Financing Transaction	The transactions executed in connection with the 2019 Credit Agreement.

Term	Definition
2020 Revolver Joinder Agreement
That certain Joinder Agreement to the 2016 Credit Agreement, dated as of April 30, 2020, by and among the New Lenders (as defined therein), RCPC, the other Loan Parties (as defined in the 2016 Credit Agreement) party thereto, and the 2016 Agent.

2020 Term B-1 Loan Claim	Any Claim on account of the 2020 Term B-1 Loans derived from, based upon, relating to, or arising under the BrandCo Credit Agreement.
2020 Term B-1 Loan Claims Allowed Amount
The full outstanding amount of the 2020 Term B-1 Loans, including (i) an aggregate outstanding principal amount as of the Petition Date of $938,986,931, (ii) the Applicable Premium (as defined in the BrandCo Credit Agreement) in the amount of $98,593,628, and (iii) all accrued and unpaid interest, including PIK Interest (as defined in the BrandCo Credit Agreement), accruing on the aggregate outstanding principal amount of the 2020 Term B-1 Loans before or after the Petition Date, at the rate provided for in the BrandCo Credit Agreement, including Section 2.15(d) thereof, through the Effective Date; provided that post-petition interest accruing on the Applicable Premium will not be included in the 2020 Term B-1 Loan Claims Allowed Amount and will be waived as a component of the Plan Settlement.

2020 Term B-1 Loans	The “Term B-1 Loans” as defined in, and issued under, the BrandCo Credit Agreement.
2020 Term B-2 Loan Claim	Any Claim on account of the 2020 Term B-2 Loans derived from, based upon, relating to, or arising under the BrandCo Credit Agreement.
2020 Term B-2 Loan Claims Allowed Amount
An amount equal to (i) the aggregate outstanding principal amount of the 2020 Term B-2 Loans as of the Petition Date of $936,052,001 plus (ii) all accrued and unpaid interest on the 2020 Term B-2 Loans as of the Petition Date in the amount of $10,768,797 plus (iii) in the event an Acceptable Alternative Transaction is consummated, all other accrued and unpaid interest accrued on the aggregate outstanding principal amount of the 2020 Term B-2 Loans as of the Effective Date to the extent permitted under section 506(b) of the Bankruptcy Code.

2020 Term B-2 Loans	The “Term B-2 Loans” as defined in, and issued under, the BrandCo Credit Agreement.
2020 Term B-3 Loan Claim	Any Claim on account of the 2020 Term B-3 Loans derived from, based upon, relating to, or arising under the BrandCo Credit Agreement.

2

Term	Definition
2020 Term B-3 Loan Claims Allowed Amount
An amount equal to (i) the aggregate outstanding principal amount of the 2020 Term B-3 Loans as of the Petition Date of $2,980,287 plus (ii) all accrued and unpaid interest accrued on the aggregate outstanding principal amount of the 2020 Term B-3 Loans as of the Petition Date in the amount of $36,752 plus (iii) in the event an Acceptable Alternative Transaction is consummated, all other accrued and unpaid interest on the 2020 Term B-3 Loans as of the Effective Date to the extent permitted under section 506(b) of the Bankruptcy Code.

2020 Term B-3 Loans	The “Term B-3 Loans” as defined in, and issued under, the BrandCo Credit Agreement.
2020 Term Loan Claims	Collectively, the 2020 Term B-1 Loan Claims, the 2020 Term B-2 Loan Claims, and the 2020 Term B-3 Loan Claims.
ABL Agents
MidCap Funding IV Trust, as administrative agent and collateral agent under the ABL Facility Credit Agreement, Crystal Financial LLC d/b/a SLR Credit Solutions, as SISO Term Loan Agent (as defined in the ABL Facility Credit Agreement), and Alter Domus (US) LLC, as Tranche B Administrative Agent (as defined in the ABL Facility Credit Agreement), or, with respect to each of the foregoing, any successor administrative agent or collateral agent as permitted by the terms set forth in the ABL Facility Credit Agreement.

ABL DIP Facility	The post-petition financing facility provided for under the ABL DIP Facility Credit Agreement and the Final DIP Order.
ABL DIP Facility Agent
MidCap Funding IV Trust, as administrative agent and collateral agent under the ABL DIP Facility Credit Agreement, or any successor administrative agent or collateral agent as permitted by the terms set forth in the ABL DIP Facility Credit Agreement.

ABL DIP Facility Claim	Any Claim on account of the ABL DIP Facility derived from, based upon, relating to, or arising under the ABL DIP Facility Credit Agreement.
ABL DIP Facility Credit Agreement
The Super-Priority Senior Secured Debtor-in-Possession Asset-Based Revolving Credit Agreement, dated as of June 30, 2022 (as amended, amended and restated, supplemented, or otherwise modified from time to time), by and among RCPC, Holdings, Midcap Funding IV Trust, as administrative agent, collateral agent, and lead arranger, Crystal Financial LLC d/b/a SLR Credit Solutions, as SISO Term Loan Agent (as defined therein), and the other lending institutions party thereto from time to time.

3

Term	Definition
ABL Facility Credit Agreement
The Asset-Based Revolving Credit Agreement dated as of September 7, 2016 (as amended, amended and restated, supplemented, or otherwise modified from time to time), by and among Holdings, RCPC, the subsidiaries of RCPC party from time to time thereto, MidCap Funding IV Trust, as administrative agent, collateral agent, issuing lender, and swingline lender, Crystal Financial LLC d/b/a SLR Credit Solutions, as SISO Term Loan Agent (as defined therein), Alter Domus (US) LLC, as Tranche B Administrative Agent (as defined therein), and the other lending institutions party from time to time thereto.

Acceptable Alternative Transaction
A sale of all or substantially all of the assets of the Debtors under the Plan, which may be consummated in lieu of the reorganization of the Reorganized Debtors; provided that (i) the proceeds thereof, when allocated in accordance with this Restructuring Term Sheet, are sufficient to provide for recoveries for each Class of Claims equal to or greater than those otherwise provided for under the Plan and, unless otherwise agreed to by the Required Consenting BrandCo Lenders, the indefeasible payment in full in cash of all 2020 Term B-1 Loan Claims and 2020 Term B-2 Loan Claims and (ii) the transactions effectuating such sale, when considered individually or collectively, as applicable, do not result in any non-de-minimis new or increased risk to the recoveries of any Holder of 2020 Term B-1 Loan Claims and 2020 Term B-2 Loan Claims otherwise provided for in the Plan, as determined in good faith by the Debtors.

Ad Hoc Group of BrandCo Lenders	The ad hoc group of Holders of 2020 Term Loan Claims represented by Davis Polk & Wardwell LLP and Centerview Partners LLC.
Adjusted Aggregate Rights Offering Amount	The Aggregate Rights Offering amount after any reduction on account of Excess Liquidity in accordance with the First Lien Exit Facilities Term Sheet or Footnote 2 of this Restructuring Term Sheet.
Administrative Claim
Any Claim incurred by the Debtors on or after the Petition Date and before the Effective Date for the costs and expenses of administration of the Estates pursuant to section 503(b) (including Claims arising under section 503(b)(9) of the Bankruptcy Code), 507(b), or 1114(e)(2) of the Bankruptcy Code), including:  (i) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (ii) Allowed Professional Compensation Claims; and (iii) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

Affiliate
With respect to a specified Entity, any other Entity that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code, if such specified Entity was a debtor in a case under the Bankruptcy Code.

4

Term	Definition
Aggregate Rights Offering Amount
$650 million, which represents the aggregate purchase price of the New Common Stock issued pursuant to the Equity Rights Offering, prior to any reduction on account of Excess Liquidity in accordance with the First Lien Exit Facilities Term Sheet or Footnote 2 of this Restructuring Term Sheet.

Allowed
With respect to any Claim or Interest, except to the extent the Plan provides otherwise, any portion thereof (i) that is allowed under the Plan, by Final Order, or pursuant to a settlement, (ii) that is evidenced by a Proof of Claim or Interest, as applicable, timely filed by the applicable Bar Date or that is not required to be evidenced by a filed Proof of Claim or Interest, as applicable, under the Plan or a Final Order; (iii) that is scheduled by the Debtors as not disputed, contingent, or unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely filed; provided, that, with respect to a Claim or Interest described in clauses (ii) and (iii) above, such Claim or Interest shall be considered Allowed only if and to the extent that with respect to such Claim or Interest no objection to the allowance thereof is interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim or Interest has been Allowed by a Final Order; provided further, that a Talc Personal Injury Claim shall only be Allowed in accordance with the Talc PI Distribution Procedures.  Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date.  No Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable.

Alternative Restructuring Proposal	As defined in the Restructuring Support Agreement.
Asset Purchase Agreement	One or more asset purchase agreements pursuant to which the Acceptable Alternative Transaction is consummated.
Backstop Commitment Agreement
The backstop commitment agreement to be entered into by the Debtors and the Equity Commitment Parties with respect to the Equity Rights Offering (including all schedules and exhibits thereto), which shall be consistent with this Restructuring Term Sheet and otherwise on terms to be agreed by the Debtors, the Equity Commitment Parties, and the Required Consenting 2020 B-2 Lenders.

5

Term	Definition
Backstop Commitment Premium
A commitment premium equal to 12.5% of the Aggregate Rights Offering Amount, payable to the Equity Commitment Parties in shares of New Common Stock issued on the Effective Date at the ERO Price Per Share, in accordance with the Backstop Commitment Agreement; provided that, in the event the Equity Rights Offering is not consummated, the Backstop Commitment Premium shall be payable in cash as provided in the Backstop Commitment Agreement.

Backstop Motion	As defined in the Restructuring Support Agreement.
Backstop Order
The order entered by the Bankruptcy Court (i) approving and authorizing the Debtors’ entry into (A) the Backstop Commitment Agreement and other Equity Rights Offering Documents, including the Debtors’ obligation to pay the Backstop Commitment Premium and (B) the Incremental New Money Commitment Letter, including the Debtors’ obligation to pay the Incremental New Money Commitment Premium and Discounts, (ii) which order may be the Disclosure Statement Order, and (iii) which shall be in form and substance acceptable to the Debtors and the Required Consenting 2020 B-2 Lenders.

Bankruptcy Code	As defined in the Restructuring Support Agreement.
Bankruptcy Court	As defined in the Restructuring Support Agreement.
Bankruptcy Rules	The Federal Rules of Bankruptcy Procedure promulgated under section 2075 of title 28 of the United States Code, and the general, local, and chambers rules of the Bankruptcy Court.
Bar Date	October 24, 2022, or such other date established by order of the Bankruptcy Court by which Proofs of Claim must be filed with respect to Claims.
BrandCo Agent
Jefferies Finance LLC, in its capacity as administrative agent and each collateral agent under the BrandCo Credit Agreement, or any successor administrative agent or collateral agent as permitted by the terms set forth in the BrandCo Credit Agreement.

BrandCo Credit Agreement
The BrandCo Credit Agreement, dated as of May 7, 2020 (as amended, amended and restated, supplemented, or otherwise modified from time to time), by and among Holdings, RCPC, the BrandCo Agent, and the lenders party thereto from time to time.

6

Term	Definition
BrandCo Distributable Sale Proceeds
(i) A percentage of the Term Loan Distributable Sale Proceeds (which, when combined with the Shared Collateral Distributable Sale Proceeds, shall equal 100%) to be determined in a manner consistent with the methodology used to determine the allocation of distributable value among Holders of Claims in Classes 4–7 set forth in this Restructuring Term Sheet, which percentage shall be disclosed, in the event of an Acceptable Alternative Transaction, in the Plan Supplement, less (ii) the Unsecured Notes Settlement Distribution or any portion thereof, to the extent payable pursuant to the Plan.

BrandCo Entities
Collectively, each of (i) Beautyge I, (ii) Beautyge II, LLC, (iii) BrandCo Almay 2020 LLC, (iv) BrandCo Charlie 2020 LLC, (v) BrandCo CND 2020 LLC, (vi) BrandCo Curve 2020 LLC, (vii) BrandCo Elizabeth Arden 2020 LLC, (viii) BrandCo Giorgio Beverly Hills 2020 LLC, (ix) BrandCo Halston 2020 LLC, (x) BrandCo Jean Nate 2020 LLC, (xi) BrandCo Mitchum 2020 LLC, (xii) BrandCo Multicultural Group 2020 LLC, (xiii) BrandCo PS 2020 LLC, and (xiv) BrandCo White Shoulders 2020 LLC.

BrandCo Equity Distributable Sale Proceeds
Any BrandCo Distributable Sale Proceeds remaining after the payment in full in cash of the Allowed amount of the 2020 Term B-1 Loan Claims, the Allowed amount of the 2020 Term B-2 Loan Claims, and the Allowed amount of the 2020 Term B-3 Loan Claims.

BrandCo Equity Distribution
50% of (i) the New Common Stock, subject to dilution by any New Common Stock issued in connection with the Equity Rights Offering (including, for the avoidance of doubt, pursuant to the Backstop Commitment Agreement) or any MIP Awards or upon the exercise of the New Warrants and (ii) the Equity Subscription Rights.

BrandCo Financing Transaction	The transactions executed in connection with the BrandCo Credit Agreement.
BrandCo First Lien Guaranty Claim	Any 2020 Term B-1 Loan Claim against a BrandCo Entity.
BrandCo Lender Group Advisors
Davis Polk & Wardwell LLP, Kobre & Kim LLP, Goodmans LLP, Centerview Partners LLC, and The Boston Consulting Group, Inc., and each other special or local counsel or other professional retained by the Ad Hoc Group of BrandCo Lenders, each in their capacity as advisors to the Ad Hoc Group of BrandCo Lenders or in their capacity as advisors to the members thereof.

BrandCo Second Lien Guaranty Claim	Any 2020 Term B-2 Loan Claim against a BrandCo Entity.
BrandCo Third Lien Guaranty Claim	Any 2020 Term B-3 Loan Claim against a BrandCo Entity.

7

Term	Definition
Breach Notice	As defined in the Restructuring Support Agreement.
Cause of Action
Without limitation, any Claim, Interest, claim, damage, remedy, cause of action, controversy, demand, right, right of setoff, action, cross claim, counterclaim, recoupment, claim for breach of duty imposed by law or in equity, action, Lien, indemnity, contribution, reimbursement, guaranty, debt, suit, class action, third-party claim, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, or franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, direct or indirect, choate or inchoate, liquidated or unliquidated, suspected or unsuspected, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, under the Bankruptcy Code or applicable non-bankruptcy law, or pursuant to any other theory of law.  For the avoidance of doubt, Causes of Action include:  (i) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law; (ii) the right to object to or otherwise contest Claims or Interests; (iii) claims pursuant to section 362, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, or 553 of the Bankruptcy Code or similar non-U.S. or state law; and (iv) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code.

CEO Employment Agreement Term Sheet	As defined in this Restructuring Term Sheet.
Chapter 11 Cases	As defined in the Restructuring Support Agreement.
Citibank Wire Transfer Litigation
That certain litigation captioned (i) In re Citibank August 11, 2020 Wire Transfers pending in the United States District Court for the Southern District of New York under docket number 20-CV-6539 (JMF) and (ii) Citibank, N.A., as Plaintiff-Appellant, v. Brigade Capital Management, LP, HPS Investment Partners, LLC, Symphony Asset Management LLC, Bardin Hill Loan Management LLC, Greywolf Loan Management LP, Zais Group LLC, Allstate Investment Management Company, Medalist Partners Corporate Finance LLC, Tall Tree Investment Management LLC, and New Generation Advisors LLC, as Defendants-Appellees, and Investcorp Credit Management US LLC and Highland Capital Management Fund Advisors LP, as Defendants pending in the United States Court of Appeals for the Second Circuit under docket number 21‑487-cv, and any related litigations relating to the same or a similar subject matter.

Claim	A “claim,” as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

8

Term	Definition
Class	A category of Claims or Interests under the Plan pursuant to section 1122(a) of the Bankruptcy Code, as specified in this Restructuring Term Sheet.
Closing Discount	As defined in the First Lien Exit Facilities Term Sheet.
Company Entities	Revlon, Inc. and its directly- and indirectly-owned subsidiaries.
Confirmation
Entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to the adjournment of the hearing to consider entry thereof after delivery of any Breach Notice by the Required Consenting BrandCo Lenders until (i) such alleged breach is cured or (ii) the Bankruptcy Court determines that there is no breach under the Restructuring Support Agreement.

Confirmation Order	The order entered by the Bankruptcy Court confirming the Plan, which order shall be in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders.
Consenting BrandCo Lenders	As defined in the Restructuring Support Agreement.
Consenting Creditors	As defined in the Restructuring Support Agreement.
Consenting Unsecured Noteholder
Each Holder of an Unsecured Notes Claim that (i) votes to accept the Plan on account of its Unsecured Notes Claim, and (ii) does not, directly or indirectly, object to, or otherwise impede, delay, or interfere with, solicitation, acceptance, Confirmation, or Consummation of the Plan.

Consenting Unsecured Noteholder Recovery	As defined in this Restructuring Term Sheet.
Consummation	The occurrence of the Effective Date.
Contingent 2016 Term Loan Claim	Any 2016 Term Loan Claim that remains subject to ongoing litigation in connection with the Citibank Wire Transfer Litigation.
Contract Rejection Claim	A Claim arising from the rejection of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.
Covered Claims	As defined in this Restructuring Term Sheet.
Creditors’ Committee
The official committee of unsecured creditors appointed in the Chapter 11 Cases by the U.S. Trustee on June 24, 2022 pursuant to section 1102(a)(1) of the Bankruptcy Code, as such committee may be reconstituted from time to time.

9

Term	Definition
Creditors’ Committee Settlement
The settlement of the Settled Claims by the Creditors’ Committee reflected in the Restructuring Support Agreement and effectuated pursuant to the Plan, including through the distributions provided to holders of General Unsecured Claims and Unsecured Notes Claims on account of such Claims, which settlement is a component of the Plan Settlement.

Creditors’ Committee Settlement Conditions
Unless otherwise waived by the Required Consenting BrandCo Lenders, (i) the BrandCo Settlement Termination Date shall not have occurred and (ii) the Required Consenting BrandCo Lenders shall have not sent a Breach Notice that remains uncured and that, with the passage of time, would result in the occurrence of the BrandCo Settlement Termination Date.

Debtors	As defined in the introduction to this Restructuring Term Sheet.
Definitive Documents	As defined in the Restructuring Support Agreement.
Description of Transaction Steps
A document, to be included in the Plan Supplement, which shall be in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders, that sets forth the material components of the Restructuring Transactions and a description of the steps to be carried out to effectuate the Restructuring Transactions in accordance with the Plan, including the reorganization of the Reorganized Debtors and the issuance of New Common Stock, the New Warrants, and the other distributions under the Plan, through the Chapter 11 Cases, the Plan, or any Definitive Documents, and the intended tax treatment of such steps.

DIP Agents	Collectively, the ABL DIP Facility Agent and the Term DIP Facility Agent.
DIP Facilities	Collectively, the ABL DIP Facility, the Intercompany DIP Facility, and the Term DIP Facility.
DIP Lender	Each lender from time to time under the ABL DIP Facility, the Intercompany DIP Facility, or the Term DIP Facility.

10

Term	Definition
Disallowed
With respect to any Claim or Interest, a portion thereof that (i) is disallowed under the Plan (including, with respect to Talc Personal Injury Claims, pursuant to the Talc PI Distribution Procedures), by Final Order, or pursuant to a settlement, (ii) is scheduled by the Debtors at zero dollars ($0) or as contingent, disputed, or unliquidated and as to which a Bar Date has been established but no Proof of Claim was timely filed or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court, including the order approving the Bar Date, or otherwise deemed timely filed under applicable law, or (iii) is not scheduled by the Debtors and as to which a Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

Disclosure Statement
The disclosure statement for the Plan, including all exhibits and schedules thereto and references therein, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, which shall be prepared and distributed in accordance with this Restructuring Term Sheet, the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law, and which shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting BrandCo Lenders.

Disclosure Statement Order	The order entered by the Bankruptcy Court approving the Disclosure Statement, which shall be in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders.
Disputed	With respect to any Claim or Interest, a Claim or Interest that is not yet Allowed or Disallowed.
Effective Date
(i) The date that is the first Business Day on which all conditions to the effectiveness of the Plan have been satisfied or waived in accordance with the terms of the Plan or (ii) such later date as agreed to by the Debtors and the Required Consenting BrandCo Lenders.

11

Term	Definition
Employment Obligations
All contracts, agreements, arrangements, policies, programs, and plans for, among other things, compensation, bonuses, reimbursement, indemnity, health care benefits, disability benefits, deferred compensation benefits, travel benefits, vacation and sick leave benefits, savings, severance benefits, including in the event of a change of control after the Effective Date, retirement benefits, retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), welfare benefits, relocation programs, life insurance, and accidental death and dismemberment insurance, including contracts, agreements, arrangements, policies, programs, and plans for bonuses and other incentives or compensation for the Debtors’ current and former employees, directors, officers, consultants, and managers, including executive compensation programs and existing compensation arrangements (including, in each case, any amendments thereto), and including, for the avoidance of doubt, the Canadian Savings Plan, the Canadian Savings Match Plan, the U.K. Savings Plan, the Canadian Pension Plan, and the U.K. Pension Plan (each as defined in the Wages Motion); provided that Employment Obligations shall not include Non-Qualified Pension Claims.

Additionally, the Reorganized Debtors shall assume the Debtors’ executive severance plan for directors and above and chief executive officer employment agreement, each as modified consistent with the terms provided as of the date hereof by the Debtors’ advisors to the BrandCo Lender Group Advisors, and such assumed agreements shall supersede and replace any existing executive severance plan for directors and above and chief executive officer employment agreement.

12

Term	Definition
Enhanced Cash Incentive Program
An enhanced cash incentive program to be adopted by the Reorganized Debtors on the Effective Date.
The Enhanced Cash Incentive Program shall have the same participants as the KEIP.
The terms and conditions of the Enhanced Cash Incentive Program shall include the following:
•      Target payout of approximately $8.6 million in the aggregate (assuming an Effective Date of April 30, 2023, with the actual amount to be adjusted based on the actual Effective Date);

•      Annual payment and measurement of performance;

•      Payment allocations among participants proportionate to the allocations of each participant in the KEIP;

•      Payouts tied to the Debtors’ 2023 business plan, with the same performance metrics as used in the KEIP (subject to re-weighting in consultation with the Debtors’ compensation consultant as set forth above); and

•      No clawback or holdback provisions.

The Enhanced Cash Incentive Program shall have the same performance metrics as the KEIP, and the calculations and definitions applicable to the Enhanced Cash Incentive Program’s performance metrics, metric weightings, and performance targets (including threshold and maximum performance targets), shall be reasonably agreed to by the Debtors and the Required Consenting BrandCo Lenders, after consultation with the Debtors’ compensation consultant.  If such calculations and definitions are not mutually agreed upon, the following shall be deemed to be agreed upon as terms for the Enhanced Cash Incentive Program:  (i) the metric calculation definitions and performance targets as set forth in the existing KEIP program; (ii) threshold payments and maximum payouts available under the Enhanced Cash Incentive Program, in proportion to the target payout under the Enhanced Cash Incentive Program, shall be in the same proportion, respectively, that thresholds and maximum payouts are available, relative to threshold payouts, under the KEIP for 2023; and (iii) metric weighting of (as the following metrics are defined in the KEIP) Tested Recurring EBIDTA weighted at 60%, Tested Net Sales weighted at 30%, and Tested Cumulative Operating Net Cash Flow weighted at 10%.

Entity	As defined in section 101(15) of the Bankruptcy Code.

13

Term	Definition
Equity Commitment Parties
The Consenting BrandCo Creditors and/or such other parties or Entities (as approved by the Required Consenting 2020 B-2 Lenders and/or Debtors to the extent required by the terms of the Backstop Commitment Agreement), in each case, that are signatories to the Backstop Commitment Agreement and that have agreed to, among other things, backstop the Equity Rights Offering thereunder.

Equity Rights Offering
The equity rights offering to be consummated by Reorganized Holdings on the Effective Date in accordance with the Equity Rights Offering Documents, pursuant to which it shall issue shares of New Common Stock at the ERO Price Per Share for an aggregate price equal to the Adjusted Aggregate Rights Offering Amount.

Equity Rights Offering Documents
The Backstop Commitment Agreement, the Backstop Motion, the Backstop Order, and any and all other agreements, documents, and instruments delivered or entered into in connection with, or otherwise governing, the Equity Rights Offering, including the Equity Rights Offering Procedures, subscription forms, and any other materials distributed in connection with the Equity Rights Offering, which, in each case, shall be in form and substance acceptable to the Debtors and the Required Consenting 2020 B-2 Lenders and consistent with this Restructuring Support Agreement.

Equity Rights Offering Procedures
Those certain rights offering procedures with respect to the Equity Rights Offering, as approved by the Bankruptcy Court, which shall be in form and substance acceptable to the Debtors and the Required Consenting 2020 B-2 Lenders and consistent with this Restructuring Support Agreement.

Equity Subscription Rights	The rights to purchase 70% of the New Common Stock sold pursuant to the Equity Rights Offering at the ERO Price Per Share.
ERISA	The Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1301-1461, as amended.
ERO Price Per Share	The price per share of New Common Stock issued pursuant to the Equity Rights Offering, which shall be determined based on a 30% discount to Plan Equity Value.
Estate	With respect to any Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of its Chapter 11 Case.
Estate Cause of Action	Any Cause of Action that any Debtor may have or be entitled to assert on behalf of its Estate or itself, whether or not asserted.
Excess Liquidity	As defined in the First Lien Exit Facilities Term Sheet.

14

Term	Definition
Exchange Act	The U.S. Securities Exchange Act of 1934 (as amended).
Excluded Parties
Collectively, all Entities liable for Talc Personal Injury Claims in respect of Jean Nate products or other products produced by the Debtors, other than any Debtor or any current or former officer, director, authorized agent, or employee of the Debtors.  For the avoidance of doubt, any insurer of the Debtors that may be liable for Talc Personal Injury Claims and Bristol-Myers Squibb Company and its Affiliates shall be Excluded Parties.

Exculpated Parties
Collectively, and in each case in its capacity as such:  (i) the Consenting Creditors; (ii) the BrandCo Agent; (iii) the DIP Lenders and DIP Agents; (iv) the Creditors’ Committee and each of its members as of the Effective Date; (v) each Debtor and Reorganized Debtor; and (vi) with respect to each of the Entities in the foregoing clauses (i) through (v), each such Entity’s current and former Affiliates (regardless of whether such interests are held directly or indirectly); (vii) with respect to each of the Entities in the foregoing clauses (i) through (vi), each such Entity’s current and former predecessors, successors, subsidiaries, direct and indirect equityholders, funds, portfolio companies, and management companies; and (viii) with respect to each of the Entities in the foregoing clauses (i) through (vii), each such Entity’s current and former directors, officers, managers, members, principals, partners, employees, independent contractors, agents, representatives, managed accounts or funds, management companies, fund advisors, investment advisors, advisory board members, financial advisors, partners (including both general and limited partners), consultants, financial advisors, attorneys, accountants, investment bankers, and other professionals.

Executive Severance Term Sheet	As defined in this Restructuring Term Sheet.
Exit ABL Facility
A new senior secured revolving credit facility, which shall be (i) in an aggregate principal amount to be determined and (ii) in all respects in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders.

Exit ABL Facility Credit Agreement	The credit agreement governing the Exit ABL Facility, which shall be in all respects in form and substance acceptable to the Debtors and the Required Consenting BrandCo Creditors.

15

Term	Definition
Exit ABL Facility Documents
The Exit ABL Facility Credit Agreement and any and all other agreements, documents, notes, pledges, collateral agreements, loan and security agreements, mortgages, control agreements, deeds of trust, intercreditor agreements, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) delivered or executed in connection with the Exit ABL Facility, in each case which shall be in all respects in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders.

Exit Facilities
Collectively, (i) the First Lien Exit Facilities, consisting of the Take-Back Facility and the Incremental New Money Facility, or the Third-Party New Money Exit Facility, as applicable, (ii) the Exit ABL Facility, and (iii) the New Foreign Facility.

Exit Facilities Agents	The agent(s) under the Exit Facilities.
Exit Facilities Documents	The First Lien Exit Facilities Documents or the Third-Party New Money Exit Facility Documents, as applicable, the Exit ABL Facility Documents, and the New Foreign Facility Documents.
Exit Facilities Lenders	The lenders under the Exit Facilities.
FILO ABL Claim	Any Claim on account of the “Tranche B Term Loans,” as defined in the ABL Facility Credit Agreement, derived from, based upon, relating to, or arising under the ABL Credit Agreement.
Final DIP Order
The Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Superpriority Administrative Expense Status, (III) Granting Adequate Protection to the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief entered by the Bankruptcy Court on August 2, 2022 [Docket No. 330].

16

Term	Definition
Final Order
An order, ruling, or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases (or by the clerk of such other court of competent jurisdiction on the docket of such court), which has not been reversed, stayed, modified, amended, or vacated, and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument, or rehearing has been timely taken or is pending or (ii) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Bankruptcy Rules; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

Financing Transactions Litigation Claims
Any Cause of Action arising out of or related to:
(i)           the facts and circumstances alleged in the complaint filed in AIMCO CLO 10 Ltd et al v. Revlon, Inc. et al., Adv. Pro. Case No. 1:22-ap-1167 (Bankr. S.D.N.Y.), including all causes of action alleged therein;

(ii)          the facts and circumstances alleged in the complaint filed in UMB Bank, N.A. v. Revlon, Inc., et al., No. 1:20-cv-06352 (S.D.N.Y. 2020), including all causes of action alleged therein;

(iii)         the 2019 Financing Transaction and/or BrandCo Financing Transaction, including:

(A)        the facts and circumstances related to the negotiation of and entry into the 2019 Credit Agreement and any related transactions or agreements, including any related amendments to the 2016 Credit Agreement;

(B)         the facts and circumstances related to the negotiation of and entry into the BrandCo Credit Agreement and any related transactions or agreements, including any related amendments to the 2016 Credit Agreement;

17

Term	Definition

(C)        the repayment of any “Obligations” (as defined in the 2016 Credit Agreement), including with borrowings under the 2019 Credit Agreement;

(D)        the repayment of any “Obligations” (as defined in the 2016 Credit Agreement), including with borrowings under the BrandCo Credit Agreement;

(E)         the facts and circumstances related to the negotiation of and entry into the 2020 Revolver Joinder Agreement and any related transactions or agreements;

(F)         the Loan Documents (as defined in the 2019 Credit Agreement); or

(G)        the Loan Documents (as defined in the BrandCo Credit Agreement); or

(iv)          any associated transactions related to the foregoing.

First Lien Exit Facilities	The Take-Back Facility and the Incremental New Money Facility.
First Lien Exit Facilities Credit Agreement
The credit agreement governing the Take-Back Facility and the Incremental New Money Facility, which shall be (i) in the aggregate principal amount and on the terms set forth in the First Lien Exit Facilities Term Sheet, and (ii) in all respects in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders.

First Lien Exit Facilities Documents
The First Lien Exit Facilities Credit Agreement, the First Lien Exit Facilities Term Sheet, and any and all other agreements, documents, notes, pledges, collateral agreements, loan and security agreements, mortgages, control agreements, deeds of trust, intercreditor agreements, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) delivered or executed in connection with the First Lien Exit Facilities, in each case which shall be in all respects in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders.

First Lien Exit Facilities Term Sheet	The term sheet attached as Exhibit 1 to the Restructuring Term Sheet, which sets forth the material terms of the First Lien Exit Facilities.
Funding Discount	As defined in the First Lien Exit Facilities Term Sheet.
General Unsecured Claim	Any Talc Personal Injury Claim, Non-Qualified Pension Claim, Trade Claim, or Other General Unsecured Claim.
Global Bonus Program	As defined in this Restructuring Term Sheet.

18

Term	Definition
GUC Administrator	The person appointed to act as trustee of the GUC Trust pursuant to the terms of the GUC Trust Agreement and the Plan.
GUC Settlement Amount	Cash or cash equivalents in an aggregate amount equal to $44 million.
GUC Settlement Top Up Amount	Cash or cash equivalents in an aggregate amount equal to 13% of the aggregate Allowed Contract Rejection Claims in excess of $50 million.
GUC Settlement Total Amount	The GUC Settlement Amount and the GUC Settlement Top Up Amount.
GUC Trust	The trust to be established in accordance with the Plan to administer General Unsecured Claims in Classes that vote to accept the Plan, as set forth in this Restructuring Term Sheet.
GUC Trust Agreement
The trust agreement establishing and delineating the terms and conditions for the creation and operation of the GUC Trust, which shall be consistent with this Restructuring Term Sheet and shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting 2020 B-2 Lenders, and the Creditors’ Committee.

GUC Trust Assets
Collectively, (i) The GUC Trust Operating Reserve, (ii) the GUC Settlement Total Amount allocable to any Class of General Unsecured Claims that votes to accept the Plan, and (iii) the Retained Preference Actions.

GUC Trust Operating Expenses
Any and all costs, expenses, fees, taxes, disbursements, debts, or obligations incurred from the operation and administration of the GUC Trust, including in connection with the prosecution or settlement of Retained Preference Actions, and all compensation, costs, and fees of the GUC Administrator and any professionals retained by the GUC Trust.

GUC Trust Operating Reserve
A reserve to be established solely to pay the GUC Trust Operating Expenses, which reserve shall be (i) funded (A) by the Debtors or the Reorganized Debtors, as applicable, in an amount equal to $4 million less the aggregate amount of fees and expenses of members of the Creditors’ Committee paid as Restructuring Expenses in excess of $500,000; provided that such amount may be increased by up to $1 million by the Bankruptcy Court for good cause shown by the GUC Administrator and (B) from proceeds of Retained Preference Actions recovered by the GUC Trust and (ii) held by the GUC Trust in a segregated account and administered by the GUC Administrator on and after the Effective Date.

Holder	An Entity holding a Claim or Interest, as applicable.
Holdings	As defined in the introduction to this Restructuring Term Sheet.

19

Term	Definition
Impaired	With respect to any Class of Claims or Interests, a Class of Claims or Interests that is not Unimpaired.
Incremental New Money Commitment Letter
The letter agreement among the Incremental New Money Commitment Parties and the applicable Debtors setting forth the commitment of the Incremental New Money Commitment Parties to provide the Incremental New Money Facility, which shall be in form and substance acceptable to the Debtors, the Required Consenting BrandCo Lenders, and the Incremental New Money Commitment Parties.

Incremental New Money Commitment Parties	The Consenting BrandCo Lenders party to the Incremental New Money Commitment Letter.
Incremental New Money Commitment Premium	As defined in the First Lien Exit Facilities Term Sheet.
Incremental New Money Commitment Premium and Discounts	The Incremental New Money Commitment Premium, Closing Discount, and Funding Discount.
Incremental New Money Facility
A new money credit facility, which shall be (i) in the aggregate principal amount and on the terms set forth in the First Lien Exit Facilities Term Sheet, and (ii) in all respects in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders.

Intercompany Claim	Any Claim held by a Debtor or a direct or indirect subsidiary of a Debtor, other than an Intercompany DIP Facility Claim.
Intercompany DIP Facility	The post-petition superpriority junior secured debtor-in-possession intercompany credit facility provided for under the Final DIP Order.
Intercompany DIP Facility Claim	Any Claim held by a BrandCo Entity derived from, based upon, relating to, or arising under the Intercompany DIP Facility.
Intercompany Interest	An Interest (other than Interests in Holdings) held by a Debtor or a Debtor Affiliate.
Interest
Any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in a Debtor, including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

20

Term	Definition
IRC	The Internal Revenue Code of 1986, as amended.
KEIP	The key employee incentive plan approved pursuant to the Order Approving the Debtors’ Key Employee Incentive Plan [Docket No. 705].
KERP	The key employee retention plan approved pursuant to the Order Approving the Debtors’ Key Employee Retention Plan [Docket No. 281].
Lien	As defined in section 101(37) of the Bankruptcy Code.
Management Incentive Plan	The management incentive compensation program to be established and implemented by the Reorganized Holdings Board after the Effective Date, on terms consistent with this Restructuring Term Sheet.
MIP Award
Each grant with respect to New Common Stock awarded under the Management Incentive Plan, which shall dilute the New Common Stock issued under the Plan, issued in connection with the Equity Rights Offering (including the New Common Stock issued in connection with the Backstop Commitment Premium), or issuable upon the exercise of the New Warrants.

MIP Equity Pool	As defined in this Restructuring Term Sheet.
New Common Stock
The equity interests in Reorganized Holdings to be issued on or after the Effective Date, which may be issued in one or more series of common or preferred stock as determined by the Debtors and the Required Consenting BrandCo Lenders to be necessary or appropriate to effectuate the allocation of value among Holders of Claims set forth in this Restructuring Term Sheet.

New Foreign Facility
A new foreign term loan facility entered into by certain of the Debtors’ non-Debtor Affiliates, which shall be (i) in an aggregate principal amount and on terms to be determined and (ii) in all respects in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders.

New Foreign Facility Documents
The credit agreement and any and all other agreements, documents, notes, pledges, collateral agreements, loan and security agreements, mortgages, control agreements, deeds of trust, intercreditor agreements, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) delivered or executed in connection with the New Foreign Facility, in each case which shall be in all respects in form and substance acceptable to the Debtors or their non‑Debtor Affiliates that are party thereto, and the Required Consenting BrandCo Lenders.

21

Term	Definition
New Organizational Documents
The organizational and governance documents for the Reorganized Debtors, including, as applicable, the certificates or articles of incorporation, certificates of formation, certificates of organization, certificates of limited partnership, certificates of conversion, limited liability company agreements, operating agreements, limited partnership agreements, stockholder or shareholder agreements, bylaws, indemnification agreements, and any registration rights agreements (or equivalent governing documents of any of the foregoing), in each case in form and substance acceptable to the Required Consenting 2020 B-2 Lenders.

New Warrant Agreement
The warrant agreement to be entered into by Reorganized Holdings that will govern the New Warrants, which shall be consistent with this Restructuring Term Sheet and in form and substance acceptable to the Debtors and the Required Consenting 2020 B-2 Lenders.

New Warrants
New 5-year warrants exercisable to purchase an aggregate number of shares of New Common Stock equal to (after giving effect to the full exercise of such warrants and the Equity Rights Offering, but subject to dilution by any New Common Stock issued in connection with any MIP Awards) 11.75% of the New Common Stock, which will be issued by Reorganized Holdings on the Effective Date pursuant to the New Warrant Agreement, with a strike price set at an enterprise value of $4 billion.
The New Warrant Agreement and/or Plan shall provide, without limitation, (i) that to the fullest extent permitted by applicable law, the New Warrants shall be deemed issued pursuant to Section 1145 of the Bankruptcy Code and entitled to the rights and benefits accorded to holders of securities issued pursuant to a reorganization plan pursuant to that provision; (ii) for a cashless right of exercise; (iii) customary anti‑dilution provisions, and (iv) that amendments to terms that are customarily deemed fundamental in similar instruments shall require the consent of each holder affected thereby.  The remaining terms of the New Warrants shall be set forth in the New Warrant Agreement.

Non-BrandCo Entities	Company Entities that are not BrandCo Entities.
Non-Qualified Pension Claim
Any Claim held by a former employee of the Debtors arising from any of the Debtors’ nonqualified supplemental income plans or agreements, including (i) the Revlon Supplementary Retirement Plan, (ii) the Revlon Pension Equalization Plan, (iii) the Excess Savings Plan, (iv) the Foreign Service Employees Pension Plan, or (v) any individual agreement.

OpCo Debtors	The Debtors other than the BrandCo Entities.

22

Term	Definition
OpCo Term Loan Claim
Any (i) 2016 Term Loan Claim against any OpCo Debtor, (ii) 2020 Term B-1 Loan Claim against any OpCo Debtor, (iii) 2020 Term B-2 Loan Claim against any OpCo Debtor, or (iv) 2020 Term B-3 Loan Claim against any OpCo Debtor.

OpCo Term Loan Equity Distribution
50% of (i) the New Common Stock, subject to dilution by any New Common Stock issued in connection with the Equity Rights Offering (including, for the avoidance of doubt, pursuant to the Backstop Commitment Agreement) or any MIP Awards, but not subject to dilution by any New Common Stock issued upon the exercise of the New Warrants and (ii) the Equity Subscription Rights.

Other General Unsecured Claim
Any Claim, other than an Administrative Claim (including any Professional Compensation Claims), a Priority Tax Claim, a DIP Facility Claim, an Other Secured Claim, an Other Priority Claim, a FILO ABL Claim, a 2020 Term B-1 Loan Claim, a 2020 Term B-2 Loan Claim, a 2020 Term B-3 Loan Claim, a 2016 Term Loan Claim, an Unsecured Notes Claim, a Talc Personal Injury Claim, a Non-Qualified Pension Claim, a Trade Claim, or an Intercompany Claim, and including, for the avoidance of doubt, all Contract Rejection Claims.

Other GUC Settlement Distribution
(i) 18.77% of (A) the GUC Settlement Amount and (B) any Retained Preference Action Net Proceeds plus (ii) the GUC Settlement Top Up Amount, which shall be (x) if Class 9(d) votes to accept the Plan, allocated to Holders of Allowed Other General Unsecured Claims for distribution in accordance with the Plan or (y) if Class 9(d) votes to reject the Plan, retained by the Reorganized Debtors.

Other Priority Claim	Any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.
Other Secured Claim
Any Secured Claim, other than an ABL DIP Facility Claim, a Term DIP Facility Claim, an Intercompany DIP Facility Claim, a 2016 Term Loan Claim, a 2020 Term B-1 Loan Claim, a 2020 Term B-2 Loan Claim, a 2020 Term B-3 Loan Claim, or a FILO ABL Claim.

Pension Settlement Distribution
19.86% of (i) the GUC Settlement Amount and (ii) any Retained Preference Action Net Proceeds, which shall be (x) if Class 9(b) votes to accept the Plan, allocated to Holders of Allowed Non-Qualified Pension Claims for distribution in accordance with the Plan or (y) if Class 9(b) votes to reject the Plan, retained by the Reorganized Debtors.

Petition Date	As defined in the Restructuring Support Agreement.
Plan	As defined in the introduction to Restructuring Term Sheet.
Plan Equity Value	Approximately $1.6 billion.

23

Term	Definition
Plan Settlement	As defined in this Restructuring Term Sheet.
Plan Supplement
The compilation of documents and forms of documents, schedules, and exhibits to the Plan to be filed by the Debtors, which shall be in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders.

Priority Tax Claim	Any Claim of a governmental unit of the type described in section 507(a)(8) of the Bankruptcy Code.
Pro Rata
The proportion that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of the Allowed Claims and Disputed Claims or Allowed Interests and Disputed Interests, as applicable, in such Class; provided that the Pro Rata share of the Talc Personal Injury Settlement Distribution allocable to each Holder of an Allowed Talc Personal Injury Claim shall be calculated by the methodology set forth in the Talc PI Distribution Procedures.

Professional
An Entity employed pursuant to a Final Order of the Bankruptcy Court in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code.

Professional Compensation Claims
A Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the date of Confirmation under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

Professional Fee Escrow
An account, which may be interest-bearing, funded by the Debtors with cash prior to the Effective Date in an amount equal to the aggregate amount of Professional Compensation Claims and other unpaid fees and expenses that professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date.

Professional Fee Escrow Amount
The aggregate amount of Professional Compensation Claims and other unpaid fees and expenses that Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date.

Proof of Claim	A written proof of Claim filed against any of the Debtors in the Chapter 11 Cases by the applicable Bar Date.
Purchaser	The purchaser(s) of all or substantially all of the Debtors’ assets pursuant to an Acceptable Alternative Transaction.

24

Term	Definition
Qualified Pension Plans	The Debtors’ qualified defined benefit plans covered by Title IV of ERISA, including (i) the Revlon Employees’ Retirement Plan and (ii) the Revlon-UAW Pension Plan.
RCPC	As defined in the introduction to this Restructuring Term Sheet.
Reinstated or Reinstatement	With respect to any Claims or Interest, that such Claim or Interest shall be rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code.
Released Parties
Collectively, the Releasing Parties; provided that no Excluded Party shall be a Released Party; provided, further, that, in each case, an Entity shall not be a Released Party if it:  (w) elects to opt out of the releases, if permitted to opt out; (x) does not elect to opt into the releases, if permitted to opt in; (y) files with the Bankruptcy Court an objection to the Plan, including the releases, that is not resolved before Confirmation or supports any such objection or objector; or (z) proposes or supports an Alternative Restructuring Proposal without the Debtors’ consent.

Releasing Parties
Collectively, and in each case in its capacity as such:  (i) each Debtor; (ii) each Reorganized Debtor; (iii) each non-Debtor Affiliate; (iv) each of the Consenting Creditors; (v) the DIP Lenders; (vi) the Creditors’ Committee and each of its members; (vii) the DIP Agents; (viii) the Unsecured Notes Indenture Trustee; (ix) the BrandCo Agent; (x) Citibank, N.A. as the 2016 Agent; (xi) the ABL Agents; (xii) the Equity Commitment Parties; (xiii) the Exit Facilities Lenders; (xiv) the Exit Facilities Agents; (xv) the Purchaser (if any); (xvi) each of the defendants in Adv. Proc. No. 22-01167 (excluding, for the avoidance of doubt, the plaintiff-counterclaim defendants); (xvii) each Holder of Claims or Interests that is deemed to accept the Plan and does not elect to opt out of the releases contained in the Plan; (xviii) each Holder of Claims or Interests that is entitled to vote on the Plan and either (A) votes to accept the Plan, (B) abstains from voting on the Plan and does not elect to opt out of the releases contained in the Plan, or (C) votes to reject the Plan and does not elect to opt out of the releases contained in the Plan; (xix) each Holder of Claims that is deemed to reject the Plan but does not elect to opt out of the releases contained in the Plan; (xx) each Holder of publicly traded Interests in Holdings, that elects to opt in to the releases contained in the Plan; (xxi) with respect to each of the Entities in the foregoing clauses (i) through (xx), each such Entity’s current and former Affiliates (regardless of whether such interests are held directly or indirectly); (xxii) with respect to each of the Entities in the foregoing clauses (i) through (xxi), each such Entity’s current and former predecessors, successors, subsidiaries, direct and indirect equityholders, funds, portfolio companies, and management companies; and (xxiii) with respect to each of the Entities in the foregoing clauses (i) through (xxii), each such Entity’s current and former directors, officers, managers, members, principals, partners, employees, independent contractors, agents, representatives, managed accounts or funds, management companies, fund advisors, investment advisors, advisory board members, financial advisors, partners (including both general and limited partners), consultants, financial advisors, attorneys, accountants, investment bankers, and other professionals; provided that no Holder that votes to accept the Plan shall be entitled to opt out of, and each such Holder shall be deemed to opt into, the releases; provided, further, that, with respect to any Holder of a Claim or Interest that does not elect to opt out of the releases contained in the Plan or that opts into the releases contained in the Plan in any capacity, such Holder and each Affiliate of such Holder that is also a Holder of a Claim or Interest shall be deemed to opt into the Third-Party Releases in all capacities.

25

Term	Definition
Reorganized Debtors
(i) The OpCo Debtors, or any successor or assignee thereto, by merger, consolidation, reorganization, or otherwise, on or after the Effective Date and (ii) to the extent not already encompassed by clause (i), Reorganized Holdings and any newly formed subsidiaries thereof, on or after the Effective Date.

Reorganized Holdings
As determined by the Debtors, with the reasonable consent of the Required Consenting BrandCo Lenders, and set forth in the Description of Transaction Steps, (i) Holdings, as reorganized pursuant to and under the Plan, or any successor or assign thereto by merger, consolidation, reorganization, or otherwise, (ii) RCPC, or any successor or assign thereto by merger, consolidation, reorganization or otherwise, or (iii) a new Entity that may be formed or caused to be formed to, among other things, directly or indirectly acquire substantially all of the assets and/or equity of the Debtors and issue the New Common Stock and New Warrants to be distributed pursuant to the Plan or sold pursuant to the Equity Rights Offering.

Reorganized Holdings Board	The initial board of directors of Reorganized Holdings on and after the Effective Date, the members of which shall be set forth in the Plan Supplement.
Required Consenting 2020 B-2 Lenders	As defined in the Restructuring Support Agreement.
Required Consenting BrandCo Lenders	As defined in the Restructuring Support Agreement.
Restructuring	As defined in the introduction to this Restructuring Term Sheet.

26

Term	Definition
Restructuring Expenses
Collectively, (i) all reasonable and documented fees (including applicable transaction fees, financing fees, completion fees, and attorneys’ fees) and expenses of the BrandCo Agent and the BrandCo Lender Group Advisors and (ii) reasonable and documented fees (including attorneys’ fees) and expenses of the members of the Creditors’ Committee, including the Unsecured Notes Trustee, up to an aggregate amount, with respect to this clause (ii), not to exceed $1.25 million.

Restructuring Support Agreement	As defined in the introduction to this Restructuring Term Sheet.
Restructuring Term Sheet	As defined in the introduction to this Restructuring Term Sheet.
Restructuring Transactions
Those mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, settlements, releases, or other transactions that the Debtors and the Required Consenting BrandCo Lenders reasonably determine to be necessary to implement the Plan in a manner consistent with the Restructuring Support Agreement.

Retained Causes of Action
Any Cause of Action that is not released, waived, or transferred by the Debtors pursuant to the Plan as contemplated in the Restructuring Support Agreement, including those Causes of Action retained as described in the “Retention of Claims” section herein, the Retained Preference Actions, and the claims and Causes of Action set forth in the Schedule of Retained Causes of Action.

Retained Preference Action
Any Estate Cause of Action arising under section 547 of the Bankruptcy Code, and any recovery action related thereto under section 550 of the Bankruptcy Code, against a vendor of the Debtors (other than any critical vendor reasonably designated by the Debtors or the Reorganized Debtors).

Retained Preference Action Net Proceeds	The cash and cash equivalent proceeds of any Retained Preference Action recovered by the GUC Trust less any amounts required to fund GUC Trust Operating Expenses.
Sale Proceeds	All cash proceeds received by the Debtors from any Acceptable Alternative Transaction.
Schedule of Retained Causes of Action	A schedule of Causes of Action of the Debtors to be retained under the Plan, which shall be included in the Plan Supplement.
Schedules
Collectively, the schedules of assets and liabilities, schedules of executory contracts and unexpired leases, and statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, as may be amended, modified, or supplemented from time to time.

27

Term	Definition
SEC	The Securities and Exchange Commission.
Secured
With respect to a Claim, (i) secured by a lien on property in which any of the Debtors has an interest, which lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Final Order of the Bankruptcy Court, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the interest of the Holder of such Claim in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) and any other applicable provision of the Bankruptcy Code, or (ii) Allowed, pursuant to the Plan or a Final Order of the Bankruptcy Court, as a secured Claim.

Securities Act	The Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as amended, together with the rules and regulations promulgated thereunder.
Settled Claims
Those certain Causes of Action to be settled in connection with the Restructuring in accordance with this Restructuring Term Sheet, and to be released pursuant to the Plan, which Causes of Action shall include, without limitation, (i) the Financing Transactions Litigation Claims and (ii) any and all Causes of Action, whether direct or derivative, related to, arising from, or asserted or assertable in the Settled Litigation.
For the avoidance of doubt, Settled Claims shall not include any Intercompany Claims or Intercompany Interests that the Debtors elect to Reinstate in accordance with this Restructuring Term Sheet.

Settled Litigation	As defined in the Restructuring Support Agreement.
Shared Collateral Distributable Sale Proceeds
A percentage of the Term Loan Distributable Sale Proceeds (which, when combined with the BrandCo Distributable Sale Proceeds, shall equal 100%) to be determined in a manner consistent with the methodology used to determine the allocation of distributable value among Holders of Claims in Classes 4–7 set forth in this Restructuring Term Sheet, which percentage shall be disclosed, in the event of an Acceptable Alternative Transaction, in the Plan Supplement.

Solicitation Materials
All documents, forms, and other materials distributed in connection with the solicitation of votes on the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code, including, without limitation, the Disclosure Statement, the forms of ballots with respect to votes on the Plan, and the opt out and opt in forms with respect to the Third-Party Releases, as applicable, which, in each case, shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting BrandCo Lenders.

Swap Agreement	As defined in the Restructuring Support Agreement.

28

Term	Definition
Swap Ratio Equivalent Value
As applicable, (i) the shares of New Common Stock and Equity Subscription Rights with an aggregate value (in USD) that is equal to, after multiplying by the swap ratio (as provided in the Swap Agreement), a specified principal amount of Take-Back Term Loans, or (ii) the Take-Back Term Loans with an aggregate principal amount that is equal to, after dividing by the swap ratio (as provided in the Swap Agreement and adjusting for the value ascribed to the Equity Subscription Rights), a specified number of shares of New Common Stock.

Take-Back Facility
A take-back term loan facility, which shall be (i) in the aggregate principal amount and on the terms set forth in the First Lien Exit Facilities Term Sheet and (ii) in all respects in form and substance acceptable to the Debtors and the Required Consenting BrandCo Lenders.

Take-Back Term Loans	The term loans to be issued under the Take-Back Facility.
Talc Personal Injury Claim
Any Claim relating to alleged bodily injury, death, sickness, disease, or alleged disease process, emotional distress, fear of cancer, medical monitoring, or any other alleged personal injuries (whether physical, emotional, or otherwise) directly or indirectly arising out of or relating to the presence of or exposure to talc or talc-containing products manufactured, sold, and/or distributed by the Debtors based on the alleged pre-Effective Date acts or omissions of the Debtors or any other Entity for whose conduct the Debtors have or are alleged to have liability.

Talc Personal Injury Settlement Distribution
36.10% of (i) the GUC Settlement Amount and (ii) any Retained Preference Action Net Proceeds, which shall be (x) if Class 9(a) votes to accept the Plan, allocated to Holders of Allowed Talc Personal Injury Claims for distribution in accordance with the Talc PI Distribution Procedures or (y) if Class 9(a) votes to reject the Plan, retained by the Reorganized Debtors.

Talc PI Distribution Procedures
The distribution procedures to be implemented by the GUC Trust and administered by the GUC Administrator setting forth the procedures for distributions of the Talc Personal Injury Settlement Distribution to Holders of Talc Personal Injury Claims, which shall be consistent with this Restructuring Term Sheet and be in form and substance reasonably acceptable to the Debtors and the Required Consenting 2020 B-2 Lenders.

Term DIP Facility	The post-petition term loan financing facility provided for under the Term DIP Facility Credit Agreement and the Final DIP Order.
Term DIP Facility Agent
Jefferies Finance LLC, in its capacity as administrative agent and collateral agent under the Term DIP Facility Credit Agreement, or any successor administrative agent or collateral agent as permitted by the terms set forth in the Term DIP Facility Credit Agreement.

29

Term	Definition
Term DIP Facility Claim	Any Claim on account of the Term DIP Facility derived from, based upon, relating to, or arising under the Term DIP Facility Credit Agreement.
Term DIP Facility Credit Agreement
The Super-Priority Senior Secured Debtor-in-Possession Term Loan Credit Agreement, dated as of June 17, 2022 (as amended, amended and restated, supplemented, or otherwise modified from time to time), by and among RCPC, Holdings, the Term DIP Facility Agent, and the other lending institutions party thereto from time to time.

Term Loan Distributable Sale Proceeds
The Sale Proceeds remaining after satisfaction in full of (i) all Term DIP Facility Claims, (ii) all ABL DIP Facility Claims, (iii) all Administrative Claims, (iv) all FILO ABL Claims, (v) all Priority Tax Claims, (vi) all Other Secured Claims, (vii) all Other Priority Claims, (viii) all reserves and escrows required under the Plan, including the Professional Fee Escrow and the Wind Down Reserve, (ix) all Restructuring Expenses, and (x) the GUC Settlement Total Amount allocable to any Class of General Unsecured Claims that votes to accept the Plan.

Termination Notice	As defined in the Restructuring Support Agreement.
Third-Party New Money Exit Facility
If any, a third-party new money credit facility entered into in lieu of the entire (and not merely a portion of the) First Lien Exit Facilities (including to provide for payment in cash of the Incremental New Money Commitment Premium in accordance with the Incremental New Money Commitment Letter), which shall be in an aggregate principal amount, on terms, provided by initial lenders, and in all respects in form and substance, in each case, acceptable to the Debtors and the Required Consenting 2020 B-2 Lenders.

Third-Party New Money Exit Facility Documents
If any, any and all agreements, documents, notes, pledges, collateral agreements, loan and security agreements, mortgages, control agreements, deeds of trust, intercreditor agreements, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) delivered or executed in connection with the Third-Party New Money Exit Facility, which shall be in all respects in form and substance acceptable to the Debtors and the Required Consenting 2020 B-2 Lenders.

Third-Party Releases	The releases provided by the Releasing Parties, other than the Debtors and Reorganized Debtors, under the Plan, as set forth in this Restructuring Term Sheet.

30

Term	Definition
Trade Claim
Any Claim for the provision of goods and services to the Debtors held by a trade creditor, service provider, or other vendor, including, without limitation, those creditors described in the Debtors’ Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Pay Prepetition Claims of (A) Lien Claimants, (B) Import Claimants, (C) 503(b)(9) Claimants, (D) Foreign Vendors, and (E) Critical Vendors, (II) Confirming Administrative Expense Priority of Outstanding Orders, and (III) Granting Related Relief [Docket No. 9], or such Entity’s successor in interest (through sale of such Claim or otherwise), but excluding any Contract Rejection Claims.

Trade Settlement Distribution
25.27% of (i) the GUC Settlement Amount and (ii) any Retained Preference Action Net Proceeds, which shall be (x) if Class 9(c) votes to accept the Plan, allocated to Holders of Allowed Trade Claims for distribution in accordance with the Plan or (y) if Class 9(c) votes to reject the Plan, retained by the Reorganized Debtors.

Unimpaired	With respect to a Class of Claims or Interests, a Class of Claims or Interests that is not impaired within the meaning of section 1124 of the Bankruptcy Code.
Unsecured	With respect to a Claim, a Claim or any portion thereof that is not Secured.
Unsecured Notes	The 6.25% Senior Notes due 2024 issued by RCPC under the Unsecured Notes Indenture.
Unsecured Notes Claim	Any Claim on account of the Unsecured Notes derived from, based upon, relating to, or arising under the Unsecured Notes Indenture.
Unsecured Notes Claims Allowed Amount
An amount equal to (i) the aggregate outstanding principal amount of the Unsecured Notes as of the Petition Date of $431,300,000 plus (ii) all accrued and unpaid interest on the Unsecured Notes as of the Petition Date in the amount of $10,108,594.

Unsecured Notes Indenture
That certain Indenture, dated as of August 4, 2016 (as amended, amended and restated, supplemented, or otherwise modified from time to time), by and among RCPC, as issuer, the guarantors party thereto and the Unsecured Notes Indenture Trustee.

Unsecured Notes Indenture Trustee
U.S. Bank National Association, in its capacity as indenture trustee under the Unsecured Notes Indenture, or any successor indenture trustee as permitted by the terms set forth in the Unsecured Notes Indenture.

31

Term	Definition
Unsecured Notes Settlement Distribution
Either (i) the New Warrants or (ii) if an Acceptable Alternative Transaction occurs, an amount of cash reasonably equivalent to the value of the New Warrants on the Effective Date (calculated as if the Acceptable Alternative Transaction had not been consummated and such New Warrants had been issued on the Effective Date with a total enterprise value for the Reorganized Debtors of $3 billion), as determined in good faith by the Debtors, the Creditors’ Committee, and the Required Consenting BrandCo Lenders, or by the Bankruptcy Court.

U.S. Trustee	As defined in the Restructuring Support Agreement.
Wages Motion
The Debtors’ Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to (A) Pay Prepetition Wages, Salaries, Other Compensation, and Reimbursable Expenses and (B) Continue Employee Benefits Programs, and (II) Granting Related Relief [Docket No. 8].

Wind Down Reserve	A reserve to be established in the event of an Acceptable Alternative Transaction in the amount of $15 million to be used to fund the wind down of the Debtors’ Estates.

32

EXHIBIT 1

First Lien Exit Facilities Term Sheet

EXHIBIT 1

REVLON CONSUMER PRODUCTS CORPORATION
TAKE-BACK TERM LOAN FACILITY

This term sheet (this “First Lien Exit Facilities Term Sheet”) sets forth the principal terms of a first lien exit term facility to be provided to Revlon Consumer Products Corporation, as borrower and a Reorganized Debtor. Capitalized terms used herein but not defined have the meaning ascribed to such terms in the Restructuring Support Agreement (the “Restructuring Support Agreement”) or the Restructuring Term Sheet attached thereto as Exhibit B, to which this First Lien Exit Facilities Term Sheet is attached as Exhibit 1.

SUMMARY OF PRINCIPAL TERMS
Borrower
Revlon Consumer Products Corporation, as reorganized pursuant to the Plan, or any other wholly-owned subsidiary of Reorganized Holdings acceptable to the Required Consenting BrandCo Lenders (the “Borrower”).

Guarantors
(i) Reorganized Holdings; (ii) all direct and indirect wholly-owned domestic material subsidiaries of Reorganized Holdings (other than the Borrower and subject to customary exclusions); (iii) Elizabeth Arden (Canada) Limited, Elizabeth Arden (UK) Ltd. and Revlon Canada, Inc.; and (iv) the BrandCos, in each case as reorganized pursuant to the Plan (collectively, the “Guarantors” and, together with the Borrower, the “Loan Parties”).

Administrative Agent and Collateral Agent	An institution to be agreed will act as administrative agent and collateral agent (in such capacities, the “First Lien Exit Term Loan Agent”).
First Lien Term Lenders
Initially, (i) the holders of BrandCo First Lien Guaranty Claims and BrandCo Second Lien Guaranty Claims, subject to the Swap Agreement, and (ii) the initial lenders of the Incremental New Money Facility (as defined below) (collectively, together with their permitted successors and assignees, the “First Lien Term Lenders”).

Amount & Type of First Lien Exit Facilities
A senior secured first lien term loan facility consisting of (i) term loans in an aggregate principal amount equal to the 2020 Term B-1 Loan Claims Allowed Amount as of the Plan Effective Date (the “Take-Back Facility” and, the loans thereunder, the “Take-Back Term Loans”) and (ii) term loans in an aggregate principal amount resulting in the Borrower receiving $200.0 million in net proceeds (subject to any in-kind increases and reductions described under “Payment of Discounts/Premiums” below) (the “Incremental New Money Facility” and, together with the Take-Back Facility, the “First Lien Exit Facilities” and, the loans under the Incremental New Money Facility, the “Incremental New Money Term Loans” and, collectively with the Take-Back Term Loans, the “First Lien Exit Term Loans”).

Once repaid, First Lien Exit Term Loans may not be reborrowed.

Maturity Date	The First Lien Exit Facilities will mature on the date that is 5 years following the Plan Effective Date (the “First Lien Maturity Date”).
Use of Proceeds
The proceeds of the Take-Back Term Loans will be used (or deemed to be used) to refinance and discharge BrandCo First Lien Guaranty Claims and BrandCo Second Lien Guaranty Claims, as set forth in the Plan.

The proceeds of the Incremental New Money Term Loans will be used to make payments and distributions under the Plan and for general corporate purposes not otherwise prohibited by the First Lien Exit Facilities Documentation.

Interest Rate
The Borrower may elect that the First Lien Exit Term Loans comprising each borrowing bear interest at a rate per annum equal to (i) ABR (which shall not be less than 2.00% per annum) plus the Applicable Margin (as defined below) or (ii) the SOFR rate, which shall not be less than 1.00% per annum, plus the Applicable Margin.

“Applicable Margin” means (a) 5.875% in the case of ABR loans and (b) 6.875% in the case of SOFR loans.

Interest on the First Lien Exit Term Loans shall be payable in cash in immediately available funds.

Default Interest
Upon the occurrence and during the continuation of an event of default, unless otherwise waived by the Required First Lien Term Lenders, all overdue obligations will bear interest at (i) in the case of principal and interest, a rate equal to 2.00% per annum, plus the rate otherwise applicable to the relevant First Lien Exit Term Loans and (ii) in the case of all other amounts, at a rate equal to 2.00% per annum plus the rate applicable to First Lien Exit Term Loans that are ABR loans.

Amortization
Annual amortization (payable in equal quarterly installments beginning at the end of the ninth full quarter after the Plan Effective Date) of the First Lien Exit Facilities shall be required in an aggregate annual amount equal to a percentage of the original principal amount of the First Lien Exit Term Loans equal to 2.00% during the third and fourth year after the Plan Effective Date and 1.00% during the fifth year after the Plan Effective Date. The remaining aggregate principal amount of the First Lien Exit Term Loans shall be payable in full on the First Lien Maturity Date.

Incremental New Money Facility
At the option of the Debtors, the Incremental New Money Facility will be provided on the Plan Effective Date on terms that are identical to the terms of the Take-Back Facility, except for the discounts and premiums described under “Incremental New Money Facility Discounts and Premiums” below.

Incremental New Money Facility Discounts and Premiums
The Incremental New Money Facility shall be subject to the following discounts and premiums:

Incremental New Money Commitment Premium: A commitment premium of up to 4.00% of the aggregate principal amount of the Incremental New Money Facility payable to the Incremental New Money Commitment Parties, in kind or in cash in accordance with the Incremental New Money Commitment Letter.

Closing Discount: A discount provided either (i) if reasonably necessary to successfully syndicate or place the Incremental New Money Facility to third-party sources (“Third-Party Financing”) in an amount not to exceed 5.00% of the aggregate principal amount of the Incremental New Money Facility or (ii) if the Incremental New Money Commitment Parties have to fund the Incremental New Money Facility, in an amount equal to 5.00% of the aggregate principal amount of the Incremental New Money Facility.

Funding Discount: A discount equal to 3.00% of the aggregate principal amount of the Incremental New Money Facility payable only to the extent that the Incremental New Money Facility is provided by the Incremental New Money Commitment Parties.

2

Payment of Discounts/ Premiums
All discounts and premiums owed with respect to the Incremental New Money Facility shall be payable in the form of additional Incremental New Money Term Loans; provided that, to the extent that as of the Closing Date, the sum of (x) unrestricted cash and cash equivalents of the Loan Parties and (y) undrawn availability under the Exit ABL Facility, exceeds an amount to be reasonably agreed among the Required Consenting BrandCo Lenders and the Debtors (“Excess Liquidity”), then such Excess Liquidity shall be applied as follows:

-      first, on a dollar for dollar basis in an amount of up to $14 million to pay the Incremental New Money Commitment Premium and Funding Discount in cash;
-     second, on a dollar for dollar basis to reduce the aggregate amount of the Equity Rights Offering to not less than $625 million;
-     third, on a dollar for dollar basis to reduce the amount of the Incremental New Money Facility to the extent that the aggregate amount of the First Lien Exit Facilities is no less than $1.275 billion; and
-      fourth,
(i) 50% of any remaining Excess Liquidity shall be applied to further reduce the amount of the Incremental New Money Facility and (ii) the other 50% of any remaining Excess Liquidity shall be applied to reduce the amount of the Equity Rights Offering.

Agent Fees	First Lien Exit Term Loan Agent Fees: To be set forth in a separate fee letter agreement between the First Lien Exit Term Loan Agent and the Borrower.
Mandatory Prepayments
The following amounts shall be applied to prepay the First Lien Exit Term Loans, in each case, consistent with the First Lien Documentation Principles (as defined below) and subject to the Prepayment Premium (as defined below) and the Intercreditor Agreement:

(a)  100% of the net cash proceeds of any issuance of any indebtedness (other than the issuance of indebtedness permitted under the First Lien Exit Facilities Documents);

(b)  100% of the net cash proceeds of any sales or other disposition of assets (including as a result of casualty or condemnation), except for sales of inventory in the ordinary course of business and other customary exceptions to be mutually agreed and subject to customary reinvestment rights and minimum thresholds to be mutually agreed;

(c)  100% of certain extraordinary receipts (subject to minimum thresholds to be mutually agreed); and

(d)  50% of excess cash flow (to be defined in a manner consistent with the First Lien Documentation Principles) in each fiscal year of the Borrower (or portion thereof), commencing with the fiscal year ending on December 31, 2024.

Any First Lien Term Lender may elect not to accept any mandatory prepayment, but in the case of clause (a) above, solely to the extent not representing a refinancing of the First Lien Exit Term Loans. Any prepayment amount declined by a First Lien Term Lender shall be re-offered to non-declining First Lien Term Lenders and to the extent such non-declining First Lien Term Lenders elect not to accept their pro rata share of such re-offered prepayment amount, such remaining amount may be used by the Borrower for any purpose not prohibited under the First Lien Exit Facilities Credit Agreement.

3

Voluntary Prepayments
The Borrower may prepay the First Lien Exit Term Loans, in whole or in part, in minimum amounts to be agreed, subject to the Prepayment Premium and the following:
(a)          notice and other requirements to be agreed; and
(b)          customary reimbursement of the First Lien Term Lenders’ redeployment costs in the case of a prepayment of SOFR loans prior to the last day of the relevant interest period.

Call Protection
Any payment of the First Lien Exit Term Loans prior to the maturity date will be accompanied by the following prepayment premium (the “Prepayment Premium”) as set forth below opposite the relevant period from the Closing Date as indicated below:

	Period On or prior to the 2nd Anniversary of the Closing Date Thereafter	Prepayment Premium 101.00% None
First Lien Exit Facilities Documentation
The First Lien Exit Facilities will be evidenced by (a) a credit agreement (the “First Lien Exit Facilities Credit Agreement”) which shall be in form and substance based on the BrandCo Credit Agreement (with such modifications as are necessary to reflect the terms set forth in this First Lien Exit Facilities Term Sheet and the nature of the First Lien Exit Facilities and to reflect (i) administrative agency and operational matters of the First Lien Exit Term Loan Agent, (ii) the corporate structure of Holdings and its Subsidiaries on the Plan Effective Date (including the elimination of the “BrandCo” structure), (iii) SOFR provisions, (iv) beneficial ownership certification, (v) the modification of baskets, thresholds and carveouts applicable to the covenants to be agreed among the Required Consenting BrandCo Lenders and the Debtors and (vi) other modifications as may be agreed among the First Lien Exit Term Loan Agent, the Required Consenting BrandCo Lenders and the Debtors (the “First Lien Documentation Principles”), (b) security documents and (c) other legal documentation (collectively with the First Lien Exit Facilities Credit Agreement and security documents, the “First Lien Exit Facilities Documents”), which First Lien Exit Facilities Documents shall be in form and substance consistent with the First Lien Documentation Principles and otherwise satisfactory to the First Lien Exit Term Loan Agent (with respect to its own treatment), the Required Consenting BrandCo Lenders and the Debtors.

4

Collateral
The obligations of the Loan Parties with respect to the First Lien Exit Facilities (including the guarantee obligations of the Guarantors) (the “First Lien Obligations”) shall be secured by a perfected security interest (subject to permitted liens and exceptions to be mutually agreed and consistent with the First Lien Documentation Principles) in all Collateral owned as of the Plan Effective Date or thereafter acquired with the priority set forth in the Intercreditor Agreement.

“Collateral” shall mean all present and after acquired assets and property (whether tangible, intangible, real, personal or mixed) of the Loan Parties, wherever located, including (without limitation) all accounts, all deposit accounts, securities accounts and commodities accounts, inventory, equipment, capital stock of subsidiaries of the Loan Parties, including, for the avoidance of doubt, any equity or other interests in the Loan Parties’ jointly-owned subsidiaries, investment property, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, and all products and proceeds thereof (subject to customary exceptions).

Unrestricted Subsidiaries	None. Subsidiaries of the Borrower (or any direct or indirect parent thereof that is a Loan Party) will not be permitted to be designated as “Unrestricted.”
ABL Intercreditor Agreement
The lien priority, relative rights and other creditors’ rights in respect of the First Lien Exit Facilities and the ABL Exit Facility shall be set forth in an intercreditor agreement (the “Intercreditor Agreement”) in form and substance satisfactory to the First Lien Exit Term Loan Agent (with respect to its own treatment) and the Required Consenting BrandCo Lenders and shall provide that the liens on “ABL First Priority Collateral” (as defined in the BrandCo Credit Agreement) securing the First Lien Exit Facilities are junior to the liens on such ABL First Priority Collateral securing the ABL Exit Facility, and the liens on any Collateral that does not constitute such ABL First Priority Collateral securing the ABL Exit Facility are junior to the liens on such Collateral securing the First Lien Exit Facilities.

Representations and Warranties
Customary and appropriate for facilities of this type consistent with the First Lien Documentation Principles (with qualifications and limitations for materiality consistent with the First Lien Documentation Principles and otherwise mutually agreed between the Required Consenting BrandCo Lenders and the Debtors).

Affirmative Covenants
Customary and appropriate affirmative covenants for exit facilities of this type consistent with the First Lien Documentation Principles (with exceptions and basket amounts to be consistent with the First Lien Documentation Principles and otherwise mutually agreed between the Required Consenting BrandCo Lenders and the Debtors), including (without limitation):
-          information and reporting requirements, including delivery of audited annual financials, quarterly financials for the first three quarters of each fiscal year, in each case to be delivered within a time period to be agreed;
-          certificates and other information;
-          lender conference call;
-          payment of taxes;
-          conduct of business;

5

-          compliance with laws;
-          compliance with environmental laws;
-          maintenance of existence;
-          maintenance of properties;
-          maintenance of insurance;
-          inspection rights;
-          books and records;
-          notices;
-          additional collateral and additional guarantors;
-          use of proceeds;
-          further assurances and post-closing conditions;
-          line of business;
-          maintenance of ratings;
-          changes in jurisdiction of organization and name; and
-          use of commercially reasonable efforts to obtain within 45 days after the Closing Date a private facility rating for the First Lien Exit Facilities and a private issuer rating for the Borrower, in each case from each of Moody’s and S&P.

Negative Covenants
Customary and appropriate negative covenants for exit facilities of this type consistent with the First Lien Documentation Principles (with exceptions and basket amounts to be consistent with the First Lien Documentation Principles and otherwise mutually agreed between the Required Consenting BrandCo Lenders and the Debtors), including (without limitation):
-          indebtedness
-          liens;
-          fundamental changes;
-          dispositions;
-          restricted payments;
-          investments;
-          prepayment of certain indebtedness;
-          transactions with affiliates;
-          sales and leasebacks
-          changes in fiscal periods;
-          negative pledge clauses;
-          clauses restricting subsidiary distributions;
-          limitation on hedge agreements;
-          amendment of company tax sharing agreement; and
-          Holdings negative covenants.

Financial Covenants	None.
Events of Default	Customary and appropriate for facilities of this type (with materiality thresholds, exceptions and grace periods to be mutually agreed between the Required Consenting BrandCo Lenders and the Debtors).

6

Conditions Precedent to Closing
The closing of the First Lien Exit Facilities will be subject to satisfaction of the following:

(a)  all of the representations and warranties in the First Lien Exit Facilities Documents shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) as of the date of such extension of credit, or if such representation speaks as of an earlier date, as of such earlier date;

(b)  no default or event of default under the First Lien Exit Facilities shall have occurred and be continuing or would result from such extension of credit;

(c)  delivery of a customary borrowing notice;

(d)  all conditions to the Plan Effective Date shall have been satisfied in accordance with the Plan or shall have been waived with the consent of the Required Consenting BrandCo Lenders; and

(e)  satisfaction of those conditions listed on Annex I hereto.

On the Plan Effective Date, the First Lien Exit Facilities shall be funded (or be deemed to have been funded) in full.

Voting/Required First Lien Term Lenders
Customary and appropriate for exit facilities of this type consistent with First Lien Documentation Principles. First Lien Term Lenders holding more than 50% of the outstanding principal amount of the First Lien Exit Term Loans are referred to herein as the “Required First Lien Term Lenders.”

Fees and Expenses & Indemnification	Customary and appropriate for facilities of this type consistent with First Lien Documentation Principles.
Assignments and Participations
Customary and appropriate for facilities of this type (including prohibition on assignments to disqualified lenders); provided that the consent of the Borrower (not to be unreasonably withheld or delayed; Borrower consent shall be deemed given unless it objects by written notice to the First Lien Exit Term Loan Agent within 5 business days after receipt of written notice thereof) shall be required for assignments other than (a) assignments to another First Lien Term Lender, an affiliate of a First Lien Term Lender or an approved fund or (b) during an event of default.

Other Provisions	The First Lien Exit Facilities Documents shall include customary provisions regarding increased costs, illegality, tax indemnities, waiver of trial by jury and other similar provisions.
Governing Law	The laws of the State of New York.
Counsel to the Initial First Lien Term Lenders	Davis Polk & Wardwell LLP

7

ANNEX 1

ADDITIONAL CONDITIONS TO CLOSING

The borrowing (or deemed borrowing) under the First Lien Exit Facilities shall be subject to the following additional conditions precedent, unless waived by the Required Consenting BrandCo Lenders:

1.    All First Lien Exit Facilities Documents shall have been (or shall, contemporaneously with the occurrence of the Plan Effective Date, be) executed and delivered (or deemed executed and delivered pursuant to the Confirmation Order) and shall be in full force and effect, and shall be in form and substance acceptable to the Required Consenting BrandCo Lenders and consistent with the Restructuring Support Agreement, including any consent rights contained therein.

2.    All documents required to be delivered under the First Lien Exit Facilities Documents, including customary legal opinions, corporate records, good standing certificates and other documents from public officials and officers’ certificates, shall have been delivered.

3.    All necessary governmental and third party approvals, consents, licenses and permits in connection with the First Lien Exit Facilities shall have been obtained and remain in full force and effect.

4.    Valid and perfected liens on and security interests in the Collateral described in the First Lien Exit Facilities Term Sheet shall have been created; provided that, to the extent any security interest in the intended Collateral or any deliverable related to the perfection of security interests in the intended Collateral (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the possession of stock certificates) is not or cannot be provided and/or perfected on the Closing Date (1) without undue burden or expense or (2) after the Borrower’s use of commercially reasonable efforts to do so, then the provision and/or perfection of such security interest(s) or deliverable shall not constitute a condition precedent to the availability of the First Lien Exit Facility on the Closing Date but shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Required Consenting BrandCo Lenders and the Borrower.

5.    The First Lien Exit Term Loan Agent shall have received (i) audited consolidated balance sheets and related statements of income and cash flows of the Borrower and its subsidiaries for the fiscal years ended December 31, 2022, (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its subsidiaries for each subsequent fiscal quarter (other than fiscal year end) ended at least 45 days before the Plan Effective Date and (iii) copies of satisfactory interim unaudited financial statements for each month ended since the last audited financial statements for which financial statements are available and will include each month ended at least 30 days before the Plan Effective Date.

6.    All fees, discounts, expenses and premiums required to be paid to the First Lien Exit Term Loan Agent and the First Lien Term Lenders on the Plan Effective Date shall have been paid.

7.    The First Lien Exit Term Loan Agent shall have received, at least three business days prior to the Plan Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been requested in writing by the First Lien Term Lenders at least seven business days prior to the Plan Effective Date.

8.    Other than the Chapter 11 Cases, as of the Plan Effective Date, there shall not be any litigation pending or known by Loan Parties to be threatened against any Loan Party drawing into question any credit transaction contemplated by First Lien Exit Facilities, or that could reasonably be expected to have a material adverse effect.

9.    Since the date of the Disclosure Statement Order, there shall not have occurred any event, change, occurrence or circumstance that, individually or in the aggregate, has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Loan Parties and their subsidiaries, taken as a whole.

10.  The ABL Exit Facility and/or the New Foreign Facility shall have become effective and shall be consistent in all respects with the Restructuring Support Agreement and on terms and subject to documentation acceptable to the Required Consenting BrandCo Lenders, and the Borrower shall have received gross proceeds in an amount no less than $200.0 million from the ABL Exit Facility and/or the New Foreign Facility.

11.  The New Foreign Facility shall have become effective and shall be consistent in all respects with the Restructuring Support Agreement and on terms and subject to documentation acceptable to the Required Consenting BrandCo Lenders, and the Borrower shall have received gross proceeds in an amount no less than $50.0 million from the New Foreign Facility.

12.  The Equity Rights Offering shall have been consummated on terms consistent in all respects with the Restructuring Support Agreement and subject to documentation acceptable to the Required Consenting BrandCo Lenders, and Reorganized Holdings shall have received gross proceeds in an amount no less than $650 million from the Equity Rights Offering minus the amount of any reduction thereof as described under “Payment of Discounts/Premiums”.

2

Exhibit C

Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Chapter 11 Restructuring Support Agreement, dated as of December 19, 2022 (the “Agreement”),1 by and among Revlon and its affiliates and subsidiaries bound thereto and the Consenting Creditor Parties, and agrees to be bound by the terms and conditions thereof, and shall be deemed a “Consenting Creditor Party” and a “Consenting BrandCo Lender” under the terms of the Agreement.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained in the Agreement applicable to a Consenting Creditor Party as of the date hereof and any further date specified in the Agreement, in each case, applicable to such class of Consenting Creditor Party.

Date Executed:

Name:
Title:
Address:
Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:
ABL DIP Facility
Term DIP Facility
FILO ABL Claims
2020 Term B-1 Loan Claims
2020 Term B-2 Loan Claims
2020 Term B-3 Loan Claims
2016 Term Loan Claims
Unsecured Notes Claims
General Unsecured Claims
Interests

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

[Joinder to Restructuring Support Agreement]

Exhibit D

Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of December 19, 2022 (the “Agreement”),1 by and among the Debtors and the Consenting Creditor Parties, including the transferor to the Transferee of any Company Claims/Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Creditor Party” and a “Consenting BrandCo Lender” under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained in the Agreement applicable to a Consenting Creditor Party as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:
Title:
Address:
Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:
ABL DIP Facility
Term DIP Facility
FILO ABL Claims
2020 Term B-1 Loan Claims
2020 Term B-2 Loan Claims
2020 Term B-3 Loan Claims
2016 Term Loan Claims
Unsecured Notes Claims
General Unsecured Claims
Interests

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

[Transfer Agreement to Restructuring Support Agreement]